      As filed with the Securities and Exchange Commission on July 21, 2005
                                                     Registration No. 333-122755

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                          ----------------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                          -----------------------------
                                       TO
                                       --
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                               CEPTOR CORPORATION
                 (Name of Small Business Issuer in Its Charter)

Delaware                                      2834                         11-2897392
(State or Other Jurisdiction of      (Primary Standard Industrial      (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)       Identification No.)

                            200 International Circle
                                   Suite 5100
                           Hunt Valley, Maryland 21030
                                 (410) 527-9998
   (Address and Telephone Number of Registrant's Principal Executive Offices)
                          ----------------------------

                               William H. Pursley
                      Chairman and Chief Executive Officer
                               Ceptor Corporation
                            200 International Circle
                                   Suite 5100
                           Hunt Valley, Maryland 21030
                                 (410) 527-9998
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy To:
                             Harvey J. Kesner, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky Llp
                               65 East 55Th Street
                            New York, New York 10022
                                 (212) 451-2300

                          ----------------------------

As soon as practicable after the effective date of this registration statement
                (Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 ("Securities Act"), check the following box.|X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective
registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                    Proposed
                                                    Maximum
Title of Each Class of                              Offering               Proposed Maximum         Amount of
Securities To Be                Amount To Be        Price Per              Aggregate Offering       Registration
Registered                      Registered(1)       Share                  Price                    Fee(6)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par                4,328,501(2)       $2.77(3)                $11,989,947.77          $1,411.22
value $0.0001 per share
outstanding
--------------------------------------------------------------------------------------------------------------------
Common Stock
underlying Series A
Convertible Preferred
Stock                           3,826,500           $2.77(4)                $10,599,405.00          $1,247.55
--------------------------------------------------------------------------------------------------------------------
Common Stock
underlying $2.50 per
share Unit Warrants to
Purchase                        2,558,250           $2.77(4)                $ 7,086,352.50          $  834.06
--------------------------------------------------------------------------------------------------------------------
Common Stock
underlying $1.25 per
share Warrants to
Purchase                        1,681,650          $2.77(4)                 $ 4,658,170.50          $  548.27
--------------------------------------------------------------------------------------------------------------------
Common Stock
underlying $0.75 per
share Convertible
Promissory Notes(5)             1,404,027          $2.77(4)                 $ 3,889,154.79          $  457.75
--------------------------------------------------------------------------------------------------------------------
Common Stock
underlying Stock
Options                           502,500          $2.77(4)                 $ 1,391,925.00         $   163.83
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act, the shares of Common Stock offered hereby also include an indeterminate number of additional shares of
Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

                                       2

(2) Includes (i) 500,000 shares held by Xechem International, Inc., (ii) 554,413 shares issued to JCR Pharmaceuticals Co., Ltd. under a licensing agreement,
(iii) 300,000 shares issued to Brookshire Securities Corporation in connection with a placement agent agreement, (iv) 167,610 shares issued upon conversion of a promissory note, (v) 125,000 shares issued in connection with a settlement agreement, (vi) 487,597 shares issued to former bridge loan holders, (vii)
675,690 shares issued as compensation for assistance with financing transactions, (viii) 23,000 shares issued as payment for legal fees, (ix)
105,191 shares issued upon exercise of stock options, (x) 1,290,000 shares issued upon conversion of Series A Preferred Stock, and (xi) 100,000 shares issued to prior stockholders for the waiver of compensation to be received by them on the achievement of certain regulatory milestones in connection with the initial sale of the Registrant to Xechem.

(3) Estimated at $2.77 per share, the last sale price of Common Stock as reported on the OTC Bulletin Board regulated quotation service on July 15, 2005, for the purpose of calculating the registration fee in accordance with Rule
457(c) under the Securities Act.

(4) Estimated at $2.77 per share, the last sale price of Common Stock as reported on the OTC Bulletin Board regulated quotation service on July 15, 2005, for the purpose of calculating the registration fee in accordance with Rule
457(g)(3) under the Securities Act.

(5) Shares issuable upon conversion of principal and accrued interest under notes through July 3, 2006, the maturity date thereof, in the amount of
$1,053,020.

(6) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                       3

                   Subject to completion, dated July 21, 2005

                                   PROSPECTUS

                               CEPTOR CORPORATION

                        14,301,428 Shares of Common Stock

This prospectus relates to the sale by certain selling stockholders identified in this prospectus (the "Selling Stockholders") of up to an aggregate of
14,301,428 shares of common stock, par value $0.0001 per share ("Common Stock"), which includes (i) 3,826,500 shares issuable upon the conversion of Series A
Preferred Stock (ii) 2,558,250 shares issuable upon the exercise of unit warrants with an exercise price of $2.50 per share, (iii) 1,681,650 shares issuable upon the exercise of warrants with an exercise price of $1.25 per share, (iv) 1,404,027 shares issuable upon the conversion of convertible promissory notes, and (v) 502,500 shares issuable upon the exercise of stock options. All of such shares of Common Stock are being offered for resale by the
Selling Stockholders.

We will not receive any of the proceeds from the sale of these shares by the
Selling Stockholders. However, we will receive proceeds from the exercise of the warrants and options if they are exercised by the Selling Stockholders and will retain proceeds from issuance of certain convertible indebtedness upon conversion of debt. See "Use of Proceeds."

We will bear all costs relating to the registration of the Common Stock, other than any Selling Stockholder's legal or accounting costs or commissions.

Our Common Stock is quoted on the regulated quotation service of the OTC
Bulletin Board under the symbol "CEPO.OB" The last sales price of our Common
Stock on July 15, 2005 as reported by the OTC Bulletin Board was $2.77 per share.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration
Statement filed with the Securities and Exchange Commission ("SEC") is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ
THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS"
BEGINNING ON PAGE 4 WHICH DESCRIBES CERTAIN MATERIAL RISK FACTORS YOU SHOULD
CONSIDER BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF
THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this prospectus is July 21, 2005

                                TABLE OF CONTENTS

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The
Selling Stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement is accurate as of the date on the front cover of this prospectus or any supplement only, regardless of the time of delivery of this prospectus or any supplement or of any sale of
Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

                                       i

                               PROSPECTUS SUMMARY

The following summary highlights aspects of the offering. This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision.
Unless otherwise indicated, all references to "we", "us", "our" and similar terms, as well as references to the "Registrant" in this prospectus, refer to
CepTor Corporation and not to the Selling Stockholders.

Corporate History

We were incorporated in Delaware in 1986 under the name Aloe Scientific
Corporation. In 1988 our name was changed to CepTor Corporation (the "Company").
Until December 2003 our stock was held by ten persons and our operations were privately funded by loans from our owners, through research grants, and by testing and development agreements with third parties. In December 2003 we were acquired by Xechem International, Inc. ("Xechem") in a stock-for-stock transaction. Thereafter, Xechem determined that it would be in their best interest and our best interest to spin-off our company to permit us to seek separate financing in order to pursue further development of our products. As a result, on December 8, 2004, we completed a merger (the "Merger") with Medallion
Crest Management, Inc., a Florida corporation ("Medallion"). Medallion acquired all of our outstanding capital stock in exchange for 5,278,068 shares of
Medallion Common Stock and the assumption of certain obligations.

On December 8, 2004 we also filed an amendment to our Articles of Incorporation in order to adopt the name CepTor Corporation and to authorize our Series A
Convertible Preferred Stock, par value $0.0001 per share, ("Series A Preferred
Stock"). As a result of these transactions, we succeeded to the type of business of CepTor Corporation as had been conducted since 1986 as our sole line of business under the direction of a management team appointed by Xechem in 2004, and relocated our principal executive offices to Hunt Valley, Maryland.

On December 9, 2004 we sold an aggregate of 103.62 Units to approximately 42 accredited investors and received gross proceeds of $2,590,500, before payment of commissions and expenses, pursuant to the terms of a Confidential Private
Placement Memorandum dated October 22, 2004, as supplemented November 16, 2004
("Private Placement"). Each Unit consists of one share of Series A Preferred
Stock and a three-year warrant to purchase our common stock, par value $0.0001 per share ("Common Stock") at $2.50 per share. Each share of Series A Preferred
Stock is convertible into 10,000 shares of Common Stock and each warrant entitles the holder to purchase 5,000 shares of Common Stock.

On December 27, 2004, January 5, 2005 and January 18, 2005 we held additional closings under the Private Placement and received gross proceeds of $1,036,250,
$1,208,750 and $1,906,250 (before payment of commissions and expenses), from the sale of an additional 41.45, 48.35, and 76.25 Units to 73, 75, and 34 investors, respectively. On January 31, 2005 and February 3, 2005 we sold an aggregate of
224.48 Units to 86 investors and received gross proceeds of $5,612,000 (before payment of commissions and expenses), and on February 11, 2005 we sold 17.50
Units to 4 investors and received gross proceeds of $437,500 (before payment of commissions and expenses) and terminated the Private Placement, realizing total gross proceeds from the Private Placement of $12,791,250.

On January 31, 2005, we merged with our wholly-owned subsidiary to change our domicile to Delaware from Florida and to collapse the parent-subsidiary relationship resulting from the December 8, 2004 transactions.

The information in this prospectus is presented as if the company existing since
1986 had been the registrant for all periods presented. The section
"Management's Discussion and Analysis or Plan of Operation" and the financial statements presented in this prospectus are exclusive of any assets or results of operations or business attributable to Medallion.

Description of Business

We are a development-stage biopharmaceutical company focusing on the development of proprietary, cell-targeted therapeutic products for neuromuscular and neurodegenerative diseases. Our goal is to increase the quality and quantity of life of people suffering with these diseases. Primary efforts are currently being focused on moving our lead product, Myodur, into phase I/II clinical trials for Duchenne's muscular dystrophy. Our broad platform technology also includes the development of products for multiple sclerosis, retinal degeneration and epilepsy.

We currently have no revenues from operations and are funding the development of our products through the sale of our securities and will continue to fund our activities through sales of securities for the foreseeable future. Our current emphasis is on filing an investigational new drug ("IND") application for
Myodur, manufacturing supplies required for pre-clinical studies and initial clinical trials of our proposed product, conducting toxicological and other pre-clinical studies, pursuing clinical studies and United States Food and Drug
Administration ("FDA") approvals. Currently our available capital resources are not sufficient to sustain planned operations, which raises substantial doubt about our ability to continue as a going concern. In the absence of the availability of financing from additional sales of our securities on a timely basis, we could be forced to materially curtail, limit, or cease our operations.

Technology

Through an existing proprietary platform technology, we intend to pursue drug candidates that exploit the understanding that activation of the cysteine protease calpain initiates the cellular degradation that accompanies many neuromuscular and neurodegenerative diseases. Early studies undertaken by us found that the calpain inhibitor leupeptin substantially ameliorated the degenerative effects of these diseases. Our technology includes utilizing the carrier molecules carnitine and taurine, which are used to target various passenger molecules, including leupeptin, to skeletal muscle cells and nerve cells, respectively. This provides for potential applications of this technology in muscular dystrophy, multiple sclerosis (MS), epilepsy, amyotrophic lateral sclerosis (ALS), chronic inflammatory demyelinating polyneuropathy (CIDP), cancer cachexia, AIDS wasting, traumatic nerve injury, retinal degeneration, ototoxicity, Alzheimer's disease, Huntington's disease and cardiomyopathies.

We have been issued compound patents on both carrier molecules (carnitine and taurine) in combination with any passenger molecule and have applied for orphan drug status for Myodur. Additional provisional and other patent applications have been filed or are in process.

Much of our technology is based on muscle and nerve cell targeting for calpain inhibition. Calpain exists in every cell of the body and is a protease that degrades cells naturally, in a normal metabolic process, in concert with new cells that are constantly being developed. If calpain is up regulated abnormally, the cellular degradation process breaks down cells and tissues faster than they can be restored, resulting in several serious neuromuscular and neurodegenerative diseases. Whether by genetic defect, trauma or insult, if cell membrane integrity is compromised, it can lead to up regulation of calpain causing deleterious muscle or nerve cell and tissue degradation. Although the subject of our continued research, we believe this to be because the cell membrane defect allows the entry of extracellular calcium ions into the cell, which, consequently, up regulates calpain. Our technology is designed to target calpain inhibitors to muscle and nerve cells preventing degradation of those tissues.

Strategy

We are focusing on a two-pronged business strategy to minimize product development risk and time to market and maximize market protection through a combination of internal development and licensing and the orphan drug model. We seek to take advantage of the legislative, regulatory, and commercial opportunities common to these rare orphan diseases. We currently intend to focus on developing and commercializing orphan drug candidates internally, while working to partner product development opportunities for non-orphan drug candidates with third parties. This strategy may be further refined to take into account foreign partnering opportunities, including for our orphan drug candidates.

We have developed a unique technology that we believe has broad application and which may be used to target drugs orally to many human organ and tissue systems.
The basis of this technology is a concept that integrates the special chemical properties of active, currently available, and naturally occurring bio-pharmaceuticals and the specific biological characteristics of targeting drugs to cells. Our technology provides a means for targeting drugs to the site for which the drug has therapeutic effect. This targeting capability has the potential effect of reducing, potentially markedly, the amount of drug that is circulated to other places in the body. Therefore, effective targeting makes it possible to use much less drug in the patient's body, thereby decreasing the probability of harmful side effects.

Our current focus includes three proprietary products, Myodur, Neurodur and
C-301. In pre-clinical studies Myodur has demonstrated efficacy in muscular dystrophy, Neurodur has demonstrated efficacy in MS, and C-301 has demonstrated efficacy in animal models for epilepsy. We presently expect to file an IND application for Myodur during the fourth quarter of 2005.

In September 2004, we granted an exclusive license to JCR Pharmaceuticals Co.,
Ltd. ("JCR") to develop, manufacture, use, sell and sublicense Myodur for muscular dystrophy in Japan, South Korea, China, Taiwan and Singapore. The
license agreement provides, among other things, for an initial equity investment in and future milestone payments to us, plus future royalties.

Our principal executive offices are located at 200 International Circle, Suite
5100, Hunt Valley, Maryland, 21030 and our telephone number is (410) 527-9998.

The Offering

Common Stock Offered by Selling Stockholders       14,301,428 shares, including
                                                   of (i) 3,826,500 shares
                                                   issuable upon the conversion
                                                   of Series A Preferred Stock
                                                   (ii) 2,558,250 shares
                                                   issuable upon the exercise of
                                                   unit warrants with an
                                                   exercise price of $2.50 per
                                                   share, (iii) 1,681,650 shares
                                                   issuable upon the exercise of
                                                   warrants with an exercise
                                                   price of $1.25 per share,
                                                   (iv) 1,404,027 shares
                                                   issuable upon the conversion
                                                   of promissory notes, and (v)
                                                   502,500 shares issuable upon
                                                   the exercise of stock
                                                   options.

Use of Proceeds                                    We will not receive any
                                                   proceeds from the sale of
                                                   shares in this offering by
                                                   the Selling Stockholders.
                                                   However, we will receive
                                                   proceeds from the exercise of
                                                   the warrants and the stock
                                                   options if they are exercised
                                                   by the Selling Stockholders
                                                   and retain proceeds from
                                                   issuance of certain
                                                   convertible indebtedness upon
                                                   conversion of debt. We intend
                                                   to use any proceeds for
                                                   working capital and general
                                                   corporate purposes.

OTC Bulletin Board Symbol                          CEPO.OB

Common Stock Outstanding                           As of July 15, 2005 we had
                                                   13,069,444 shares of Common
                                                   Stock issued and outstanding,
                                                   which includes shares offered
                                                   by this prospectus and
                                                   assumes conversion of Series
                                                   A Preferred Stock outstanding
                                                   which is entitled to vote, on
                                                   an as-converted basis, with
                                                   Common Stock (9,392,944
                                                   shares excluding Series A
                                                   Preferred Stock), but which
                                                   excludes shares that, as of
                                                   the date of this prospectus,
                                                   are issuable upon the
                                                   exercise and/or conversion of
                                                   options, notes and /or
                                                   warrants.

                                  RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this prospectus:

Risks Related to Our Business and Industry

THE FAILURE TO COMPLETE DEVELOPMENT OF OUR TECHNOLOGY, OBTAIN GOVERNMENT
APPROVALS, INCLUDING REQUIRED FDA APPROVALS, OR TO COMPLY WITH ONGOING
GOVERNMENTAL REGULATIONS COULD DELAY OR LIMIT INTRODUCTION OF PROPOSED PRODUCTS
AND RESULT IN FAILURE TO ACHIEVE REVENUES OR MAINTAIN OUR ONGOING BUSINESS.

Our research and development activities and the manufacture and marketing of our intended products are subject to extensive regulation for safety, efficacy, and quality by numerous government authorities in the United States and abroad.
Before receiving FDA clearance to market our proposed products, we will have to demonstrate that our products are safe and effective on the patient population and for the diseases that are to be treated. Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act ("FDC Act") and other federal, state, and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution, and promotion of drugs and medical devices. As a result, clinical trials and regulatory approval can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial, and other resources.

In order to be commercially viable, we must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market, and distribute our technologies. For each drug utilized with our drug delivery technology, and for Myodur and Neurodur, we must successfully meet a number of critical developmental milestones, including:

o      demonstrate benefit from delivery of each specific drug through our drug delivery technology;

o      demonstrate through pre-clinical and clinical trials that our drug delivery technology and patient specific therapy is safe and effective;

o      establish a viable Good Manufacturing Process capable of potential scale-
       up.

The time frame necessary to achieve these developmental milestones may be long and uncertain, and we may not successfully complete these milestones for any of our intended products in development.

In addition to the risks previously discussed, our technology is subject to additional developmental risks which include the following:

o      the uncertainties arising from the rapidly growing scientific aspects of drug delivery, therapies, and potential treatments;

o      uncertainties arising as a result of the broad array of potential treatments related to nerve and muscle injury and disease; and

o      anticipated expense and time believed to be associated with the development and regulatory approval of treatments for nerve and muscle injury and disease.

In order to conduct clinical trials that are necessary to obtain approval by the
FDA to market a product it is necessary to receive clearance from the FDA to conduct such clinical trials. The FDA can halt clinical trials at any time for safety reasons or because our clinical investigators do not follow the FDA's requirements for conducting clinical trials. If we are unable to receive clearance to conduct clinical trials or the trials are halted by the FDA, we would not be able to achieve any revenue from such product, as it is illegal to sell any drug or medical device in the United States for human consumption without FDA approval, and many foreign countries are influenced in granting their own required approvals by the FDA.

DATA OBTAINED FROM CLINICAL TRIALS IS SUSCEPTIBLE TO VARYING INTERPRETATIONS,
WHICH COULD DELAY, LIMIT OR PREVENT REGULATORY CLEARANCES.

Data already obtained, or in the future obtained, from pre-clinical studies and clinical trials (as of the date of this prospectus no clinical trials of our technology have been undertaken) do not necessarily predict the results that will be obtained from later pre-clinical studies and clinical trials. Moreover, pre-clinical and clinical data is susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and effectiveness of an intended product under development could delay or prevent regulatory clearance of a potential drug, resulting in delays to commercialization, and could materially harm our business. Our clinical trials may not demonstrate sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approvals for our drugs, and thus our proposed drugs may not be approved for marketing. Even after approval, further studies could result in withdrawal of FDA and other regulatory approvals and voluntary or involuntary withdrawal of products from the market.

We may encounter delays or rejections based upon additional government regulation from future legislation or administrative action or changes in FDA policy during the period of development, clinical trials and FDA regulatory review. We may encounter similar delays in foreign countries. Sales of our products outside the U.S. would be subject to foreign regulatory approvals that vary from country to country. The time required to obtain approvals from foreign countries may be shorter or longer than that required for FDA approval, and requirements for foreign licensing may differ from FDA requirements. We may be unable to obtain requisite approvals from the FDA and foreign regulatory authorities, and even if obtained, such approvals may not be on a timely basis, or they may not cover the uses that we request.

In the future, we may select drugs for "molecular binding" using our drug delivery technology which may contain controlled substances which are subject to state, federal and foreign laws and regulations regarding their manufacture, use, sale, importation and distribution. For such drugs containing controlled substances, we and any suppliers, manufacturers, contractors, customers and distributors may be required to obtain and maintain applicable registrations from state, federal and foreign law enforcement and regulatory agencies and comply with state, federal and foreign laws and regulations regarding the manufacture, use, sale, importation and distribution of controlled substances.
These regulations are extensive and include regulations governing manufacturing, labeling, packaging, testing, dispensing, prescription, and procurement quotas, record keeping, reporting, handling, shipment, and disposal. Failure to obtain and maintain required registrations or comply with any applicable regulations could delay or preclude us from developing and commercializing our drugs containing controlled substances and subject us to enforcement action. In addition, because of their restrictive nature, these regulations could limit our commercialization of drugs containing controlled substances.

OUR DRUGS OR TECHNOLOGY MAY NOT GAIN FDA APPROVAL IN CLINICAL TRIALS OR BE
EFFECTIVE AS A THERAPEUTIC AGENT WHICH COULD AFFECT OUR FUTURE PROFITABILITY AND
PROSPECTS.

In order to obtain regulatory approvals, we must demonstrate that the procedure is safe and effective for use in humans and functions as a therapeutic against the effects of injury or disease. To date, we have not conducted any human pilot study pursuant to Institutional Review Board oversight in anticipation of our initial FDA submission for patient-specific or other therapy. Further, we have conducted only sporadic and limited animal studies to observe the effects of our drugs and have not subjected our drugs or technologies to rigorous testing standards that would be acceptable for publication in scientific peer review journals.

We may not be able to demonstrate that any potential drug or technology, including Myodur or Neurodur, although appearing promising in pre-clinical and animal observations, is safe or effective in advanced clinical trials that involve human patients. We are also not able to assure that the results of the tests already conducted and which we intend to repeat will be consistent with our prior observations or support our applications for regulatory approval. As a result, our drug and technology research program may be curtailed, redirected or eliminated at any time.

The diseases and illnesses to which our drugs and technologies are directed are very complex and may be prone to genetic mutations. These mutations may prove resistant to currently approved therapeutics or our drugs or technologies. Even if we gain regulatory approval there may develop resistance to our treatment.
This could have a material adverse effect on our business, financial condition, and results of operations.

WE HAVE ACCUMULATED DEFICITS IN THE RESEARCH AND DEVELOPMENT OF OUR TECHNOLOGY
AND THERE IS NO GUARANTEE THAT WE WILL EVER GENERATE REVENUE OR BECOME
PROFITABLE EVEN IF ONE OR MORE OF OUR DRUGS ARE APPROVED FOR COMMERCIALIZATION.

Since our inception in 1986, we have incurred operating losses. As of March 31,
2005, our accumulated deficit amounted to approximately $26,945,000. In addition, we expect to continue incurring operating losses for the foreseeable future as we continue to develop our products which will cause us to incur substantial

research and development and clinical trial costs. Our ability to generate revenue and achieve profitability depends upon our ability, alone or with others, to complete the development of our proposed products, obtain the required regulatory approvals and manufacture, market, and sell our proposed products. Development, including the cost of contract manufacturing of our proposed products for pre-clinical testing and human clinical trials is extremely costly and requires significant investment. In the absence of additional financing we may not be able to continue our development activities.
In addition, we may choose to license the rights to particular drugs or other technology. License fees may increase our costs.

We have not generated any revenue from the commercial sale of our proposed products or any drugs and do not expect to receive such revenue in the near future. Our primary activity to date has been research and development of our technology. All revenues to date are from grants, both public and private, and collaborative agreements. A substantial portion of the research results and observations on which we rely were performed by third-parties at those parties'
sole or shared cost and expense. We cannot be certain as to when or whether to anticipate commercializing and marketing our proposed products in development, and do not expect to generate sufficient revenues from proposed product sales to cover our expenses or achieve profitability in the foreseeable future.

WE HAVE RELIED SOLELY ON THE FACILITIES OF THE STATE UNIVERSITY OF NEW YORK,
HEALTH SCIENCE CENTER AT DOWNSTATE MEDICAL CENTER AND STONY BROOK UNIVERSITY AS
WELL AS OTHER THIRD-PARTY RESEARCH INSTITUTIONS FOR ALL OF OUR RESEARCH AND
DEVELOPMENT, WHICH COULD BE MATERIALLY DELAYED SHOULD WE LOSE ACCESS TO THOSE
FACILITIES.

Although we are in discussions to lease laboratory facilities for our on-going research and development programs, we currently have no research and development facilities of our own. We are entirely dependent on third parties to use their facilities to conduct research and development. To date, we have primarily relied on the Health Science Center at Downstate Medical Center and Stony Brook
University and other third-party research institutions for this purpose. Our inability to have continued access to these facilities to conduct research and development may delay or impair our ability to gain FDA approval and commercialization of our drug delivery technology and products.

We currently maintain a good working relationship with the Health Science Center at Downstate Medical Center and Stony Brook University. Although we are
evaluating various facilities in which to establish our laboratories, should we be required to relocate on short notice, we do not currently have an alternate facility where we could relocate our research activities. The cost and time to establish or locate an alternative research and development facility to develop our technology, other than through the universities, will be substantial and may delay gaining FDA approval and commercializing our products.

WE ARE DEPENDENT ON OUR COLLABORATIVE AGREEMENTS FOR THE DEVELOPMENT OF OUR
TECHNOLOGIES AND BUSINESS DEVELOPMENT WHICH EXPOSES US TO THE RISK OF RELIANCE
ON THE VIABILITY OF THIRD PARTIES.

In conducting our research and development activities, we rely and expect in the future to rely upon numerous collaborative agreements with universities, governmental agencies, charitable foundations, manufacturers, contract research organizations, and corporate partners. The loss of or failure to perform under any of these arrangements, by any of these entities, may substantially disrupt or delay our research and development activities including our anticipated clinical trials.

WE ARE EXPOSED TO PRODUCT LIABILITY, CLINICAL AND PRE-CLINICAL LIABILITY RISKS
WHICH COULD PLACE A SUBSTANTIAL FINANCIAL BURDEN UPON US SHOULD WE BE SUED,
BECAUSE WE DO NOT CURRENTLY HAVE PRODUCT LIABILITY INSURANCE ABOVE AND BEYOND
OUR GENERAL INSURANCE COVERAGE.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products. We cannot assure that such potential claims will not be asserted against us. In addition, the use in our clinical trials of pharmaceutical products that we may develop and the subsequent sale of these products by us or our potential collaborators may cause us to bear a portion of or all product liability risks. A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition, and results of operations.

All of our pre-clinical trials have been and all of our proposed clinical and pre-clinical trials are anticipated to be conducted by collaborators and third party contractors. We do not currently have any product liability insurance or other liability insurance relating to clinical trials or any products or compounds. We intend to seek insurance against such risks before we initiate clinical trials or before our product sales are commenced. We cannot assure that we will be able to obtain or maintain adequate product liability insurance on acceptable terms, if at all, or that such insurance will provide adequate coverage against our potential liabilities. An inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our drug delivery technology. A product liability claim could also significantly harm our reputation and delay market acceptance of our intended products. Furthermore, our current and potential partners with whom we have collaborative agreements or our future licensees may not be willing to indemnify us against these types of liabilities and may not themselves be sufficiently insured or have a net worth sufficient to satisfy any product liability claims. Product liability claims or other claims related to our intended products, regardless of their outcome, could require us to spend significant time and money in litigation or to pay significant settlement amounts or judgments. Any successful product liability or other claim may prevent us from obtaining adequate liability insurance in the future on commercially desirable or reasonable terms. Claims or losses in excess of any product liability insurance coverage that may be obtained by us could have a material adverse effect on our business, financial condition, and results of operations.

OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS MORE DIFFICULT, AND
THEREFORE, INVESTORS HAVE LIMITED INFORMATION UPON WHICH TO RELY.

An investor can only evaluate our business based on a limited operating history.
While we were organized in 1986, our current level of activity and operations only recently began following our acquisition by Xechem and subsequent closing on our financing during December 2004 and January and February 2005. Our operations will continue to change and our costs will increase dramatically as we evolve from primarily a technology holding company to a capitalized company with employees and internal operations. Since inception, we have engaged primarily in research and development, relied to a great extent on third-party efforts, sought avenues for licensing technology, sought grants, raised capital, and recruited scientific and management personnel external to us. We have not generated any meaningful revenue to date, other than research grants, and have no royalty revenue or products ready for use and in the marketplace. This limited history may not be adequate to enable an investor to fully assess our ability to develop our technologies and proposed products, obtain FDA approval, and achieve market acceptance of our proposed products, and respond to competition, or conduct such affairs as are presently contemplated.

ACCEPTANCE OF OUR PRODUCTS IN THE MARKETPLACE IS UNCERTAIN AND FAILURE TO
ACHIEVE MARKET ACCEPTANCE WILL PREVENT OR DELAY OUR ABILITY TO GENERATE
REVENUES.

Our future financial performance will depend, in part, upon the introduction and customer acceptance of our proposed products. Even if approved for marketing by the necessary regulatory authorities, our products may not achieve market acceptance. The degree of market acceptance will depend upon a number of factors, including:

o      the receipt of regulatory clearance of marketing claims for the uses that we are developing;

o      the establishment and demonstration of the advantages, safety and efficacy of our technologies;

o      pricing and reimbursement policies of government and third party payors such as insurance companies, health maintenance organizations and other health plan administrators;

o      our ability to attract corporate partners, including pharmaceutical companies, to assist in commercializing our intended products; and

o      our ability to market our products.

Physicians, patients, payors or the medical community in general may be unwilling to accept, utilize, or recommend any of our products. If we are unable to obtain regulatory approval, commercialize, and market our proposed products when planned, we may not achieve any market acceptance or generate revenue.

WE MAY FACE LITIGATION FROM THIRD PARTIES THAT CLAIM OUR PRODUCTS INFRINGE ON
THEIR INTELLECTUAL PROPERTY RIGHTS, PARTICULARLY BECAUSE THERE IS SUBSTANTIAL
UNCERTAINTY ABOUT THE VALIDITY AND BREADTH OF MEDICAL PATENTS.

We may be exposed to future litigation by third parties based on claims that our technologies, products, or activities infringe the intellectual property rights of others or that we have the trade secrets of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in medical technology patents and the breadth and scope of trade secret protection involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether or not valid, could result in substantial costs, could place a significant strain on our financial and managerial resources, and could harm our reputation. Most of our license agreements would likely require that we pay the costs associated with defending this type of litigation. In addition, intellectual property litigation or claims could force us to do one or more of the following:

o      cease selling, incorporating or using any of our technologies and/or products that incorporate the challenged intellectual property, which would adversely affect our future revenue;

o      obtain a license from the holder of the infringed intellectual property right, which license may be costly or may not be available on reasonable terms, if at all; or

o      redesign our products, which would be costly and time consuming.

We have not engaged in discussions, received any communications, nor do we have any reason to believe that any third party is challenging or has the proper legal authority to challenge our intellectual property rights or those of the actual patent holders, other than a letter received during August 2004 from counsel to a company named Ceptyr Corporation alleging infringement of trademarks issued to Ceptyr with respect to our name CepTor. In light of our formation and use of the name CepTor in commerce many years prior to the formation of Ceptyr and issuance of their trademark, we believe the demand to cease and desist from future infringement to be substantially without merit. No further communication has been received since mid-2004.

CERTAIN UNIVERSITY RELATIONSHIPS ARE IMPORTANT TO OUR BUSINESS AND OUR
SCIENTIFIC ADVISORY BOARD'S UNIVERSITY RELATIONSHIPS MAY POTENTIALLY RESULT IN
CONFLICTS OF INTERESTS.

Dr. Alfred Stracher and Dr. Leo Kesner are the chief scientific investigators of our technology and have had longstanding associations with the Health Science
Center at Downstate Medical Center and Stony Brook University for more than the last five years. Dr. Stracher is also Chairman of the Department of Biochemistry of the Health Science Center at Downstate Medical Center. Dr. Stracher's and Dr.
Kesner's association with those universities may currently or in the future involve conflicting interests.

IF WE ARE UNABLE TO ADEQUATELY PROTECT OR ENFORCE OUR RIGHTS TO INTELLECTUAL
PROPERTY OR SECURE RIGHTS TO THIRD PARTY PATENTS, WE MAY LOSE VALUABLE RIGHTS,
EXPERIENCE REDUCED MARKET SHARE, ASSUMING ANY, OR INCUR COSTLY LITIGATION TO
PROTECT SUCH RIGHTS.

Our ability to obtain licenses to third-party patents, maintain trade secret protection, and operate without infringing the proprietary rights of others will be important to our commercialization of any products under development.
Therefore, any disruption in access to the technology could substantially delay the development of our technology.

The patent positions of biotechnology and pharmaceutical companies, including ours, which also involve licensing agreements, are frequently uncertain and involve complex legal and factual questions. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued. Consequently, our patent applications and any issued and licensed patents may not provide protection against competitive technologies or may be held invalid if challenged or circumvented. Our competitors may also independently develop drug delivery technologies or products similar to ours or design around or otherwise circumvent patents issued or licensed to us. In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent as U.S. law.

We also rely upon trade secrets, technical know how, and continuing technological innovation to develop and maintain our competitive position. We generally require our employees, consultants, advisors and collaborators to execute appropriate confidentiality and assignment of inventions agreements.
These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances, and that all inventions arising out of the individual's relationship with us shall be our exclusive property. These agreements may be breached and we may not have an appropriate remedy available for breach of the agreements. Furthermore, our competitors may independently develop substantially equivalent proprietary information and techniques, reverse engineer our information and techniques, or otherwise gain access to our proprietary technology. We may be unable to meaningfully protect our rights in trade secrets, technical know how, and other non patented technology.

Although our trade secrets and technical know how are important, our continued
access to the patents is a significant factor in the development and commercialization of our drug delivery technology. Aside from the general body of scientific knowledge from other drug delivery processes and technology, we believe these patents, based upon our current scientific data, are the only intellectual property necessary to develop our short-term plans for our current drug delivery system using our proposed Myodur, Neurodur and other drugs. We do not believe that we are or will be violating any other patents in developing our

                                       10

technology although we anticipate seeking a license from Sigma-Tau in order to employ a manufacturing method useful for large scale manufacturing of Myodur.

We may have to resort to litigation to protect its rights for certain intellectual property, or to determine their scope, validity, or enforceability.
Enforcing or defending our rights is expensive, could cause diversion of our resources, and may not prove successful. Any failure to enforce or protect our rights could cause us to lose the ability to exclude others from using our technology to develop or sell competing products.

We currently depend and will continue to depend heavily on third parties for support in research and development and clinical and pre-clinical testing. We expect to conduct activities with Downstate Medical Center and other State
University of New York facilities at Stony Brook and Buffalo. We currently have no significant formal agreement with either of these institutions other than research and testing agreements entered through the Research Foundation of the
State University of New York. Under certain circumstances, the State University of New York and others may acquire certain rights in newly developed intellectual property developed in conjunction with us.

Research and development and clinical trials involve a complex process, and these universities' facilities may not be sufficient. Inadequate facilities could delay clinical trials of our drugs and result in delays in regulatory approval and commercialization of our drugs, either of which would materially harm our business. We may, if adequate funding is obtained, decide to establish an independent facility to replace or supplement university facilities. To date, we have not identified the location, negotiated leases or equipment purchases, and, accordingly, we are subject to various uncertainties and risks that may be associated with the potential establishment of a new facility.

We may rely on third party contract research organizations, service providers, and suppliers to support development and clinical testing of our products.
Failure of any of these contractors to provide the required services in a timely manner or on reasonable commercial terms could materially delay the development and approval of our products, increase our expenses, and materially harm our business, financial condition, and results of operations.

KEY COMPONENTS OF OUR TECHNOLOGIES MAY BE PROVIDED BY SOLE OR LIMITED NUMBERS OF
SUPPLIERS, AND SUPPLY SHORTAGES OR LOSS OF THESE SUPPLIERS COULD RESULT IN
INTERRUPTIONS IN SUPPLY OR INCREASED COSTS.

Certain components used in our research and development activities such as leupeptin, carnitine and taurine compounds, are currently purchased or manufactured for us from a single or a limited number of outside sources. The reliance on a sole or limited number of suppliers could result in:

o      potential delays associated with research and development and clinical and pre-clinical trials due to an inability to timely obtain a single or limited source component;

o      potential inability to timely obtain an adequate supply of required components; and

o      potential of reduced control over pricing, quality, and timely delivery.

We do not have long-term agreements with any of our suppliers, and therefore the supply of a particular component could be terminated without penalty to the supplier. Any interruption in the supply of components could cause us to seek alternative sources of supply or manufacture these components internally. If the supply of any components is interrupted, components from alternative suppliers may not be available in sufficient volumes within required timeframes, if at all, to meet our needs. This could delay our ability to complete clinical trials, obtain approval for commercialization or commence marketing, or cause us

                                       11

to lose sales, incur additional costs, delay new product introductions, or harm our reputation. Further, components from a new supplier may not be identical to those provided by the original supplier. Such differences if they exist could affect product formulations or the safety and effect of our products that are being developed and delay regulatory approvals.

WE HAVE LIMITED MANUFACTURING EXPERIENCE AND ONCE OUR PRODUCTS ARE APPROVED, IF
AT ALL, WE MAY NOT BE ABLE TO MANUFACTURE SUFFICIENT QUANTITIES AT AN ACCEPTABLE
COST.

Our products remain in the research and development and pre-clinical trial phase of commercialization. Once our products are approved for commercial sale, if at all, we will need to establish the capability to commercially manufacture our products in accordance with FDA and other regulatory requirements. We have limited experience in establishing, supervising, and conducting commercial manufacturing. If we fail to adequately establish, supervise, and conduct all aspects of the manufacturing processes, we may not be able to commercialize our products. We do not presently own manufacturing facilities necessary to provide clinical or commercial quantities of our intended products.

We presently plan to rely on third party contractors to manufacture part or all of our products. This may expose us to the risk of not being able to directly oversee the production and quality of the manufacturing process. Furthermore, these contractors, whether foreign or domestic, may experience regulatory compliance difficulty, mechanic shut downs, employee strikes, or any other unforeseeable acts that may delay production.

DUE TO OUR LIMITED MARKETING, SALES, AND DISTRIBUTION EXPERIENCE, WE MAY BE
UNSUCCESSFUL IN OUR EFFORTS TO SELL OUR PRODUCTS, ENTER INTO RELATIONSHIPS WITH
THIRD PARTIES, OR DEVELOP A DIRECT SALES ORGANIZATION.

We have yet had to establish any marketing, sales, or distribution capabilities for our proposed products. Until such time as our products are further along in the regulatory process, we will not devote any meaningful time or resources to this effort. At the appropriate time, we intend to enter into agreements with third parties to sell our products or we may develop our own sales and marketing force. We may be unable to establish or maintain third party relationships on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with our competitors who may exist after our introduction of products, if any.

If we do not enter into relationships with third parties for the sales and marketing of our products, we will need to develop our own sales and marketing capabilities. We have limited experience in developing, training, or managing a sales force. If we choose to establish a direct sales force, we may incur substantial additional expenses in developing, training, and managing such an organization. We may be unable to build a sales force on a cost effective basis or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all, and may be unable to engage qualified distributors. Even if engaged, these distributors may:

o      fail to satisfy financial or contractual obligations to us;

o      fail to adequately market our products;

o      cease operations with little or no notice; or

o      offer, design, manufacture, or promote competing products.

                                       12

If we fail to develop sales, marketing, and distribution channels, we would experience delays in product sales and incur increased costs, which would harm our financial results.

IF WE ARE UNABLE TO CONVINCE PHYSICIANS AS TO THE BENEFITS OF OUR INTENDED
PRODUCTS, WE MAY INCUR DELAYS OR ADDITIONAL EXPENSE IN OUR ATTEMPT TO ESTABLISH
MARKET ACCEPTANCE.

Broad use of our drug delivery technology may require physicians to be informed regarding our intended products and the intended benefits. The time and cost of such an educational process may be substantial. Inability to successfully carry out this physician education process may adversely affect market acceptance of our products. We may be unable to timely educate physicians regarding our intended products in sufficient numbers to achieve our marketing plans or to achieve product acceptance. Any delay in physician education may materially delay or reduce demand for our products. In addition, we may expend significant funds towards physician education before any acceptance or demand for our products is created, if at all.

WE WILL REQUIRE ADDITIONAL FUNDING WHICH WILL BE SIGNIFICANT AND WE MAY HAVE
DIFFICULTY RAISING NEEDED CAPITAL IN THE FUTURE BECAUSE OF OUR LIMITED OPERATING
HISTORY AND BUSINESS RISKS ASSOCIATED WITH OUR COMPANY.

We currently do not generate any revenue from our proposed products and revenue from grants and collaborative agreements may not be sufficient to meet our future capital requirements. We do not know when, or if, this will change. We have expended substantial funds in research and development and will continue to expend substantial funds in contract manufacturing, research, development and pre-clinical testing and clinical trials of our drug delivery technology and compounds. We will require substantial additional funds to conduct research and development, establish and conduct clinical and pre-clinical trials, obtain required regulatory approvals and clearances, establish clinical and, if our products are subsequently considered candidates for FDA approval, commercial scale manufacturing arrangements, and provide for the marketing and distribution of our products. Additional funds may not be available on acceptable terms, if at all. If adequate funds are unavailable or are not available on terms deemed acceptable by management, we may have to delay, reduce the scope of or eliminate one or more of our research or development programs or product or marketing efforts which may materially harm our business, financial condition, and results of operations. Our long term capital requirements are expected to depend on many factors, including:

o      the number of potential products and technologies in development;

o      continued progress and cost of our research and development programs;

o      progress with pre-clinical studies and clinical trials;

o      the time and costs involved in obtaining regulatory clearance;

o      costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

o      costs of developing sales, marketing and distribution channels and our ability to sell our drugs;

o      costs involved in establishing manufacturing capabilities for clinical trial and commercial quantities of our drugs;

o      competing technological and market developments;

                                       13

o      market acceptance of our products;

o      costs for recruiting and retaining management, employees, and consultants; and

o      costs for training physicians.

We may consume available resources more rapidly than currently anticipated, resulting in the need for additional funding. We may seek to raise any necessary additional funds through the exercise of warrants, equity, or debt financings, collaborative arrangements with corporate partners, or other sources. Any such equity financing may be dilutive to existing stockholders and debt financing, if available, may involve restrictive covenants that would limit how we conduct our business or finance our operations, or otherwise have a material effect on our current or future business prospects. In addition, in the event that additional funds are obtained through arrangements with collaborative partners or other sources, we may have to relinquish economic and/or proprietary rights to some of our technologies or products under development that we would otherwise seek to develop or commercialize by ourselves. If adequate funds are not available, we may be required to significantly reduce, refocus, or delay our development efforts with regard to our drug delivery technology, compounds, and drugs.

THE MARKET FOR OUR PRODUCTS IS RAPIDLY CHANGING AND COMPETITIVE, AND NEW
MECHANISMS, TECHNOLOGIES, NEW THERAPEUTICS, NEW DRUGS, AND NEW TREATMENTS WHICH
MAY BE DEVELOPED BY OTHERS COULD IMPAIR OUR ABILITY TO MAINTAIN AND GROW OUR
BUSINESS AND REMAIN COMPETITIVE.

The pharmaceutical and biotechnology industries are subject to rapid and substantial technological change. Developments by others may render our technologies and intended products noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors.
Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources.
These entities represent significant competition for us. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors' financial, marketing, manufacturing, and other resources.

We are a start-up development stage enterprise that heretofore has operated in all material respects only as a virtual company with no day-to-day business management, operating as a vehicle to hold certain technology for possible future exploration, and have been and will continue to be engaged in the development of novel untested drug delivery and therapeutic technologies. As a result, our resources are limited and we may experience management, operational, or technical challenges inherent in such activities and novel technologies.
Other companies, which may become competitors, have developed or are in the process of developing technologies that could now be, or in the future become, the basis for competition. Some of these technologies may have an entirely different approach or means of accomplishing similar therapeutic effects compared to our technology. Our competitors may develop drug delivery technologies and drugs that are safer, more effective, or less costly than our intended products and, therefore, present a serious competitive threat to us.
The potential widespread acceptance of therapies that are alternatives to ours may limit market acceptance of our products even if commercialized. Many of our targeted diseases and conditions can also be treated by other medication or drug delivery technologies. These treatments may be widely accepted in medical communities and have a longer history of use. The established use of these competitive drugs may limit the potential for our technologies and products to receive widespread acceptance if commercialized.

                                       14

WE MAY NOT BE SUCCESSFUL IN OBTAINING ORPHAN DRUG STATUS FOR CERTAIN OF OUR
PRODUCTS OR, IF THAT STATUS IS OBTAINED, FULLY ENJOYING THE BENEFITS OF ORPHAN
DRUG STATUS.

Under the Orphan Drug Act, the FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition generally affecting fewer than
200,000 people in the United States. We may not be successful in receiving orphan drug status for certain of our products. Orphan drug designation must be requested before submitting a NDA. After the FDA grants orphan drug designation, the generic identity of the therapeutic agent and its potential orphan use are publicized by the FDA. Under current law, orphan drug status is conferred upon the first company to receive FDA approval to market the designated drug for the designated indication. Orphan drug status also grants marketing exclusivity in the United States for a period of seven years following approval of the NDA, subject to limitations. Orphan drug designation does not provide any advantage in, or shorten the duration of, the FDA regulatory approval process. Although obtaining FDA approval to market a product with orphan drug status can be advantageous, the scope of protection or the level of marketing exclusivity that is currently afforded by orphan drug status and marketing approval may not remain in effect in the future.

Our business strategy involves obtaining orphan drug designation for certain of the products we have under development. Although we have applied for certain orphan drug designation with the FDA, we do not know whether any of our products will receive an orphan drug designation. Orphan drug designation does not prevent other manufacturers from attempting to develop similar drugs for the designated indication or from obtaining the approval of an NDA for their drug prior to the approval of our NDA application. If another sponsor's NDA for a competing drug in the same indication is approved first, that sponsor is entitled to exclusive marketing rights if that sponsor has received orphan drug designation for its drug. In that case, the FDA would refrain from approving an application by us to market our competing product for seven years, subject to limitations. Competing products may receive orphan drug designations and FDA marketing approval before the products under development by us may receive orphan drug designation.

NDA approval for a drug with an orphan drug designation does not prevent the FDA from approving the same drug for a different indication, or a molecular variation of the same drug for the same indication. Because doctors are not restricted by the FDA from prescribing an approved drug for uses not approved by the FDA, it is also possible that another company's drug could be prescribed for indications for which products developed by us have received orphan drug designation and NDA approval. The prescribing of approved drugs for alternative uses, commonly referred to as "off label" sales, could adversely affect the marketing potential of products that have received an orphan drug designation and NDA approval. In addition, NDA approval of a drug with an orphan drug designation does not provide any marketing exclusivity in foreign markets.

The possible amendment of the Orphan Drug Act by the U.S. Congress has been the subject of frequent discussion. Although no significant changes to the Orphan
Drug Act have been made for a number of years, members of Congress have from time to time proposed legislation that would limit the application of the Orphan
Drug Act. The precise scope of protection that may be afforded by orphan drug designation and marketing approval may be subject to change in the future.

IF USERS OF OUR PRODUCTS ARE UNABLE TO OBTAIN ADEQUATE REIMBURSEMENT FROM THIRD
PARTY PAYORS, OR IF NEW RESTRICTIVE LEGISLATION IS ADOPTED, MARKET ACCEPTANCE OF
OUR PRODUCTS MAY BE LIMITED AND WE MAY NOT ACHIEVE ANTICIPATED REVENUES.

The continuing efforts of government and insurance companies, health maintenance organizations, and other payors of healthcare costs to contain or reduce costs of health care may affect our future revenues and profitability, and the future revenues and profitability of our potential customers, suppliers and

                                       15

collaborative partners, and the availability of capital. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, given recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals, and on the reform of the
Medicare and Medicaid systems. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of such proposals could materially harm our business, financial condition, and results of operations.

Our ability to commercialize our products will depend in part on the extent to which appropriate reimbursement levels for the cost of our products and related treatment are obtained by governmental authorities, private health insurers and other organizations, such as HMOs. Third party payors are increasingly challenging the prices charged for medical drugs and services. Also, the trend toward managed health care in the United States and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and drugs, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices for or rejection of our drugs. The cost containment measures that health care payors and providers are instituting and the effect of any health care reform could materially harm our ability to operate profitably.

OUR BUSINESS INVOLVES ENVIRONMENTAL RISKS RELATED TO HANDLING REGULATED
SUBSTANCES THAT COULD SEVERELY AFFECT OUR ABILITY TO CONDUCT RESEARCH AND
DEVELOPMENT OF OUR DRUG DELIVERY TECHNOLOGY.

In connection with our research and development activities and manufacture of materials and drugs, we are subject to federal, states and local laws, rules, regulations, and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling, and disposal of certain materials, biological specimens, and wastes. Although we believe that we have complied with the applicable laws, regulations, and policies in all material respects and have not been required to correct any material noncompliance, we may be required to incur significant costs to comply with environmental and health and safety regulations in the future. Our research and development may in the future involve the controlled use of hazardous materials, including but not limited to certain hazardous chemicals and narcotics. Although we believe that our safety procedures for storing, handling, and disposing of such materials will comply with the standards prescribed by state and federal regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an occurrence, we could be held liable for any damages that result and any such liability could exceed our resources.

WE DEPEND UPON KEY PERSONNEL WHO MAY TERMINATE THEIR EMPLOYMENT WITH US AT ANY
TIME, AND WE WILL NEED TO HIRE ADDITIONAL QUALIFIED PERSONNEL WHICH MAY BE
UNAVAILABLE DUE TO THE NECESSITY OF UNIQUE SKILLS AND RESOURCES.

Our success will depend to a significant degree upon the continued services of key management, including William H. Pursley (age 51) and Norman W. Barton (age
57). We maintain directors and officers insurance for our directors and executive officers and "key man" life insurance for Dr. Barton in the amount of
$1,000,000. This insurance may not adequately compensate for the loss of Dr.
Barton's services. Our success will depend on the ability to attract and retain highly skilled personnel. Competition for qualified personnel is intense, and the process of hiring and integrating such qualified personnel is often lengthy.
We may be unable to recruit such personnel on a timely basis, if at all.
Management and other employees may voluntarily terminate their employment at any time. The loss of the services of key personnel, or the inability to attract and

                                       16

retain additional qualified personnel, could result in delays to development or approval, loss of sales and diversion of management resources. Additionally, failure to attract and retain highly qualified management personnel would damage our business prospects.

IF WE CANNOT OBTAIN ADDITIONAL FUNDS WHEN NEEDED, OR ACHIEVE PROFITABILITY WE
MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

Absent additional funding from private or public equity or debt financings, collaborative or other partnering arrangements, or other sources, we will be unable to conduct our product development efforts as planned, and we may need to curtail our development plans, cease operations or sell assets. Currently our available capital resources are not sufficient to sustain our planned operations, which raises substantial doubt about our ability to continue as a going concern.

Risks Related to Our Common Stock

WE HAVE RAISED SUBSTANTIAL AMOUNTS OF CAPITAL IN PRIVATE PLACEMENTS FROM TIME TO
TIME.

The securities offered in such private placements were not registered under the
Securities Act or any state "blue sky" law in reliance upon exemptions from such registration requirements. Such exemptions are highly technical in nature and if we inadvertently failed to comply with the requirements of any of such exemptive provisions, investors would have the right to rescind their purchase of our securities or sue for damages. If one or more investors were to successfully seek such rescission or prevail in any such suit, we could face severe financial demands that could materially and adversely affect our financial position.
Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our Common Stock currently is reported on the OTC Bulletin Board or exchange on which our Common
Stock may in the future, be listed, as well as the issuance of warrants or convertible securities at a discount to market price.

INVESTORS IN OUR SECURITIES MAY SUFFER DILUTION.

The issuance of shares of our Common Stock, or shares of our Common Stock underlying warrants, options or preferred stock or convertible notes will dilute the equity interest of existing stockholders who do not have anti-dilution rights and could have a significant adverse effect on the market price of our
Common Stock. The sale of our Common Stock acquired at a discount could have a negative impact on the market price of our Common Stock and could increase the volatility in the market price of our Common Stock. In addition, we may seek additional financing which may result in the issuance of additional shares of our Common Stock and/or rights to acquire additional shares of our Common Stock.
The issuance of our Common Stock in connection with such financing may result in substantial dilution to the existing holders of our Common Stock who do not have anti-dilution rights. Those additional issuances of our Common Stock would result in a reduction of an existing holder's percentage interest in our company.

HISTORICALLY, OUR COMMON STOCK HAS EXPERIENCED SIGNIFICANT PRICE FLUCTUATIONS.

There can be no assurance that the market price for our Common Stock will remain at its current level and a decrease in the market price could result in substantial losses for investors. The market price of our Common Stock may be significantly affected by one or more of the following factors:

o      announcements or press releases relating to the bio-pharmaceutical sector or to our own business or prospects;

o      regulatory, legislative, or other developments affecting us or the healthcare industry generally;

                                       17

o      conversion of our preferred stock and convertible debt into Common Stock at conversion rates based on then current market prices or discounts to market prices of our Common Stock, and exercise of options and warrants at below current market prices;

o      sales by those financing our company through convertible securities the underlying Common Stock of which have been registered with the SEC and may be sold into the public market immediately upon conversion; and

o      market conditions specific to bio-pharmaceutical companies, the healthcare industry and general market conditions.

IN ADDITION, IN RECENT YEARS THE STOCK MARKET HAS EXPERIENCED SIGNIFICANT PRICE
AND VOLUME FLUCTUATIONS.

These fluctuations, which are often unrelated to the operating performance of specific companies, have had a substantial effect on the market price for many healthcare and life science related technology companies. Factors such as those cited above, as well as other factors that may be unrelated to our operating performance, may adversely affect the price of our Common Stock.

WE HAVE NOT HAD EARNINGS, BUT IF EARNINGS WERE AVAILABLE, IT IS OUR GENERAL
POLICY TO RETAIN ANY EARNINGS FOR USE IN OUR OPERATIONS.

We do not anticipate paying any cash dividends on our Common Stock or Series A
Preferred Stock in the foreseeable future despite the recent reduction of the federal income tax rate on dividends. Any payment of cash dividends on our
Common Stock or Series A Preferred Stock in the future will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, preferred rights of holders of preferred stock, restrictive covenants in debt or other instruments or agreements, plans for expansion, as well as other factors that our board of directors deems relevant. We anticipate that any future financing agreements may restrict or prohibit the payment of dividends without prior consent.

WE ARE SIGNIFICANTLY INFLUENCED BY OUR DIRECTORS AND EXECUTIVE OFFICERS.

As of July 8, 2005, our officers and employees beneficially own an aggregate of approximately 27% (or 20% giving effect to the rights of currently outstanding
Series A Preferred Stock holders) of our outstanding Common Stock. These stockholders, acting together, would be able to exert significant influence on substantially all matters requiring approval by our stockholders, including the election of directors and approval of mergers and other significant corporate transactions.

CERTAIN PROVISIONS OF DELAWARE CORPORATE LAWS AND OTHER PROVISIONS THAT MAY HAVE
CERTAIN ANTI-TAKEOVER EFFECTS.

The anti-takeover provisions of the Delaware General Corporation Law ("DGCL")
may have the effect of discouraging a future takeover attempt which individual or Series A Preferred stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then-current market prices. We are subject to such anti-takeover provisions which could prohibit or delay a merger or other takeover or change of control and may discourage attempts by other companies to acquire us. Stockholders who might desire to participate in such a transaction may not have an opportunity to do so.

Following the reincorporation merger, which became effective on January 31,
2005, our certificate of incorporation and by-laws were amended and provide additional provisions applicable to a Delaware corporation, including Section
203 of the DGCL "Business Combinations With Interested Stockholders" which, in

                                       18

general, restricts a corporation organized under the laws of Delaware from certain business combinations for a period of three years with an "interested"
stockholder (generally, 15% ownership) without approval of the board of directors. In addition, our by-laws contain provisions providing for advance notice of certain stockholder actions, such as the nomination of directors and stockholder proposals.

OUR BOARD OF DIRECTORS HAS TAKEN UNDER CONSIDERATION AND SOUGHT ADVICE ON THE
ADVISABILITY OF ADOPTION OF A STOCKHOLDER RIGHTS PLAN.

A stockholder rights plan may prevent a change in control or sale of our company in a manner or on terms not previously approved by our board of directors.

A stockholder rights plan, in general, is a right granted as a dividend to existing stockholders as of a record date as a defensive mechanism to prevent unwanted takeovers and are triggered upon the announcement that a party has acquired a specified percentage or more of the outstanding voting stock of a company without approval by the company's board of directors.

THERE MAY BE A LIMITED PUBLIC MARKET FOR OUR SECURITIES; WE MAY FAIL TO QUALIFY
FOR AMEX OR OTHER LISTING.

Although we intend to apply for listing of our Common Stock on either the AMEX,
NASDAQ or other registered stock exchange, there can be no assurance if and when initial listing criteria could be met or if such application would be granted, or that the trading of our Common Stock will be sustained. In the event that our
Common Stock fails to qualify for initial or continued listing on a registered stock exchange or for initial or continued inclusion in the NASDAQ system, trading, if any, in our Common Stock, would then continue to be conducted on the
NASD's "Electronic Bulletin Board" in the over-the-counter market and in what are commonly referred to as "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our Common Stock, and our Common Stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes. We do not presently satisfy the listing criteria for the NASDAQ or AMEX markets.

Trading of our Common Stock may be subject to penny stock rules under the
Exchange Act. Unless exempt, for any transaction involving a penny stock, the regulations require broker-dealers making a market in our Common Stock to provide risk disclosure to their customers including regarding the risks associated with our Common Stock, the suitability for the customer of an investment in our Common Stock, the duties of the broker-dealer to the customer, information regarding prices for our Common Stock and any compensation the broker-dealer would receive. The application of these rules may result in fewer market makers in our Common Stock. Our Common Stock is presently subject to the rules on penny stocks, and the liquidity of the Common Stock could be materially adversely affected so long as we remain subject to such rule.

COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC
DISCLOSURE MAY RESULT IN ADDITIONAL EXPENSES.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the
Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are approved for listing on either NASDAQ or a registered exchange, NASDAQ and stock exchange rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

                                       19

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934
(the "Exchange Act"). To the extent that any statements made in this prospectus contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans" "will," "may," "anticipates," believes,"
"should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise capital to finance the development of our products, the effectiveness, profitability and the marketability of those products, our ability to protect our proprietary information, general economic and business conditions, the impact of technological developments and competition, including entry of newly-developed alternative drug technologies, our expectations and estimates concerning future financial performance and financing plans, adverse results of any legal proceedings, the impact of current, pending or future legislation and regulation on the healthcare industry, our ability to satisfy government and commercial customers using our technology, our ability to develop manufacturing capabilities or the inability to enter into acceptable relationships with one or more contract manufacturers for our products and key components and the ability of such contract manufacturers to manufacture products or components of an acceptable quality on a cost-effective basis, the volatility of our operating results and financial condition, our ability to attract or retain qualified senior management personnel, including sales and marketing and scientific personnel and other risks detailed from time to time in our filings with the
SEC.

Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.
We do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

                                 USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this prospectus. We will, however, receive proceeds from the exercise of warrants and stock options outstanding and retain proceeds from issuance of certain convertible indebtedness upon conversion of debt. Such proceeds will be used for working capital and general corporate purposes.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our Common Stock has been quoted on the OTC Bulletin Board since December 13,
2004 under the symbol CEPO.OB. Prior to that date, there was no active market for our Common Stock. Based upon information furnished by our transfer agent, as of July 15, 2005, we had 249 holders of record of our Common Stock.

                                       20

The following table sets forth the high and low sales prices for our Common
Stock for the periods indicated as reported by the OTC Bulletin Board:

Fiscal Year 2003                                 High                   Low
----------------                                 ----                   ---
First Quarter                              $      N/A              $    N/A
Second Quarter                                    N/A                   N/A
Third Quarter                                     N/A                   N/A
Fourth Quarter                                    N/A                   N/A

Fiscal Year 2004
----------------
First Quarter                              $      N/A              $    N/A
Second Quarter                                    N/A                   N/A
Third Quarter                                     N/A                   N/A
Fourth Quarter                                    5.00                  2.75

Fiscal Year 2005
----------------
First Quarter                              $      6.70             $    3.85
Second Quarter                                    4.00                  2.25
Third Quarter (through July 15, 2005)             3.00                  2.30

We have not declared or paid any cash dividends on our Common Stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, for the development of our business. Dividends may be paid on our Common Stock only if and when declared by our board of directors and paid on an as-converted basis to the holders of our
Series A Preferred Stock.

Equity Compensation Plan Information

We maintain a Founders' Plan and a 2004 Incentive Plan. As of July 15, 2005 (i)
we have issued 3,031,943 shares of Common Stock under the Founders' Plan, and
(ii) 908,381 shares of Common Stock under our 2004 Incentive Plan, and have outstanding non-qualified stock options to purchase a total of 607,695 shares of our Common Stock, with exercise prices at the fair market value or in excess of the fair market value on the date of grant, under the 2004 Incentive Plan. (See
"Management - Stock Plans" for a detailed description of our equity compensation plans.)

The following table provides information as of December 31, 2004 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans:

                                Number of securities to        Weighted-average
                                be issued upon exercise        exercise price of           Number of securities
                                of outstanding options,        outstanding options,        available for future
Plan Category                   warrants and rights            warrants and rights         issuance
-------------                   -----------------------        --------------------        --------------------

Equity compensation
plans approved by
security holders(1)                   607,695                       $3.16                        1,170,435

-------------------
(1)      Represents the 2004 Stock Incentive Plan and Founders' Plan.

                                       21

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this document.

Overview

We are a development-stage biopharmaceutical company engaged in the discovery, development, and commercialization of proprietary, cell-targeted therapeutic products for the treatment of neuromuscular and neurodegenerative diseases with a focus on orphan diseases. An orphan disease is defined in the United States as a serious or life-threatening disease that affects less than 200,000 people and for which no definitive therapy currently exists. We are seeking to create an efficient orphan drug platform by taking advantage of the legislative, regulatory and commercial opportunities common to these rare diseases. Our plan of operation is to focus on developing and commercializing domestic orphan drug candidates internally, while working to partner product development opportunities for non-orphan drug candidates and foreign opportunities with third parties. Presently our activities primarily include three proprietary products, Myodur, Neurodur and C-301. In pre-clinical studies Myodur has demonstrated efficacy in muscular dystrophy, Neurodur has demonstrated efficacy in multiple sclerosis, and C-301 has demonstrated efficacy in epilepsy.

Capital Resources and Cash Requirements

In February 2005, we completed the Private Placement of an aggregate of $12.8 million of securities (approximately $9.2 million after expenses of approximately $2.3 million and the repurchase of Common Stock for approximately
$1.3 million from our former parent as required by our spinoff agreement)
through the sale of 511.65 units at $25,000 per Unit, with each Unit consisting of one share of Series A Convertible Preferred Stock and a detachable transferable, three-year warrant to purchase shares of our Common Stock. Each share of Series A Preferred Stock is convertible initially into 10,000 shares of common stock at any time. The unit warrants entitle the holder to purchase 5,000 shares of Common Stock for a three-year period after the date of issuance, at an exercise price of $2.50 per share.

In addition to 511,650 shares of Common Stock repurchased from Xechem pursuant to our spinoff agreement for approximately $1.3 million, on June 17, 2005 we elected to repurchase an additional 2,886,563 shares from Xechem for approximately $2.3 million which reduced the number of shares issued and outstanding at a per share price significantly below market value.

In April 2005 we entered into a manufacture and supply agreement to provide materials for both our pre-clinical and toxicology studies and to initiate our human clinical trials for our proposed product, Myodur, to treat muscular dystrophy. We do not anticipate that we will have sufficient capital to purchase materials necessary to continue our long-term toxicology studies or to complete our initial human clinical trials for Myodur currently expected to commence in
2006. In addition, our planned activities for the foreesable future will require us to engage additional consultants and contract research organizations to support our clinical development programs, and additional personnel, including management, with expertise in areas such as preclinical testing, clinical trial design and management, regulatory affairs, manufacturing and marketing. We will need to raise substantial additional capital for these purposes and to continue funding the development of Myodur and our other products. In the absence of the availability of financing from additional sales of our securities on a timely basis, we could be forced to materially curtail, limit, or cease our operations.

After giving effect to our repurchase of shares of Common Stock from Xechem and the additional commitments associated with our planned activities, our current capital resources are not sufficient to allow us to execute our development plans without raising substantial additional funds which raises substantial doubt about our ability to continue as a going concern.

                                       22

Research, Development and Manufacturing

Currently, our primary efforts are moving our lead product, Myodur, into phase
I/II clinical trials for Duchenne's muscular dystrophy. We plan to use our available cash to continue the pre-clinical development of our technologies, which primarily includes the manufacture of Myodur, conducting pre-clinical tests and toxicology studies, compiling, drafting and submitting an IND application for Myodur, and preparing for initiation of Phase I/II human clinical trials in 2006, if approved by the FDA. As resources permit, we may also use the proceeds to fund other working capital needs. We presently expect to file an IND application for Myodur during the fourth quarter of 2005 and initiate human clinical trials during the first quarter of 2006.

Manufacturing

We do not have, and do not intend to establish, our own manufacturing facilities to produce our product candidates in the near or mid-term. We outsourced the manufacturing of our proposed product, Myodur, to contract manufacturers. On
April 18, 2005, we entered into an exclusive manufacture and supply agreement with Bachem AG, whereby Bachem is, in addition to cash payments, entitled to receive royalty payments in the amount of the lesser of 5% of "net sales" (as defined in the agreement) of the proposed product or $10 million, $15 million or
$25 million in the first, second and third (and thereafter) years of the agreement, respectively. During the year ended December 31, 2004, we paid approximately $0.8 million to Bachem and others for the proposed product and related materials and as of March 31, 2005, we have purchase commitments over the next twelve months of an additional $3.8 million for the manufacture and delivery of product materials required for our pre-clinical and toxicology programs and initial clinical trials. We expect to continue to incur significant expenditures for the foreseeable future to manufacture our proposed product
Myodur.

We have also incurred expenses to initiate and expand our pre-clinical and toxicology programs. We anticipate spending an additional $3.1 million for ongoing and additional pre-clinical and toxicology studies and consulting support through 2005.

Employees

As of July 15, 2005, we had nine full-time employees, all of whom are full-time employees, one of whom focuses on and coordinates our research program, four that focus on and coordinate clinical and regulatory strategy and operations, one in business and corporate development, and three in management, finance, and administration. Three employees have doctorate and/or M.D. degrees. As our current business strategy is primarily to coordinate research, clinical development, and manufacturing activities by third parties, we do not anticipate hiring a significant number of additional employees over the next twelve months.

Properties

We currently lease our executive offices in Hunt Valley, Maryland consisting of approximately 5,200 square feet for approximately $6,500 per month, subject to a
3% annual rent escalation clause. This lease expires on December 31, 2006 and we believe it should provide sufficient space for our clinical, regulatory and other administrative functions during the remaining term of the lease.

We plan to expand and secure laboratory facilities for our own internal research activities. Suitable laboratory facilities have been identified and efforts are underway to negotiate the lease and purchase of research equipment necessary to continue our internal research activities. We are currently conducting research in various academic settings, primarily at the State University of New York at
Stony Brook and the Health Science Center at Downstate Medical Center. Our plans

                                       23

include continuing this practice in addition to expanding the use of third-party research organizations and facilities to meet specific needs.

                                    BUSINESS

We are a development-stage biopharmaceutical company focusing on the development of proprietary, cell-targeted therapeutic products for neuromuscular and neurodegenerative diseases. Our goal is to increase the quality and quantity of life of people suffering with these diseases. Primary efforts are currently being focused on moving our lead product, Myodur, into phase I/II clinical trials for Duchenne's muscular dystrophy. Our broad platform technology also includes the development of products for multiple sclerosis, retinal degeneration and epilepsy.

We currently have no revenues from operations and are funding the development of our products through the sale of our securities and will continue to fund our activities through sales of securities for the foreseeable future. In the absence of the availability of financing from additional sales of our securities on a timely basis, we could be forced to materially curtail, limit, or cease our operations. Currently our available capital resources are not sufficient to sustain our planned operations, which raises substantial doubt about our ability to continue as a going concern. Our current emphasis is on filing an IND application for Myodur, manufacturing supplies required for pre-clinical studies and initial clinical trials of our proposed product, conducting toxicological and other pre-clinical studies, pursuing clinical studies and required FDA approvals.

Technology

Through an existing proprietary platform technology, we intend to pursue drug candidates that exploit the understanding that activation of the cysteine protease calpain initiates the cellular degradation that accompanies many neuromuscular and neurodegenerative diseases. Early studies undertaken by us found that the calpain inhibitor leupeptin substantially ameliorated the degenerative effects of these diseases. Our technology includes utilizing the carrier molecules carnitine and taurine, which are used to target various passenger molecules, including leupeptin, to skeletal muscle cells and nerve cells, respectively. This provides for potential applications of this technology in muscular dystrophy, MS, epilepsy, ALS, CIDP, cancer cachexia, AIDS wasting, traumatic nerve injury, retinal degeneration, ototoxicity, Alzheimer's disease,
Huntington's disease and cardiomyopathies.

We have been issued compound patents on both carrier molecules (carnitine and taurine) in combination with any passenger molecule and have applied for orphan drug status for Myodur. Additional provisional and other patent applications have been filed or are in process.

Much of our technology is based on muscle and nerve cell targeting for calpain inhibition. Calpain exists in every cell of the body and is a protease that degrades cells naturally, in a normal metabolic process, in concert with new cells that are constantly being developed. If calpain is up regulated abnormally, the cellular degradation process breaks down cells and tissues faster than they can be restored, resulting in several serious neuromuscular and neurodegenerative diseases. Whether by genetic defect, trauma or insult, if cell membrane integrity is compromised, it can lead to up regulation of calpain causing deleterious muscle or nerve cell and tissue degradation. Although the subject of our continued research, we believe this to be because the cell membrane defect allows the entry of extracellular calcium ions into the cell, which, consequently, up regulates calpain. Our technology is designed to target calpain inhibitors to muscle and nerve cells preventing degradation of those tissues.

Strategy

We are focusing on a two-pronged business strategy to minimize product development risk and time to market and maximize market protection through a combination of internal development and licensing and the orphan drug model. We

                                       24

seek to take advantage of the legislative, regulatory, and commercial opportunities common to rare orphan diseases. We currently intend to focus on developing and commercializing orphan drug candidates internally, while working to partner product development opportunities for non-orphan drug candidates with third parties. This strategy may be further refined to take into account foreign partnering opportunities, including for our orphan drug candidates.

We estimate the current total market potential of Myodur in Duchenne's muscular dystrophy at approximately $2.9 billion worldwide. FDA approval of Myodur would require an effective compound. With a possible expected orphan drug fast track, and efforts to maintain a relatively low cost development process plan, we currently expect to internally develop and commercialize Myodur world-wide, with the exception of the Pacific Rim where we have granted an exclusive license for
Myodur. We also plan to apply for orphan drug status and develop internally drugs for ALS and CIDP.

Preliminary worldwide partnering discussions are currently underway for multiple sclerosis and retinal degeneration. We believe epilepsy drug development is an out-licensing candidate to partner with larger pharmaceutical firms. We believe our largest potential indication for long-term drug development to be for cardiomyopathies (cardiac skeletal muscle deterioration) which would also be a candidate for out-licensing and development with large pharmaceutical firms.

LOW-RISK DEVELOPMENT. We believe our technology affords the opportunity to minimize development risk because of the following:

o      NATURALLY OCCURRING CARRIERS. Carnitine and taurine are benign, naturally occurring, endogenous molecules that reside in all humans. Carnitine and taurine perform the same transport function with our compounds as occurs naturally.

o      CURRENTLY APPROVED PRODUCTS. Carnitine, and valproic acid, are already approved compounds for carnitine deficiency in dialysis patients and epilepsy, respectively. These drugs are currently administered at higher doses than we anticipate we will use in our activities.

o      LEUPEPTIN TESTED IN CHILDREN. The active ingredient in Myodur, leupeptin, has already been studied in a limited DMD pediatric population at doses higher than we envision using.

o      MOLECULES FAMILIAR TO FDA. Carnitine and taurine, as well as the current passenger molecules, leupeptin and valproic acid, are well known and established molecules to the FDA and no denaturing of the individual molecules in combination has been demonstrated.

o      MINIMAL DOSING FOR MAXIMUM EFFECTIVENESS. Due to the targeting effects of the carrier molecules, only minimal dosing of the therapeutic passenger molecules is anticipated to be required, suggesting a direct, positive safety effect in combination.

ORPHAN DRUG MODEL. According to the National Institutes of Health (NIH), there are over 6,000 orphan diseases (diseases affecting less than 200,000 people) in the US directly affecting approximately 24,000,000 patients. Additional patients are indirectly affected. Management believes that about 300 of these orphan diseases are addressed in definitive, therapeutic manners. Management believes that one-third of the US population is grossly underserved by the lack of medical options for many of these often devastating orphan diseases. Management believes this creates a large, high value health care market opportunity. The US gene pool is also representative of Western Europe, Canada and Australia.
Accordingly, management also believes orphan disease statistics to be similar in those regions.

                                       25

We believe there are a significant number of efficiencies that can be capitalized on to create a realistic, focused orphan disease platform for numerous potential orphan diseases including:

o      MARKET EXCLUSIVITY. Government legislation protects and rewards companies for the development of drugs for orphan diseases by providing for seven years of market exclusivity in the U.S. and ten years in the European
       Union, creating a competition free environment with that technology and providing for an absence of patent issues for those same periods of time.

o      REGULATORY. As a result of the orphan drug legislation, regulatory challenges for product approval can be less daunting than for non-orphan drugs. Fewer total patient exposures, fewer clinical trials, and acceptance of surrogate markers along with clinical outcomes is possible for orphan drug candidates. The FDA is mandated to review an orphan drug approval application (NDA or BLA) in six months (fast track), instead of from one to two years. Understanding the orphan legislation and designing clinical trials for orphan drugs provides efficiencies across many different diseases. Overall clinical trial costs are also greatly reduced compared to non-orphan drug development.

o      COMMERCIALIZATION. Orphan drugs demand a high premium because of their potential to increase the quality and quantity of life in areas where there is very little or no other hope. Examples include Genzyme's
       Cerezyme(TM) for Gaucher disease costing up to $300,000 per year per patient; TKT's Replagal(TM) at $160,000 per year for Fabry disease;
       factor XIII costs hemophiliacs $70,000 per year; and even for non-life threatening disorders like growth hormone deficiency, hGH costs $20,000 per year. Servicing niche markets may permit low fixed costs, and efficient target marketing. A small sales force can focus on a specialty audience in a very connected community with similar tactics for many diseases.

o      DISTRIBUTION. Due to the costs, administration, shipping and handling requirements for orphan drugs, a very specialized distribution system is required. Similarities may allow using the same "internal" distribution system and infrastructure. Today, most orphan drugs are contracted out separately to specialty distribution companies at a significant cost, usually between 6-7% of top line revenues.

o      REIMBURSEMENT. The cost of orphan drugs is often not borne by the individual patient and insurance complications cannot be tolerated for the prescribing physicians requiring expert reimbursement service to assure uninterrupted therapy without undue complication.

o      COST OF GOODS SOLD. The gross amount of material required to supply an orphan market is low relative to non-orphan drugs so that a favorable relationship is possible between quantity and relative sales price, allowing for potential high gross margins.

Technology Overview

DRUG TARGETING/DELIVERY TECHNOLOGY. When a pharmaceutical agent is administered to a patient, either orally or by injection, the drug distributes itself in most of the whole body water and tissues while only a small portion administered goes to the diseased area where it is expected to have its curative effect. In some cases, larger doses must be administered which can produce severe undesirable side effects in organs for which it was not intended. Thus, the means by which a drug reaches its target site or its delivery at the right moment and frequency, takes on increasing significance.

Recent developments have fueled an increased intensity in research aimed at creating new drug delivery systems. Much of this interest has stemmed from the advances in biotechnology immunology, which has resulted in the creation of a new class of peptide and protein drugs. Concurrent attempts to overcome barriers which limit the availability of these macromolecules has led to an exploration

                                       26

of non-parenteral routes for their systemic delivery as well as means to overcome the enzymatic and absorption barriers for the purpose of increasing bioavailability.

Although for conventional drugs the oral route is convenient and popular, most peptide and protein drugs have low uptake due to proteolytic degradation in the gastrointestinal tract and poor permeability of the intestinal mucosa to high molecular weight substances. Several approaches to overcome these obstacles have been under intense investigation: (i) inhibiting proteolytic degradation, (ii)
increasing the permeability across the relevant membrane, (iii) structural modification to improve their resistance to breakdown or to enhance permeability, and (iv) by specific pharmaceutical formulation to prolong their retention time at the site of administration using controlled delivery systems.

CONTROLLED-RELEASE SYSTEMS. A number of combination and variations on these themes have been investigated. For example, linkage of drugs to monoclonal antibodies, encapsulation of drugs in liposomes, modification of the liposome surface to alter the pharmacokinetics, coating of proteins and/or liposomes with polymers or polysaccharides, fusion of toxins to antibodies via recombinant technology and many others. All of these modifications are designed to accelerate and control the transport of pharmacologically-active agents from sites of administration to organs. These systems do not address overcoming physical barriers common to macromolecules.

SITE-SPECIFIC DELIVERY (TARGETING). These alterations in drug structure are not limited entirely to enhancing the stability of drugs, but are also designed to improve the targeting of the drug to a specific organ or tissue. By taking advantage of a feature on a cell membrane that becomes a focal point for incorporating a specific carrier into the design of the drug to carry it to its designated goal, targeting or site-specific delivery can be improved. The carriers generally utilized have been monoclonal antibodies that target specific cell membrane epitopes or receptors; however, a greater understanding of membrane-specific features might enable one to design small molecular carriers attached to drugs for enhanced uptake. Thus, new drugs in the form of peptides, proteins, oligonucleotides, and genes are now on the horizon. The limitations at this juncture relate to how we deliver them, intact, to preferred sites in order to achieve maximal physiologic effectiveness and reduced side effects.

Our Technology

We have developed a unique technology that we believe has broad application and can be used to target drugs, including orally, to many organ and tissue systems in the human body. The basis of this new technology is a concept that integrates the special chemical properties of active, currently available and naturally occurring pharmaceuticals and the specific biological characteristics of targeting drugs to cells. Our technology provides a means for targeting drugs to the site for which the drug has therapeutic effect. This targeting capability has the potential effect of reducing, potentially markedly, the amount of drug that is circulated to other places in the body. Therefore, targeting makes it possible to use much less drug in the patient's body, thereby drastically decreasing the probability of harmful side effects. Both carnitine and taurine, naturally occurring substances, have been initially utilized in our technology as specific carriers of drugs, particularly to muscle and nerve. Any drug, new or old, can potentially be linked to these carriers if a functional group is available to carry out the linkage.

There are many medical conditions in which loss of muscle tissue is a prominent part of the disease process. These include muscular dystrophy, in which the genetic disorder resides in the muscle cells, or diseases such as MS, ALS and spinal cord injury, where muscle wasting is secondary to the primary defect in the neuron.

CALPAIN INHIBITION. We have hypothesized that a protease, calpain, is involved in initiating the degenerative process in each of muscular dystrophy, MS, ALS, and spinal cord injury. Calpains are a family of Ca++ activated intracellular

                                       27

proteases, whose activity is accelerated when abnormal amounts of Ca++ enter the cell by virtue of increased membrane permeability as a result of some traumatic or ischemic event and/or a genetic defect, such as the absence of dystrophin in
Duchenne muscular dystrophy. Our research program has identified an inhibitor of calpain, and has demonstrated usefulness in halting the loss of muscle tissue in certain circumstances. The inhibitor, leupeptin, is a natural tripeptide produced by streptomyces strains.

Calpain is one of a relatively small family of cysteine proteases which also include the caspases which are active in promoting programmatic cell death, or apoptosis. It has been implicated in the initiation of both necrotic and apoptotic cell death. The trigger which activates calpain is Ca++ ions leaking into cells, where the levels are generally very low. The dystrophin gene responsible for muscular dystrophy, for instance, is involved in maintaining muscle cell membrane integrity and when it is mutated the membrane is leaky for calcium. Overstimulation of neural receptors by GABA and other excitatory molecules following abnormal GABA release accompanying injury, can lead to excitatory neurotoxicity by allowing entrance of too much Ca++. Calpain has been implicated in the neurotoxicity that follows spinal cord injury. Tissues weakened by ischemia/reperfusion injury such as occurs following stroke or myocardial infarct, admit Ca++. Over the past ten years it has emerged that calpain enzymatic activity plays a key role in a very large number of cellular degenerative conditions. Leupeptin, the tripeptide aldehyde has been shown to be a potent inhibitor of thiol proteases of the calpain class of enzymes. The substantial majority of proteases in the body has serine or threonine at the active site and are marginally, or not at all, inhibited by leupeptin so the therapy is predicted to be safe.

One of the problems in using leupeptin, either by oral or injection administration, is that it distributes itself indiscriminately to all parts of the body, when only skeletal muscle or nerve tissue should be targeted. One approach involving larger doses than are necessary to get the desired result often causes side effects in other parts of the body and in the case of leupeptin, would be very expensive. We have investigated a way to more specifically target the calpain inhibitor to muscle by linking the active part of the inhibitor to a natural occurring substance in the body which is attracted to skeletal muscle and heart muscle by an active transport mechanism. This substance is called carnitine which is normally used to transport fatty acids into muscle cell mitochondria. We have successfully linked leupeptin to carnitine to create a more efficient calpain inhibitor we call Myodur. Our studies suggest that the chemical entity carnityl-leu-argininal (Myodur) is at least 13-fold more effective in inhibiting calpain intracellularly in skeletal muscle than is leupeptin alone, although this result is subject to continued
review and assessment and may not be indicative of future successful drug development or commercialization. This has resulted in adoption of Myodur as a new potential candidate for therapy for the treatment of muscle wasting diseases, be they primary or secondary.

Leupeptin is not patent-protected, having been first isolated and characterized in 1969. We have been granted orphan drug status for the use of leupeptin in nerve repair and filed for Orphan Drug status in muscular dystrophy for Myodur, which includes the active part of leupeptin.

Another naturally occurring substance, taurine, is attracted to nervous tissue and to the eye. The reasons for this are not yet understood. When leupeptin is linked to taurine, calpain appears to be inhibited in a number of nerve-related disease states in our studies which are preliminary. This result is subject to continued review and assessment and may not be indicative of future successful drug development or commercialization. The diseases affected could include deafness as a result of antibiotic damage to hair cells in the ear, diabetic and age-related retinopathy, seizures, and possibly Alzheimer's disease. We believe this drug, named Neurodur, could be a particularly effective drug for the treatment of hearing loss due to nerve damage, as well as diabetic retinopathy, multiple sclerosis, and spinal cord injury.

                                       28

In summary, our technology provides us with the ability and potential to seek to:

o      Explore potential therapeutic, including oral, agents in a variety of neuromuscular and neurodegenerative disorders;

o      Improve the safety profile of new, as well as existing, pharmaceuticals currently on the market;

o      Investigate new and abandoned pharmaceutical research projects where untargeted therapeutics possess toxic characteristics that have not been able to be successfully managed;

o      Extend the patent life of existing major drugs by using them in a targeted compound and provide a means of product differentiation in the generic pharmaceutical industry; and

o      Investigate the potential for developing cardioactive drugs.

Manufacturing

We do not have, and do not intend to establish, manufacturing facilities to produce our product candidates in the near- or mid-term. We plan to utilize contract manufacturers for all of our production requirements. We believe that there are a number of high quality Good Laboratory Practice (GLP) and Good
Manufacturing Practice (GMP) contract manufacturers available for these purposes.

Contract Manufacturing Agreement with Bachem

We have agreed to purchase our clinical materials from Bachem AG through the end of 2005 pursuant to a manufacturing agreement entered into during 2004 and have entered into an exclusive manufacturer and supply agreement with Bachem in April
2005 under which we would purchase our requirement of product from Bachem for cash and royalty payments in the amount of the lesser of 5% of "net sales" (as defined in the agreement) or $10 million, $15 million or $25 million, in the first, second and third (and thereafter) years of the agreement, respectively.
We currently purchase certain patented components required for our products from
Sigma-Tau Industrie Farmaceutiche Riunite S.p.A. ("Sigma Tau"). We expect the cost of the required product for pre-clinical studies and initial clinical trials to be significant.

FDA Oversight of Manufacturing

The manufacturer of our product candidates or any future product, whether done by third-party contractors or internally, will be subject to rigorous regulations, including the need to comply with the FDA's current GMP standards.
As part of obtaining FDA approval for each product, each of the manufacturing facilities must be inspected, approved by and registered with the FDA. In addition to obtaining FDA approval of the prospective manufacturer's quality control and manufacturing procedures, domestic and foreign manufacturing facilities are subject to periodic inspection by the FDA and/or foreign regulatory authorities which have the authority to suspend or withdraw approvals.

Intellectual Property

Our intellectual property portfolio includes:

o      Patent 4,742,081--Carnitine, which preferentially accumulates in cardiac and skeletal muscle, is coupled to a protease inhibitor or any other pharmaceutically active compound, for the purpose of site-specific drug delivery to these tissues. These products may be useful in a variety of muscle wasting diseases as well as cardiac conditions including cardiac ischemia;

                                       29

o      Patents 4,866,040, 5,008,288 and 5,876,747--These patents cover the compounds carnitine, aminocarnitine and cysteic acid (taurine) as carriers linked to protease inhibitors, propranolol, procainamide and quinidine and, as well, phosphatidyl carnitine incorporated into liposomes for the treatment of muscle disorders as well as cardiac arrhythmias;

o      Patent application directed to compound C-301 an anticonvulsant therapeutic agent for treating epilepsy and bipolar disorder, filed May
       7, 2004;

o      Provisional application for Myodur specifically in the field of muscular dystrophy and for other neurodegenerative diseases and for a new composition of matter (compound), filed June 12, 2004; and

o      Provisional application for Neurodur specifically in the field of multiple sclerosis and for other neuromuscular diseases and for a new composition of matter, filed in September 2004.

We have made, or plan to make, the following orphan drug designation filings:

o      Orphan Drug Designation has been granted for leupeptin in denervation injury;

o      Orphan Designation for Myodur in muscular dystrophy was applied for on
       January 29, 2004;

o      Orphan Designation for C-202 in ALS will be applied for in 2005; and

o      Orphan Designation for C-208 in chronic inflammatory demyelinating polyneuropathy will be applied for in 2005.

We also rely on protection afforded by confidentiality and invention acknowledgement agreements with key personnel in order to secure and protect our intellectual property rights that are not subject to patent or other statutory protection.

Licenses

On September 15, 2004 we granted an exclusive fifteen-year license to JCR to develop, manufacture, use, sell, and sublicense Myodur for the treatment of muscular dystrophy in Japan, South Korea, China, Taiwan and Singapore. The
licensing agreement provides, among other things for, royalty payments in the amount of 25% of "net sales" (as such term is defined in the agreement) provided that the sum of the cost of goods sold, plus royalty payments does not exceed
35% of net sales. Pursuant to the license agreement, JCR acquired 554,413 shares of Common Stock for $1,000,000 ($929,231 after expenses), and upon FDA approval of an IND application for Myodur for muscular dystrophy in the United States, is obligated to purchase $1,000,000 of additional shares of our Common Stock. The purchase price at the time of the second $1,000,000 investment required under the license agreement will be the then market price of Common Stock which may be higher, or lower, on a price per share basis, than the purchase price applicable to the initial investment. In addition, JCR is obligated to make a milestone payment of $500,000 to us upon FDA approval of an IND application to initiate
Phase I/II clinical studies for Myodur for muscular dystrophy in the United
States.

Competitive Business Conditions and Competitive Position in the Industry;
Methods of Competition

We currently have no products or drugs in commercial production and are exclusively engaged in research and development, pre-clinical and pre-regulatory review and preparation. Accordingly, we do not compete with any product or in any market or industry. While there is no assurance that any of our products

                                       30

will be capable of commercialization, we believe that competition in our planned area of concentration, should any of our products obtain regulatory clearances required for commercialization, will primarily involve effectiveness of our products for the approved indications, dosage, delivery, and, to a lesser degree, price and insurance availability.

Distribution Methods

We currently have no distribution methods since all of our products are presently in development and we have neither applied for nor received any regulatory approvals.

Sources and Availability of Raw Materials

We presently maintain relationships with two companies, Bachem AG and Sigma Tau, for raw materials for our research and testing needs. The raw materials required by us are available from a limited number of suppliers capable of production which meets our requirements and FDA standards. We presently expect to purchase certain components of our product which are manufactured under patent protection.

Customers

We currently have no customers.

Government Regulation

The manufacturing and marketing of all of our drug and drug delivery technology, including Myodur and Neurodur, and our related research and development activities are subject to regulation for safety, efficacy and quality by numerous governmental authorities in the United States and other countries. We anticipate that these regulations will apply separately to each drug and compound in our drug delivery technology. Compliance with these regulations will involve a considerable level of time, expense and uncertainty.

In the United States, drugs are subject to rigorous federal regulation and, to a lesser extent, state regulation. The United States Food, Drug and Cosmetic Act, the regulations promulgated thereunder, and other federal and state statutes and regulations govern, among other things, the testing, manufacture, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of our drugs. Drug development and approval within this regulatory framework is difficult to predict and will take a number of years and involve material expenditures that cannot be accurately projected at this early stage of development of our products but which will exceed our current resources and will require sources of funds, which are presently uncertain.

The steps required before a pharmaceutical agent may be marketed in the United
States include:

o      Pre-clinical laboratory tests, in vivo pre clinical studies and formulation studies;

o      The submission to the FDA of an IND application for human clinical testing which must become effective before human clinical trials can commence;

o      Adequate and well controlled human clinical trials to establish the safety and efficacy of the product;

o      The submission of a NDA or Biologic Drug License Application to the FDA;
       and

o      FDA approval of the NDA or Biologic Drug License Application prior to any commercial sale or shipment of the product.

                                       31

In addition to obtaining FDA approval for each product, each domestic product manufacturing facility must be registered with, and approved by, the FDA.
Domestic manufacturing facilities are subject to biennial inspections by the FDA and must comply with the FDA's Good Manufacturing Practices for products, drugs and devices.

PRE-CLINICAL TRIALS. Pre-clinical testing includes laboratory evaluation of chemistry and formulation, as well as tissue culture and animal studies to assess the potential safety and efficacy of the product. Pre-clinical safety tests must be conducted by laboratories that comply with FDA regulations regarding Good Laboratory Practices. No assurance can be given as to the ultimate outcome of such pre-clinical testing. The results of pre clinical testing are submitted to the FDA as part of an IND application and are reviewed by the FDA prior to the commencement of human clinical trials.

We intend to largely rely upon contractors to perform pre-clinical trials. To date, we have established limited relationships with regards to pre-clinical testing of our intended products.

CLINICAL TRIALS. Clinical trials involve the administration of the new product to healthy volunteers or to patients under the supervision of a qualified principal investigator. Clinical trials must be conducted in accordance with
Good Clinical Practices under protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND application . Further, each clinical study must be conducted under the auspices of an independent institutional review board at the institution where the study will be conducted. The institutional review board will consider, among other things, ethical factors, the safety of human subjects and the possible liability of the institution. Compounds must be formulated according to Good Manufacturing
Practices.

Clinical trials are typically conducted in three sequential phases, but the phases may overlap. In Phase I, the initial introduction of the product into healthy human subjects, the drug is tested for safety (adverse side effects), absorption, dosage tolerance, metabolism, bio distribution, excretion and pharmacodynamics (clinical pharmacology). Phase II is the proof of principal stage and involves studies in a limited patient population in order to:

o      Determine the efficacy of the product for specific, targeted indications;

o      Determine dosage tolerance and optimal dosage; and

o      Identify possible adverse side effects and safety risks.

If there is evidence that the product is found to be effective and has an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken to further evaluate clinical efficacy and to test for safety within an expanded patient population at geographically dispersed multi center clinical study sites. Phase III frequently involves randomized controlled trials and, whenever possible, does double blind studies. We, or the FDA, may suspend clinical trials at any time if it is believed that the individuals participating in such trials are being exposed to unacceptable health risks.

We intend to rely upon contractors to perform its clinical trials. We have not established any relationships regarding anticipated clinical trials for any intended product.

NDA AND FDA APPROVAL PROCESS. The results of the pharmaceutical development, pre clinical studies and clinical studies are submitted to the FDA in the form of a
NDA for approval of the marketing and commercial shipment of the product. The testing and approval process is likely to require substantial cost, time and effort. In addition to the results of preclinical and clinical testing, the NDA

                                       32

applicant must submit detailed information about chemistry, manufacturing and controls that will determine how the product will be made. The approval process is affected by a number of factors, including the severity of the disease, the availability of alternative treatments and the risks and benefits demonstrated in clinical trials. Consequently, there can be no assurance that any approval will be granted on a timely basis, if at all. The FDA may deny a NDA if applicable regulatory criteria are not satisfied, require additional testing or information or require post marketing testing and surveillance to monitor the safety of a company's products if it does not believe the NDA contains adequate evidence of the safety and efficacy of the drug. Notwithstanding the submission of such data, the FDA may ultimately decide that a NDA does notes not satisfy its regulatory criteria for approval. Moreover, if regulatory approval of a drug is granted, such approval may entail limitations on the indicated uses for which it may be marketed. Finally, product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. Post approval studies may be conducted as Phase IV to explore further intervention, new indications or new product uses.

Among the conditions for NDA approval is the requirement that any prospective manufacturer's quality control and manufacturing procedures conform to Good
Manufacturing Practices and the requirement specifications of the FDA. In complying with standards set forth in these regulations, manufacturers must continue to expend time, money and effort in the area of drug application and quality control to ensure full technical compliance. Manufacturing establishments, both foreign and domestic, also are subject to inspections by or under the authority of the FDA and by other federal, state or local agencies.

INTERNATIONAL APPROVAL. Whether or not FDA approval has been obtained, approval of a product by regulatory authorities in foreign countries must be obtained prior to the commencement of commercial sales of the drug in such countries. The requirements governing the conduct of clinical trials and drug approvals vary widely from country to country, and the time required for approval may be longer or shorter than that required for FDA approval. Although there are some procedures for unified filings for certain European countries, in general, each country at this time has its own procedures and requirements.

OTHER REGULATION. In addition to regulations enforced by the FDA, we are also subject to regulation under the Occupational Safety and Health Act, the
Environmental Protection Act, the Toxic Substances Control Act, the Resource
Conservation and Recovery Act and other present and potential future federal, state or local regulations. Our research and development may involve the controlled use of hazardous materials, chemicals, and various radioactive compounds. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of any accident, we could be held liable for any damages that result and any such liability could exceed our resources.

In pre-clinical studies Myodur has demonstrated efficacy in muscular dystrophy,
Neurodur has demonstrated efficacy in MS, and C-301 has demonstrated efficacy in animal models for epilepsy. We presently expect to file an IND application for
Myodur in the fourth quarter of 2005. However, such filing may be subject to further delay as a result of many factors either within or outside our control.

Employees

As of July 15, 2005, we had nine employees, all of whom are full-time employees.
Three of our employees have doctorate and/or M.D. degrees.

                                       33

Properties

We lease our executive offices in Hunt Valley, Maryland consisting of approximately 5,200 square feet for approximately $6,500 per month, subject to a
3% annual rent escalation clause. This lease expires on December 31, 2006 and we believe should provide sufficient space for our clinical, regulatory and other administrative functions during the remaining term of the lease.

                                   MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

        Name                            Age                  Position
        ----                            ---                  --------
William H. Pursley                      51            Chief Executive Officer,
                                                      Chairman of the Board and
                                                      Director

Norman W. Barton, M.D., Ph.D.           57            Executive Vice President
                                                      and Chief Medical Officer

Donald W. Fallon                        51            Senior Vice President,
                                                      Finance and
                                                      Administration, Chief
                                                      Financial Officer and
                                                      Secretary

Leonard A. Mudry                        68            Director

John W. Griffin, M.D.                   63            Director

Each director holds office until the next annual meeting of stockholders or until their successors have been duly elected and qualified. Executive officers are elected annually and serve at the discretion of our Board. Pursuant to a placement agent agreement, as amended ("Placement Agent Agreement"), with
Brookshire Securities Corporation ("Placement Agent"), the Placement Agent has
the right to designate one director, who shall also serve on our Compensation and Audit Committees until December 2005. As of the date of this prospectus, no such designation has been made.

No compensation has been paid to our directors for services rendered as a director during fiscal 2004. In February 2005, we adopted a cash and equity compensation plan for our non-executive directors. (See "2004 Incentive Plan.")

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

WILLIAM H. PURSLEY, has served as our Chief Executive Officer and Chairman of our Board since March 2004. From September 2003 to March 2004, Mr. Pursley was
President and Vice Chairman of Xechem, where he developed a new focus for that company, significantly increasing its value and spearheading the acquisition of the Company. From August 2002 until September 2003, Mr. Pursley was Chief
Executive Officer of Osiris where he led a turnaround that revamped management and operations through corporate partnerships with Boston Scientific Corporation

                                       34

(BSX-NYSE), among others. Prior thereto, from April 1999 until August 2002, Mr.
Pursley was Senior Vice President, Commercial Operations for Transkaryotic
Therapies, Inc. (TKTC-NASDAQ) where he developed its European business unit to launch Replagal(TM), an orphan drug for Fabry disease. Previously, Mr. Pursley has served in executive positions at Genentech, Inc. (DNA-NYSE), Genzyme, Inc.
(GENZ-NASDAQ), and Bio-Technology General Corporation (BTGC-NASDAQ) where he played key roles in the commercialization of over $2 billion in orphan drugs.
The long-time industry executive started his career twenty-five years ago at
Merck & Co., Inc. Mr. Pursley holds a BA degree in Biology from the University of Louisville.

NORMAN W. BARTON, M.D., PH.D., has served as our Executive Vice President and
Chief Medical Officer since April 2004, and previously was Senior Vice President and Chief Medical Officer with Osiris Therapeutics, Inc., a privately held biotechnology company ("Osiris"), from September 2002 to April 2004. Dr. Barton has had a distinguished career over two decades in investigative medicine and development of novel therapeutic agents in both the academic and commercial sectors. Dr. Barton is formally trained in biological chemistry and internal medicine and is certified as a specialist in neurology. From 1996 until
September 2002, Dr. Barton was at Bio-Technology General Corporation
(BTGC-NASDAQ) where he was Senior Vice President and Chief Medical Officer. In
this capacity, Dr. Barton had overall responsibility for the worldwide development and registration programs for four proprietary recombinant protein products. Successful advancement of these programs required frequent interaction with US and European regulatory authorities and development of core competencies in clinical research, data management and biostatistics. In addition to product development responsibilities, Dr. Barton also created and supervised a medical affairs group that provided critical support for commercialized products in both
US and international markets. From 1981 to 1996, Dr. Barton served as a physician scientist and Chief of the Clinical Investigations Section (1985-96)
with the Neurological Institute at the National Institutes of Health (NIH).
While at the NIH, Dr. Barton was responsible for the development of enzyme replacement therapy for a severely debilitating lipid storage disorder known as
Gaucher disease. For this precedent setting achievement, Dr. Barton was awarded both the Outstanding and Meritorious Service Medals of the United States Public
Health Service. Dr. Barton received his MD and Ph.D. from Pennsylvania State
University, and he completed his residency in Internal Medicine at Albany
Medical College Hospital and his residency in Neurology at Cornell University
New York Hospital.

DONALD W. FALLON, has served as our Senior Vice President, Finance and
Administration, Chief Financial Officer and Secretary since March 2004. Mr.
Fallon has over 20 years of broad financial management experience gained at both public and private companies. Prior to joining our company, from May 2002 until
December 2003, he was Vice President of Finance and Chief Financial Officer for
Osiris and was involved in strategic partnering, fund raising and strategic planning activities. From January 2000 to May 2002, Mr. Fallon was Senior
Director of Finance and Accounting with Guilford Pharmaceuticals Inc., where he was responsible for financial and strategic planning systems in addition to accounting operations and internal and external financial reporting. From June
1998 through January 2000, Mr. Fallon was Vice President of Finance and Chief
Financial Officer with Small Molecule Therapeutics, Inc., a venture-backed drug discovery company. In addition, Mr. Fallon has held various positions with other start-up and established life sciences companies. Mr. Fallon is a Certified
Public Accountant, received a BS degree in Accounting from the University of
Baltimore and holds an MBA degree in Finance from Loyola College.

LEONARD A. MUDRY, has been a member of our Board since December 2, 2004. Mr.
Mudry provides consulting and financial services to a number of businesses which, from June 2000 to January 2004, included Xechem. From January 2004 to
October 2004, Mr. Mudry was, a director of Xechem. Mr. Mudry was from November
1998 to June 2000, a business consultant with Strategic Business Group in
Cranford, NJ, from May 1994 to October 1998, Senior Vice President, Finance and
Operations of Xechem and from February 1991 to April 1994, Vice President,
Operations of Medigene, Inc., a pre-natal testing company. Prior to joining
Medigene, Mr. Mudry was Vice President, Operations/Finance for Princeton
Diagnostic Labs, from March 1990 to January 1991 and Senior Vice President and

                                       35

Chief Financial Officer of American Medical Laboratories, from January 1987 to
March 1990. Prior thereto, Mr. Mudry held various positions with Hoffmann-La
Roche, Inc. a major pharmaceutical company, and its subsidiaries, from 1969 to
1987.

JOHN W. GRIFFIN, M.D., is Professor and Director of the Department of Neurology
at Johns Hopkins University School of Medicine and Professor of Neuroscience and
Pathology and Neurologist-in-Chief at Johns Hopkins Hospital. Dr. Griffin has
been on the faculty at Johns Hopkins since 1976, and Professor of Neurology and
Neuroscience since 1986. Dr. Griffin is President of the American Neurological
Association and was Past President of the Peripheral Nerve Society and the
Society for Experimental Neuropathology, and in 2005 was elected to the
Institute of Medicine of the National Academy of Science. Dr. Griffin trained and was a medical intern and resident at Stanford University School of Medicine and did his neurology residency at Johns Hopkins, before going to the NIH as a
Clinical Associate. Dr. Griffin's clinical and research career has been devoted to the neurobiology and neuropathology of the peripheral nervous system, and to studies of peripheral neuropathies. Dr. Griffin's honors include Jacob Javits
Award from the NIH, and multiple teaching awards, including the Professor's
Award of the Johns Hopkins University School of Medicine. Dr. Griffin has given many named lectures, including the Robert Wartenberg Lecture of the American
Academy of Neurology and the Soriano Lecture of the American Neurological
Association. Dr. Griffin is a former member of the National Advisory Council to the National Institute of Neurologic Disease and Stroke and is currently Chair of the Burroughs Wellcome Fund Program in Translational Research. Dr. Griffin is
the Editor-in-Chief of the journal, Nature Neurology.

There are no family relationships between any of our directors or executive officers.

As a result of the Merger, our directors and officers prior to the Merger,
Thomas Fastiggi, Chief Operating Officer, Sean Miller, Chief Executive Officer,
Chief Financial Officer, Chief Accounting Officer and Director, Vincent Kohen,
President, Lisa Beach, Vice President, and Rose Cabasso, Vice President,
Secretary, and Director resigned from all positions with the Company effective
December 8, 2004.

Executive Compensation

The following sets forth information for the three most recently completed fiscal years concerning the compensation of (i) the Chief Executive Officer and
(ii) all other executive officers who earned in excess of $100,000 in salary and bonus in the fiscal year ended December 31, 2004.

                                       36

                                              SUMMARY COMPENSATION TABLE

                                                                              Long Term Compensation
                                                                   --------------------------------------------------
                                          Annual
                                      Compensation                    Restricted       Securities
                                   ------------------------             Stock          Underlying        All Other
    Name and Principal                          Salary                 Award(s)          Options       Compensation
        Position                   Year           ($)                   ($)(1)             (#)              ($)
-----------------------            ----         ------               ------------      -----------     --------------

William H. Pursley                 2004         $351,967(2)          5,089,506(3)           -            1,630(4)
  Chairman and Chief               2003             -                     -                 -                -
  Executive Officer                2002             -                     -                 -                -

Norman W. Barton, M.D., Ph.D.      2004          187,152(2)          1,855,551(3)           -            1,364(4)
  Executive Vice President and     2003             -                     -                 -                -
  Chief Medical Officer            2002             -                     -                 -                -

Donald W. Fallon                   2004          179,667(2)            848,252(3)           -              500(4)
  Senior Vice President,           2003             -                     -                 -                -
  Finance and Administrative,      2002             -                     -                 -                -
  Chief Financial Officer and
  Secretary

Sean Miller                        2004             -                     -                 -                 -
  Chief Executive Officer(5)       2003             -                     -                 -                 -
                                   2002             -                     -                 -                 -

-------------------

(1)    Vesting restrictions on such shares lapse as to (i) 10% on the sixth month anniversary of the date of award (ii) an additional 10% on the twelve month anniversary of the date of award and (iii) the balance upon initiation of phase III clinical trials for Myodur in muscular dystrophy.

(2)    Includes $5,467, $5,467 and $4,667 of 401(k) contributions for Mr.
       Pursley, Dr. Barton, and Mr. Fallon, respectively. Includes payments of
       $71,500, $0 and $29,167 paid by Xechem to Mr. Pursley, Dr. Barton, and
       Mr. Fallon, respectively, during 2004.

(3)    1,247,428 shares, 454,792 shares, and 207,905 shares of restricted stock for Mr. Pursley, Dr. Barton and Mr. Fallon, respectively, have been valued at $4.08, the closing price per share of our Common Stock as reported by the OTC Bulletin Board on December 31, 2004.

(4)    Represents reimbursement of premiums paid by such executive officer under certain term life insurance policies.

(5)    Mr. Miller resigned from our company as of December 8, 2004. Information on Mr. Miller is not available.

                                       37

Employment Agreements

Each of Messrs. Pursley and Fallon and Dr. Barton are parties to employment agreements with us. Under such agreements each such employee is generally obligated to commit substantially all of his time and attention to our affairs.

William H. Pursley, our Chairman of the Board and Chief Executive Officer, has
an employment agreement ending March 31, 2006. The agreement may be renewed for additional one-year terms unless either party notifies the other at least sixty days prior to the end of the then current term of its desire to terminate the agreement. The agreement provides that Mr. Pursley will be compensated at an annual base salary of $330,000 with annual increases and a discretionary annual bonus in an amount (in cash, stock or other property) to be determined by the
Board. The agreement may be terminated by us for "cause", by Mr. Pursley for
"good reason" (as such terms are defined in the agreement), by Mr. Pursley for any reason, upon thirty days notice, and by us without cause, upon sixty days notice. If Mr. Pursley is terminated by us without cause, or by Mr. Pursley for good reason he will be entitled to his base salary and a continuation of benefits under our benefit plans for senior executives for a twelve month period after the date of termination.

Norman W. Barton, our Executive Vice President and Chief Medical Officer, has an
employment agreement ending April 26, 2006. The agreement may be renewed for additional one-year terms unless either party notifies the other at least sixty days prior to the end of the then current term of its desire to terminate the agreement. The agreement provides that Dr. Barton will be compensated at an annual base salary of $265,000 with annual increases and an annual bonus in an amount (in cash, stock or other property) to be determined by the discretion of the Board. The agreement may be terminated by us for "cause", by Dr. Barton for
"good reason" (as such terms are defined in the agreement), by Dr. Barton for any reason, upon thirty days notice, and by us without cause, upon sixty days notice. If Dr. Barton is terminated by us without cause or by Dr. Barton for good reason, he will be entitled to his base salary and continuation of benefits under our benefit plans for senior executives for a twelve month period after the date of termination.

Donald W. Fallon, our Senior Vice President, Finance and Administration and
Chief Financial Officer and Secretary, has an employment agreement ending March
31, 2006. The agreement may be renewed for additional one-year terms unless either party notifies the other at least sixty days prior to the end of the then current term of its desire to terminate the agreement. The agreement provides that Mr. Fallon will be compensated at an annual base salary of $175,000 with annual increases and an annual bonus in an amount (in cash, stock or other property) to be determined by the discretion of the Board. As of March 1, 2005,
Mr. Fallon's annual base salary was increased to $240,000. The agreement may be terminated by us for "cause", by Mr. Fallon for "good reason" (as such terms are defined in the agreement), by Mr. Fallon for any reason, upon thirty days notice, and by us without cause, upon sixty days notice. If Mr. Fallon is terminated by us without cause or by Mr. Fallon for good reason, he will be entitled to his base salary and continuation of benefits under our benefit plans for senior executives for a twelve month period after the date of termination.

        OPTION/SAR GRANTS AND FISCAL YEAR END OPTION EXERCISES AND VALUES

Stock Plans

Prior to our adoption of the Company's Founders' Stock Plan and 2004 Incentive
Plan, we did not have a stock option, long-term incentive or other similar plan for officers, directors and employees.

                                       38

FOUNDERS' PLAN. Our Founders' Plan was adopted by the board of directors and stockholders on December 9, 2004. An aggregate of 3,031,943 shares of Common
Stock have been issued under the Founders' Plan. There are no additional shares available for issuance under the Founders' Plan. The Founders' Plan is administered by the Board or the Compensation Committee, which Compensation
Committee presently consists of Leonard Mudry. Upon the happening of certain events described in the Founders' Plan, such as the cessation of employment by a participant following an award, shares issued or issuable to Founders' Plan participants may revert to William Pursley, our Chief Executive Officer, and may
be cancelled, forfeited, re-designated or re-issued by us in Mr. Pursley's sole discretion subject to Board and Compensation Committee approvals. Unless vesting is accelerated by the Board or Compensation Committee, Founders' Stock Plan
shares will vest 10% upon the six month anniversary of the date of issuance, 10%
upon the one-year anniversary of the date of issuance and the remainder upon initiation of a Phase III clinical trial for "Myodur" in muscular dystrophy, provided such date is not less than six months following the date of award. In the discretion of the Board or the Compensation Committee, vesting may be accelerated upon the achievement of significant scientific, regulatory, or other development milestones subject to approval of the Placement Agent.

2004 INCENTIVE PLAN. Our 2004 Incentive Plan was adopted by the board of directors and stockholders on December 9, 2004. An aggregate of 2,773,820 shares of Common Stock have been reserved for issuance under the 2004 Incentive Plan.
The purpose of the 2004 Incentive Plan is to provide an incentive to retain in the employ of and as directors, officers, consultants, advisors and employees of our company, persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons into our development and financial success.
Under the 2004 Incentive Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options and restricted stock. The 2004 Incentive Plan is administered by the
Board or the Compensation Committee, which Compensation Committee presently consists of Leonard Mudry. As of July 15, 2005, 908,381 shares of Common Stock have been issued under the 2004 Incentive Plan, options to purchase 607,695 shares of Common Stock were outstanding and 1,170,435 shares remain available for issuance.

Compensation of Directors

On February 11, 2005, our Board adopted a Deferred Stock Plan for Non-Employee
Directors (the "Directors Plan") as an amendment to our 2004 Incentive Stock
Plan. An aggregate of 200,000 shares of Common Stock have been reserved under the Directors Plan. The purpose of the Directors Plan is to provide an incentive for non-employee directors to promote the financial success and progress of our company. The Directors Plan is administered by the Board or the Compensation
Committee. Under the Directors Plan we are authorized to issue non-qualified stock options to a director who is not, at the time of grant, an employee. The
Directors Plan provides for (i) the automatic initial grant of options to purchase 10,000 shares of Common Stock to each non-employee director who joins our Board at an exercise price equal to the fair market value at the date of such election or appointment to the Board, and (ii) the grant of options to purchase 2,000 shares of Common Stock on the date of each Board meeting thereafter attended by such non-employee director at an exercise price equal to the fair market value at the date of such Board meeting, subject to vesting as follows: one-fourth of the shares of issuable pursuant to the option shall be exercisable on the date which is six months from the date of grant, an additional one-fourth of the shares shall be exercisable on the one-year anniversary of the date of grant, an additional one-fourth of the shares shall be exercisable on the two-year anniversary of date of grant, and the remaining one-fourth of the shares shall be exercisable on the three-year anniversary of the date of grant, and further subject to such person serving as a director at the time of vesting. The Directors Plan provides for a maximum lifetime award of
30,000 shares to any director. The term of each option under the Directors Plan is ten years.

                                       39

                             PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of July 15, 2005 by (i) each person known by us to own beneficially more than 5% of our outstanding Common Stock, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to such shares of
Common Stock:

 Name and Address of                      Number of Shares                Percentage
 Beneficial Owner(1)                      Beneficially Owned          Beneficially Owned(4)
 -------------------                      ------------------          ---------------------

William H. Pursley(2)                         1,511,373(5)                   11.6%

Norman W. Barton, M.D., Ph.D.                   452,992(6)                    3.5%

Donald W. Fallon                                207,905(7)                    1.6%

Leonard Mudry                                     8,000(8)                    *

John W. Griffin, M.D.                                 0                       *

Sean Miller(3)                                        0                       0

All directors and executive officers
as a group (5 persons)                        2,180,270                      16.7%

-------------------
*        Represents less than 1%.

(1)    The address of each person or entity, except as otherwise indicated is
       c/o CepTor Corporation, 200 International Circle, Suite 5100, Hunt
       Valley, Maryland 21030.

(2)    A provision of the Spinoff Agreement (See "Certain Relationships and
       Related Transactions") provides for 3,031,943 shares of our Common Stock to be designated for management and founders, or approximately 32% (or approximately 23% giving effect to the rights of currently outstanding
       Series A Preferred Stock holders) of our outstanding Common Stock as of
       July 15, 2005. Awards have been made to eleven persons, other than
       265,845 shares which have not yet been awarded. While such awards are subject to confirmation by our Compensation Committee, William Pursley is
       authorized under the Spinoff Agreement to designate awardees. All awards
       (other than 1,245,528 owned by William Pursley as record owner and
       265,845 additional shares for which Mr. Pursley retains the right to vote until awarded), are subject to certain conditions with respect to vesting and lapse. All of such shares may revert to Mr. Pursley should the conditions imposed not be achieved. Mr. Pursley disclaims beneficial ownership of all of such shares for which he is not the record holder.

(3)    Mr. Miller resigned effective as of December 8, 2004.

(4)    Includes shares of Common Stock issuable upon the conversion of currently outstanding shares of Series A Preferred Stock.

                                       40

(5)    Includes 500 shares held by Mr. Pursley's wife and children.

(6)    Includes 300 shares held by Dr. Barton's wife and children.

(7)    Includes 200 shares held by Mr. Fallon's wife and child.

(8)    Includes 3,000 shares subject to an option which are exercisable within
       60 days. Includes 5,000 shares of restricted stock as to which restrictions lapse within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 23, 2003, Xechem entered into a financing plan with its then wholly-owned subsidiary ("Spinoff Agreement") providing for, among other things, establishing a capital structure suitable for attracting third-party financing, separation of the management and refocusing each of the companies on their respective core competencies and technologies. As part of the Spinoff Agreement,
Xechem agreed that management would receive from Xechem the right to acquire shares of Common Stock at par value.

Under the Spinoff Agreement, we also agreed to buy from Xechem and redeem up to
$2,000,000 of shares of Common Stock owned by Xechem (the "Redemption
Obligation") from proceeds of future offerings. The Redemption Obligation originally provided for payment at a rate of 25% of the gross proceeds (up to
$2,000,000) raised, before fees and commissions, pursuant to the sale of our stock. In addition, we agreed to pay a royalty equal to 2% of the gross revenues from the sale of any products incorporating any of the technology then owned on the date of the Spinoff Agreement or the licensing of any technology or sale of the licensing rights. On December 9, 2004, the Spinoff Agreement was amended which reduced the Redemption Obligation to 10% of the gross proceeds (up to
$2,000,000), and conforming the lock-up applicable to our Common Stock to be held by Xechem following the Merger such that 50% may be sold six months following the effective date of the registration of the Common Stock underlying the securities purchased in the Private Placement, and 50% twelve months following the effective date of such registration. The amendment permits Xechem to transfer its shares in any privately negotiated transaction, provided the purchaser agrees to the terms and restrictions applicable to Xechem, and our consent is obtained.

During April and May 2004, as contemplated by the Spinoff Agreement, we entered into certain interim financing agreements ("Bridge Loans") in anticipation of the spinoff. The terms of the Bridge Loans provided the Company with $1,100,000 pursuant to 8% promissory notes maturing on October 22, 2004. In addition, we agreed to issue 515,430 shares of Common Stock to the Bridge Loan holders and others. Since we were unable to repay the Bridge Loans on their maturity date, the Bridge Loan holders had a right to convert their promissory notes into shares of common stock of Xechem. No Bridge Loan holder exercised their conversion rights and pursuant to an exempt exchange offer dated October 22,
2004, as amended November 15, 2004, ("Exchange Offer"), all of the Bridge Loans
have either been repaid with the proceeds of the initial closing of the Private
Placement or have been converted into new 10% convertible promissory notes
("Replacement Notes") with a December 8, 2005 maturity date, convertible into shares of our Common Stock at $1.25 per share in an amount equal to the outstanding principal and interest. An aggregate of 238,000 shares of Common
Stock originally issued in connection with the Bridge Loans was converted into a total of 487,597 shares of Common Stock upon the effectiveness of the Merger. In
April 2005, the Replacement Notes were amended to extend the maturity date to
July 3, 2006 from December 8, 2005, to increase the interest rate to 12%, effective December 9, 2005 and to change the conversion price from $1.25 to
$0.75 per share.

On June 17, 2005, we entered into a Securities Purchase Agreement with Xechem pursuant to which we repurchased 2,886,563 shares of Common Stock from Xechem for a purchase price of $2,309,250. As additional consideration, William

                                       41

Pursley, our Chairman and Chief Executive Officer, surrendered options to purchase 43,000,000 shares of common stock of Xechem. Xechem retained 500,000 shares of Common Stock, but agreed that it would only sell such shares subject to the volume restrictions of Rule 144, regardless of whether or not such volume limitations are applicable at the time of such sale. Additionally, the
Securities Purchase Agreement terminated the Spinoff Agreement.

We are a party to an employment agreement with William Pursley, a director and our Chief Executive Officer and Chairman of the Board, which employment agreement expires on March 31, 2006 (with automatic one-year renewal terms) for an annual base salary of $330,000 and annual increases and bonuses at the discretion of our Board.

We are a party to an employment agreement with Norman Barton, M.D., Ph.D., our
Executive Vice President and Chief Medical Officer, which employment agreement expires on April 26, 2006 (with automatic one-year renewal terms) for an annual base salary of $265,000 and annual increases and bonuses at the discretion of the Board.

We are a party to an employment agreement with Donald Fallon, our Senior Vice
President, Finance and Administration, Chief Financial Officer and Secretary,
which employment agreement expires March 31, 2006 (with automatic one-year renewal terms) for an annual base salary of $175,000 and annual increases and bonuses at the discretion of the Board. As of March 1, 2005, Mr. Fallon's annual base salary was increased to $240,000.

In December 2004, Mr. Pursley, Mr. Fallon and Dr. Barton were issued 1,247,428,
207,905 and 454,792 shares, respectively, of Common Stock under our Founders'
Plan.

On February 11, 2005, we granted a non-qualified option to Leonard Mudry, a director, to purchase an aggregate of 12,000 shares of Common Stock at $6.25 per share, the closing price per share of our Common Stock on the OTC Bulletin Board on the date of grant. The options become exercisable as to 3,000 shares on each of August 11, 2005, February 11, 2006, February 11, 2007 and February 11, 2008.

On February 11, 2005, we awarded 5,000 restricted shares of Common Stock to
Leonard Mudry, which restrictions lapse as to all of the shares awarded on
August 11, 2005.

                         DESCRIPTION OF THE TRANSACTIONS

Private Placement

In connection with the Merger, we completed the closing of a private offering of our securities in which, through February 11, 2005 we sold an aggregate of
511.65 Units to accredited investors in the Private Placement, pursuant to the terms of a Confidential Private Placement Memorandum dated October 22, 2004, as supplemented. Each Unit consists of one share of Series A Preferred Stock and a warrant to purchase Common Stock. Each share of Series A Preferred Stock is convertible into 10,000 shares of Common Stock and each unit warrant entitles the holder to purchase 5,000 shares of Common Stock for $2.50 per share. The
Units were offered by the Placement Agent pursuant to the Placement Agent
Agreement under which the Placement Agent is entitled, in addition to a percentage of gross proceeds of the Private Placement, to receive 300,000 shares of Common Stock and a warrant to purchase up to an aggregate of 10% of the shares of Common Stock into which the Series A Preferred Stock may be converted that is sold in the Private Placement. We realized gross proceeds from the
Private Placement of $12,791,250, before payment of commissions and expenses.

                                       42

                                                        SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the Selling Stockholders prior to the offering contemplated by this prospectus, the number of shares each Selling Stockholder is offering by this prospectus and the number of shares which each Selling Stockholder would own beneficially if all such offered shares are sold. The Selling
Stockholders acquired their beneficial interests in the shares being offered hereby in transactions described under the heading
"Description of the Transactions." Except as expressly set forth below, none of the Selling Stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer, except for Brookshire Securities Corporation, Dawson James
Securities, Inc. and Viewtrade Financial. Each of the Selling Stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

                                                    Shares of           Shares of                Shares of             Percentage of
                                                   Common Stock          Common               Common Stock             Common Stock
                                                    Owned Prior           Stock                 Owned after             Owned After
Name                                                to Offering         to be Sold             the Offering             the Offering
----                                               ------------         ----------             ------------             ------------

Xechem International, Inc.                          500,000               500,000                      -0-                   -0-

JCR Pharmaceuticals Company, Ltd.                   554,413               554,413                      -0-                   -0-

Brookshire Securities Corporation                    44,852(1)             44,852                      -0-                   -0-

Longview Fund L.P.                                  367,610               367,610                      -0-                   -0-

Contrarian Cash Fund I Ltd.                         231,250(2)            231,250                      -0-                   -0-

Ricardo Plummer                                      20,000(2)             20,000                      -0-                   -0-

Margie Chassman                                     393,750(3)            393,750                      -0-                   -0-

Bluewater Partners, S.A.                            125,000               125,000                      -0-                   -0-

Saddle River Associates, Inc.                       120,000(2)            120,000                      -0-                   -0-

Corinthian Holdings, LLC                             80,000(2)             80,000                      -0-                   -0-

The Harbor Trust                                  1,153,171(4)          1,153,171                      -0-                   -0-

Michael G. Jesselson 12/18/80 Trust                 808,701(5)            808,701                      -0-                   -0-

CepTor 2004 Delaware Trust                          337,845               337,845                      -0-                   -0-

Alex Tringas                                         21,657                21,657                      -0-                   -0-

John Baleno                                          10,828                10,828                      -0-                   -0-

Vestal Venture Capital IV LLC                        54,142                54,142                      -0-                   -0-

Karl Scheil                                          21,657                21,657                      -0-                   -0-

Camden International, Ltd.                           43,313                43,313                      -0-                   -0-

Dawson James Securities, Inc.                        75,900(6)             75,900                      -0-                   -0-

Robert Keyser, Jr.                                   14,400                14,400                      -0-                   -0-

Viewtrade Financial                                   1,800                 1,800                      -0-                   -0-

                                                                 43

                                                    Shares of           Shares of                Shares of             Percentage of
                                                   Common Stock          Common               Common Stock             Common Stock
                                                    Owned Prior           Stock                 Owned after             Owned After
Name                                                to Offering         to be Sold             the Offering             the Offering
----                                               ------------         ----------             ------------             ------------

Michael Jacobs                                       15,000                15,000                      -0-                   -0-

Geduld, Irwin Revocable Trust                        60,000                60,000                      -0-                   -0-

Geduld Cap Mgmt                                     150,000               150,000                      -0-                   -0-

Arthur and Jane Ballinger (jtwros)                   15,000                15,000                      -0-                   -0-

Gilder Funding Corp.                                 30,000                30,000                      -0-                   -0-

The Jay Goldman Master L.P.                          60,000                60,000                      -0-                   -0-

David Khaghan                                        15,000                15,000                      -0-                   -0-

Gary Lieberman                                       15,000                15,000                      -0-                   -0-

David Dimanna                                        15,000                15,000                      -0-                   -0-

Glenn Hubbard                                        15,000                15,000                      -0-                   -0-

John Nolan                                           15,000                15,000                      -0-                   -0-

Rosemarie Manchio                                    16,075(7)             16,075                      -0-                   -0-

Rudolph Cane, Jr.                                     3,750                 3,750                      -0-                   -0-

William J. Winter                                    15,000                15,000                      -0-                   -0-

Alan Morgillo                                        15,000                15,000                      -0-                   -0-

Sol Bandiero                                         60,000                60,000                      -0-                   -0-

Crypto Corp.                                         15,000                15,000                      -0-                   -0-

Neurnberger Kapital                                  15,000                15,000                      -0-                   -0-

John Studnicky                                       30,000                30,000                      -0-                   -0-

Edward Feighan                                       60,000                60,000                      -0-                   -0-

Kay Garrell                                          30,000                30,000                      -0-                   -0-

Solon Kandel                                         15,000                15,000                      -0-                   -0-

Solon and Vivian Kandel                              15,000                15,000                      -0-                   -0-

Thomas S. Stephens, IRA                              30,000                30,000                      -0-                   -0-

Steven Zvi Weinreb                                   30,000                30,000                      -0-                   -0-

Roger Hermes                                         21,750                21,750                      -0-                   -0-

Steven Brandenburg IRA                               15,268(8)             15,268                      -0-                   -0-

Charles J. and Harley N. Kane                       150,000               150,000                      -0-                   -0-
Tenants-in-Common

Robert Patton                                        45,000                45,000                      -0-                   -0-

Ronald Low                                           15,000                15,000                      -0-                   -0-

                                                                 44

                                                    Shares of           Shares of                Shares of             Percentage of
                                                   Common Stock          Common               Common Stock             Common Stock
                                                    Owned Prior           Stock                 Owned after             Owned After
Name                                                to Offering         to be Sold             the Offering             the Offering
----                                               ------------         ----------             ------------             ------------

Capital Growth Equity Financial Inc.                 30,000                30,000                      -0-                   -0-

Larry Biggs                                          30,000                30,000                      -0-                   -0-

Lisa Glasband                                        15,000                15,000                      -0-                   -0-

Justin Renert                                        15,000                15,000                      -0-                   -0-

Douglas Clausen                                      60,000                60,000                      -0-                   -0-

Loren and Marlene Marko Skeist                       60,000                60,000                      -0-                   -0-

William Marsh                                       120,000               120,000                      -0-                   -0-

James Lees                                           60,000                60,000                      -0-                   -0-

Philip Dean, Jr.                                     15,000                15,000                      -0-                   -0-

David J. Rosenfeld                                   15,000                15,000                      -0-                   -0-

Andrew Revocable Trust                              180,000               180,000                      -0-                   -0-

Todd Wiseberg                                        30,000                30,000                      -0-                   -0-

Rudolph Mazurosky                                    15,000                15,000                      -0-                   -0-

John E. Reynolds Jr. and Beverly J.                   7,500                 7,500                      -0-                   -0-
Reynolds (jtwros)

James Hines                                          30,000                30,000                      -0-                   -0-

Randy Guttenberg                                     15,000                15,000                      -0-                   -0-

Steven R. Gundry and Penny M. Gundry                 30,000                30,000                      -0-                   -0-

Wesley L. Neal                                        6,225(9)              6,225                      -0-                   -0-

Joan Lowlicht                                        30,000                30,000                      -0-                   -0-

Larry D. Anderson                                    15,000                15,000                      -0-                   -0-

Alvin Goldstein                                      15,000                15,000                      -0-                   -0-

George Smith                                         15,000                15,000                      -0-                   -0-

Julian J. Brignac, Jr.                               15,000                15,000                      -0-                   -0-

Alouf Living Trust                                    7,500                 7,500                      -0-                   -0-

Louis T. Bascoy                                      15,000                15,000                      -0-                   -0-

Bernard Baruch                                       15,000                15,000                      -0-                   -0-

Andrew S. Taranto                                    15,000                15,000                      -0-                   -0-

Louise E. Rehling Trust                              60,000                60,000                      -0-                   -0-

Doris Perlmutter                                     15,000                15,000                      -0-                   -0-

                                                                 45

                                                    Shares of           Shares of                Shares of             Percentage of
                                                   Common Stock          Common               Common Stock             Common Stock
                                                    Owned Prior           Stock                 Owned after             Owned After
Name                                                to Offering         to be Sold             the Offering             the Offering
----                                               ------------         ----------             ------------             ------------

Jeffrey A. Ludwig and Carol                          30,000                30,000                      -0-                   -0-
Ludwig (jtwros)

Dennis G. Trop and Sarah D.                           7,500                 7,500                      -0-                   -0-
Trop (jtwros)

Michael Gimeli                                       15,000                15,000                      -0-                   -0-

Ronald Hankins and Lydia Barrow                      11,250                11,250                      -0-                   -0-
Hankins (jtwros)

Edward G. Roche                                      60,000                60,000                      -0-                   -0-

Randy Draizin and Amy Draizin (jtwros)               15,000                15,000                      -0-                   -0-

Scott McNair                                         30,000                30,000                      -0-                   -0-

Neil Senter                                          15,000                15,000                      -0-                   -0-

Stuart R. Newman                                     15,000                15,000                      -0-                   -0-

Edward Wishner                                       15,000                15,000                      -0-                   -0-

Joel Gillis                                          15,000                15,000                      -0-                   -0-

James Dragoums                                       30,000                30,000                      -0-                   -0-

Bruce Reingold                                       15,000                15,000                      -0-                   -0-

Donna and Michael Splain                            120,000               120,000                      -0-                   -0-

Francois Archer                                      30,000                30,000                      -0-                   -0-

Alpha Capital                                       150,000               150,000                      -0-                   -0-

Solomon Yokoby                                       15,000                15,000                      -0-                   -0-

Walter Sullivan                                     120,000               120,000                      -0-                   -0-

Sherwin and Cindy Sadigham                            7,500                 7,500                      -0-                   -0-

Ross Krutchen                                         7,500                 7,500                      -0-                   -0-

A. Dimarino and H. Kroop                             15,000                15,000                      -0-                   -0-

Robert Bea                                           15,000                15,000                      -0-                   -0-

EMES Capital Partners, LLC                          180,000               180,000                      -0-                   -0-

Jospeh Frazer                                        15,000                15,000                      -0-                   -0-

Lydia Barrow Hankins                                 18,750                18,750                      -0-                   -0-

Harley Kane                                          30,000                30,000                      -0-                   -0-

Don Longacre                                         15,000                15,000                      -0-                   -0-

Christine Sheppard                                   15,000                15,000                      -0-                   -0-

                                                                 46

                                                    Shares of           Shares of                Shares of             Percentage of
                                                   Common Stock          Common               Common Stock             Common Stock
                                                    Owned Prior           Stock                 Owned after             Owned After
Name                                                to Offering         to be Sold             the Offering             the Offering
----                                               ------------         ----------             ------------             ------------

Whalehaven Capital Fund                             120,000               120,000                      -0-                   -0-

Strategic Growth International, Inc.                100,191               100,191                      -0-                   -0-

Arnaldo and Maria Barros (jtwros)                     9,000                 9,000                      -0-                   -0-

AF Capital, LLC                                      90,000                90,000                      -0-                   -0-

Kevin and Brenda Narcomey                           120,000               120,000                      -0-                   -0-
Tenants-in-Common

Jeffrey W. and Gena C. Drinnen (jtwros)              15,000                15,000                      -0-                   -0-

George Karfunkel                                    150,000               150,000                      -0-                   -0-

Lester Draizin                                       15,000                15,000                      -0-                   -0-

Jed Kruchten                                         30,000                30,000                      -0-                   -0-

DEMPCO Investments LLC                                3,750                 3,750                      -0-                   -0-

Thomas Westley                                       15,000                15,000                      -0-                   -0-

Robert C. Klinger                                    15,000                15,000                      -0-                   -0-

Richard Prosten IRA                                  15,000                15,000                      -0-                   -0-

Roger Dale Weaver                                    30,000                30,000                      -0-                   -0-

Bridge Ventures, Inc. Employees Pension              30,000                30,000                      -0-                   -0-
Plan & Trust

Scott Dunlop                                         30,000                30,000                      -0-                   -0-

Uriel Cohen                                          15,000                15,000                      -0-                   -0-

Dennis Mullally                                      15,000                15,000                      -0-                   -0-

Wolfe Axelrod Weinberger Assoc. LLC                 407,500               407,500                      -0-                   -0-
Retirement Plan

John E. Kyees                                        30,000                30,000                      -0-                   -0-
Judy A. Kyees JTWROS

Joel Levin                                           60,000                60,000                      -0-                   -0-

Maria Molinsky                                       15,000                15,000                      -0-                   -0-

Kurt G. Jonsson                                      15,000                15,000                      -0-                   -0-

George Reinfeld                                       7,500                 7,500                      -0-                   -0-

David I. Alter & Sandra Alter                         7,500                 7,500                      -0-                   -0-
Tenants-by-the-Entirety

David R. Shaub, Jr.                                  15,000                15,000                      -0-                   -0-

                                                                 47

                                                    Shares of           Shares of                Shares of             Percentage of
                                                   Common Stock          Common               Common Stock             Common Stock
                                                    Owned Prior           Stock                 Owned after             Owned After
Name                                                to Offering         to be Sold             the Offering             the Offering
----                                               ------------         ----------             ------------             ------------

David J. Habib                                       15,000                15,000                      -0-                   -0-

Rosemarie Goodman                                   150,000               150,000                      -0-                   -0-

Andy Pashby                                          15,000                15,000                      -0-                   -0-

Anthony Paniccia                                     15,000                15,000                      -0-                   -0-

Kruchten Family Ltd. (Jed Kruchten)                  30,000                30,000                      -0-                   -0-

William Malenbaum (Rita Malenbaum)                    3,750                 3,750                      -0-                   -0-
(JTWROS)

Peter M. Habib                                       15,000                15,000                      -0-                   -0-

Ambrosia Fund, L.P.                                  60,000                60,000                      -0-                   -0-

Paul and Monica Pashby JTWROS                        15,000                15,000                      -0-                   -0-

Philip Whittaker                                     15,000                15,000                      -0-                   -0-

Xmark Opportunity Fund, L.P.                        150,000               150,000                      -0-                   -0-

Jai Gaur                                              7,500                 7,500                      -0-                   -0-

Xmark Opportunity Fund, Ltd.                        150,000               150,000                      -0-                   -0-

Thomas and Patricia Burkhard                         30,000                30,000                      -0-                   -0-

Vincent G. Young                                     60,000                60,000                      -0-                   -0-

Intercontinental Investments, Ltd.                   15,000                15,000                      -0-                   -0-

Benjamin J. Jesselson                                60,000                60,000                      -0-                   -0-

Ibrahim Alhusseini                                    7,500                 7,500                      -0-                   -0-

John A. Doyle Jr. and Virginia B.                    15,000                15,000                      -0-                   -0-
Doyle JTWROS

Antonio Cataldo                                      15,000                15,000                      -0-                   -0-

Sigma Tau Finanziaria S.p.A.                         60,000                60,000                      -0-                   -0-

Northbar Capital                                     15,000                15,000                      -0-                   -0-

Mary Ellen Viola                                     30,000                30,000                      -0-                   -0-

Wayne Fields                                         30,000                30,000                      -0-                   -0-

Robert Dolezal                                       22,500                22,500                      -0-                   -0-

Constance R. Fitzgerald                              30,000                30,000                      -0-                   -0-

Longacre Insurance                                   15,000                15,000                      -0-                   -0-

Tower Roofing                                        15,000                15,000                      -0-                   -0-

Arthur Dunkin                                        15,000                15,000                      -0-                   -0-

                                                                 48

                                                    Shares of           Shares of                Shares of             Percentage of
                                                   Common Stock          Common               Common Stock             Common Stock
                                                    Owned Prior           Stock                 Owned after             Owned After
Name                                                to Offering         to be Sold             the Offering             the Offering
----                                               ------------         ----------             ------------             ------------

Edwin Carl Welter                                    15,000                15,000                      -0-                   -0-

Daniel O'Sullivan                                   120,000               120,000                      -0-                   -0-

First Mirage, Inc.                                  150,000               150,000                      -0-                   -0-

Joseph Raymond                                       15,000                15,000                      -0-                   -0-

Gary B. Filler                                       15,000                15,000                      -0-                   -0-

Jay Joseph Levine                                    30,000                30,000                      -0-                   -0-

F. Bradford Wilson Jr. Trustee Adams                 15,000                15,000                      -0-                   -0-
& Hemingway 401(k) PSP

Stephen Boger                                        15,000                15,000                      -0-                   -0-

LEBA Investments, LP                                 45,000                45,000                      -0-                   -0-

Ira Block                                             6,000                 6,000                      -0-                   -0-

Brian Reich                                          15,000                15,000                      -0-                   -0-

Daniel P. Nolan                                      15,000                15,000                      -0-                   -0-

Sandford Ehrlich                                     30,000                30,000                      -0-                   -0-

Francisco Pulgar                                      3,750                 3,750                      -0-                   -0-

Donald E. Wray                                       60,000                60,000                      -0-                   -0-

Arthur Spiller                                       30,000                30,000                      -0-                   -0-

Gitel Family Partnership LP                          60,000                60,000                      -0-                   -0-

Sky Ventures LLC                                     60,000                60,000                      -0-                   -0-

Lindsay A. Rosenwald, M.D.                          120,000               120,000                      -0-                   -0-

Frank and Donna Harkey                               15,000                15,000                      -0-                   -0-

New Yankee Investments, LLC                          30,000                30,000                      -0-                   -0-

Mike Surman                                           7,500                 7,500                      -0-                   -0-

James J. Greed, Jr.                                  15,000                15,000                      -0-                   -0-

Phyllis Ulreich                                      15,000                15,000                      -0-                   -0-

Elinor Ganz IRA                                      15,000                15,000                      -0-                   -0-

Harold E. Gelber                                     15,000                15,000                      -0-                   -0-

Peddle Partners LLP                                  30,000                30,000                      -0-                   -0-

Elinor Ganz TTEE Elinor Ganz TTL 4/13/94             15,000                15,000                      -0-                   -0-

Martin S. Goldfarb, M.D.                             60,000                60,000                      -0-                   -0-

                                                                 49

                                                    Shares of           Shares of                Shares of             Percentage of
                                                   Common Stock          Common               Common Stock             Common Stock
                                                    Owned Prior           Stock                 Owned after             Owned After
Name                                                to Offering         to be Sold             the Offering             the Offering
----                                               ------------         ----------             ------------             ------------

Sandra Shore Goldfarb                                15,000                15,000                      -0-                   -0-

Chocolate Chip Investments LP                        30,000                30,000                      -0-                   -0-

Melvyn Greenstein IRA Rollover                       60,000                60,000                      -0-                   -0-

Norman C. Hoffberg                                   15,000                15,000                      -0-                   -0-

Todd D. Goldberg DC PA                                7,500                 7,500                      -0-                   -0-

Lance Goldberg                                        7,500                 7,500                      -0-                   -0-

Tommy J. Payne                                       60,000                60,000                      -0-                   -0-

Herbert Linden                                        7,500                 7,500                      -0-                   -0-

Douglas Liu                                          45,000                45,000                      -0-                   -0-

James and Karen Griffith                             15,000                15,000                      -0-                   -0-

John H. Sheehan III                                  15,000                15,000                      -0-                   -0-

Dr. Stanley Rubenstein                               30,000                30,000                      -0-                   -0-

Robert Mynett                                        15,000                15,000                      -0-                   -0-

Colin and Garshaun Harvey                            15,000                15,000                      -0-                   -0-

Certified Systems Ltd.                               15,000                15,000                      -0-                   -0-

Kevin and Pamela Greehan                             15,000                15,000                      -0-                   -0-

Robert Lee Ettenger                                   3,750                 3,750                      -0-                   -0-

Stephen M. Shea                                     120,000               120,000                      -0-                   -0-

Howard Thacker                                       15,000                15,000                      -0-                   -0-

Alois Wollnik                                        15,000                15,000                      -0-                   -0-

Patrick and Kathleen Cullen                          15,000                15,000                      -0-                   -0-

ERBO Real Estate LLC                                 15,000                15,000                      -0-                   -0-

J.E. Deck LLC                                        16,075(10)            16,075                      -0-                   -0-

Thomas J. Bean                                       15,000                15,000                      -0-                   -0-

James Levine                                         15,000                15,000                      -0-                   -0-

Domenico Iannucci                                    60,000                60,000                      -0-                   -0-

Kathy Hart and Don Hart                              15,000                15,000                      -0-                   -0-

Mark Eaton                                           45,000                45,000                      -0-                   -0-

Steve Calderon                                       15,000                15,000                      -0-                   -0-

Gerald F. Heupel, Jr.                                60,000                60,000                      -0-                   -0-

James D. Wade                                         7,500                 7,500                      -0-                   -0-

                                                                 50

                                                    Shares of           Shares of                Shares of             Percentage of
                                                   Common Stock          Common               Common Stock             Common Stock
                                                    Owned Prior           Stock                 Owned after             Owned After
Name                                                to Offering         to be Sold             the Offering             the Offering
----                                               ------------         ----------             ------------             ------------

Kirby J. Frank                                       15,000                15,000                      -0-                   -0-

John and Ruth Elliott                                 7,500                 7,500                      -0-                   -0-
(joint tenants)

Robert A. Mackie                                     60,000                60,000                      -0-                   -0-

Joseph J. Seviroli                                   15,000                15,000                      -0-                   -0-

JIG Group, Ltd.                                      15,000                15,000                      -0-                   -0-

Jeffrey S. Shulman                                    7,500                 7,500                      -0-                   -0-

James Otis Swift Jr.                                 15,000                15,000                      -0-                   -0-

Ramsey Al-Salaam                                     15,000                15,000                      -0-                   -0-

Frank Jordan                                         15,000                15,000                      -0-                   -0-

Mark Lojacaro                                         7,500                 7,500                      -0-                   -0-

Robert and John Kovey                                15,000                15,000                      -0-                   -0-

Arthur Tacopino                                      60,000                60,000                      -0-                   -0-

Scott Leeb                                           15,000                15,000                      -0-                   -0-

Investors Stock Daily                                37,500(2)             37,500                      -0-                   -0-

World Wide Holdings, LLC                             50,000(2)             50,000                      -0-                   -0-

Ehrenkrantz King Nussbaum                            15,000(2)             15,000                      -0-                   -0-

James Davidson                                       37,500(2)             37,500                      -0-                   -0-

Sparta Road Ltd.                                    360,500(11)           360,500                      -0-                   -0-

Glenwood Capital                                    290,500(12)           290,500                      -0-                   -0-

Edmund Fraiser                                       50,000(2)             50,000                      -0-                   -0-

Newbridge Securities Corp.                           57,000(13)            57,000                      -0-                   -0-

Gunn Allan Financial                                169,594(14)           169,594                      -0-                   -0-

S.W. Bach & Company                                  16,000(15)            16,000                      -0-                   -0-

Spencer  Clarke, LLC                                  6,750(16)             6,750                      -0-                   -0-

Rita Jacobs                                           7,500                 7,500                      -0-                   -0-

Alana Jacobs                                          7,500                 7,500                      -0-                   -0-

Peter F. Brennan Sr.                                 10,000                10,000                      -0-                   -0-

Cataldo Parisi                                       10,000                10,000                      -0-                   -0-

Troy Goldberg                                         3,000(2)              3,000                      -0-                   -0-

Joseph Carrino                                        3,000(2)              3,000                      -0-                   -0-

Westminster Securities                                1,000(2)              1,000                      -0-                   -0-

                                                                 51

                                                    Shares of           Shares of                Shares of             Percentage of
                                                   Common Stock          Common               Common Stock             Common Stock
                                                    Owned Prior           Stock                 Owned after             Owned After
Name                                                to Offering         to be Sold             the Offering             the Offering
----                                               ------------         ----------             ------------             ------------

GRQ Consultants, Inc.                                51,165(2)             51,165                      -0-                   -0-

Dr. Joginder Soni                                    11,290(2)             11,290                      -0-                   -0-

J. Ronald Hankins                                     1,612(2)              1,612                      -0-                   -0-

Alice Tate                                              537(2)                537                      -0-                   -0-

Kathy Hart                                              268(2)                268                      -0-                   -0-

Michael Meacham                                         403(2)                403                      -0-                   -0-

Blake Hall                                            1,075(2)              1,075                      -0-                   -0-

Lloyd Lynd                                              533(2)                533                      -0-                   -0-

Dr. Jacques Chahin                                    1,075(2)              1,075                      -0-                   -0-

Thomas Stephens                                         403(2                 403                      -0-                   -0-

Parker Financial                                      9,000(2)              9,000                      -0-                   -0-

Capital Growth Equity Fund I, LLC                     1,500(2)              1,500                      -0-                   -0-

Jeffrey Auerbach                                      1,575(2)              1,575                      -0-                   -0-

Scott Shames                                          1,575(2)              1,575                      -0-                   -0-

JSM Capital Holdings                                    900(2)                900                      -0-                   -0-

Vince Calicchia                                         130(2)                130                      -0-                   -0-

Jonathan Rich                                           140(2)                140                      -0-                   -0-

Carmelo Troccoli                                        240(2)                240                      -0-                   -0-

Vfinance Investments, Inc.                            1,440(2)              1,440                      -0-                   -0-

Keith Gil                                             3,200(2)              3,200                      -0-                   -0-

Stephen Katz                                         15,000(2)             15,000                      -0-                   -0-

Frank Essner                                          2,150(2)              2,150                      -0-                   -0-

Andrew Richards                                      15,000                15,000                      -0-                   -0-

Jack Grynberg                                       150,000               150,000                      -0-                   -0-

Rock Capital Partners, LLC                           60,000                60,000                      -0-                   -0-

Howard Katz                                          80,000                80,000                      -0-                   -0-

Shawn Mackey                                          3,750                 3,750                      -0-                   -0-

Gustavo Hernandez                                    30,000                30,000                      -0-                   -0-

Caracus, Venezuela Rabbit Trust                      15,000                15,000                      -0-                   -0-

Beechwood Ventures, LLC                              60,000                60,000                      -0-                   -0-

Rita Bowman                                          15,000                15,000                      -0-                   -0-

                                                                 52

                                                    Shares of           Shares of                Shares of             Percentage of
                                                   Common Stock          Common               Common Stock             Common Stock
                                                    Owned Prior           Stock                 Owned after             Owned After
Name                                                to Offering         to be Sold             the Offering             the Offering
----                                               ------------         ----------             ------------             ------------

Olshan Grundman Frome Rosenzweig & Wolosky LLP       23,000                23,000                      -0-                   -0-

Alfred Stracher                                      30,475                30,475                      -0-                   -0-

Leo Kesner                                           30,475                30,475                      -0-                   -0-

John Mattana                                         12,800                12,800                      -0-                   -0-

Harvey Kesner 2003 Family Trust                      12,800                12,800                      -0-                   -0-

Lawrence Hurst                                        2,164                 2,164                      -0-                   -0-

Judy Kelley                                             433                   433                      -0-                   -0-

Marie Badalamente                                     2,164                 2,164                      -0-                   -0-

Access Pharmaceuticals, Inc.                          7,535                 7,535                      -0-                   -0-

HRS Holdings                                          1,154                 1,154                      -0-                   -0-

-------------------

*      Represents less than 1%

(1)    Includes 38,071 shares of Common Stock issuable upon exercise of warrants that are currently exercisable.

(2)    Represents shares of Common Stock issuable upon the exercise of warrants.

(3)    Includes 238,750 shares of Common Stock issuable upon the exercise of warrants.

(4)    Includes 705,326 shares of Common Stock issuable upon conversion of promissory notes.

(5)    Includes 698,701 shares of Common Stock issuable upon conversion of promissory notes.

(6)    Includes 30,600 shares of Common Stock issuable upon the exercise of warrants.

(7)    Includes 1,075 shares of Common Stock issuable upon the exercise of warrants.

(8)    Includes 268 shares of Common Stock issuable upon the exercise of warrants.

(9)    Includes 3,225 shares of Common Stock issuable upon the exercise of warrants.

(10)   Includes 1,075 shares of Common Stock issuable upon the exercise of warrants.

(11)   Includes 335,500 shares of Common Stock issuable upon the exercise of warrants.

(12)   Includes 265,500 shares of Common Stock issuable upon the exercise of warrants.

(13)   Includes 25,500 shares of Common Stock issuable upon the exercise of warrants.

                                                                 53

(14)   Includes 75,375 shares of Common Stock issuable upon the exercise of warrants.

(15)   Includes 11,000 shares of Common Stock issuable upon the exercise of warrants.

(16)   Includes 4,750 shares of Common Stock issuable upon the exercise of warrants.

No Selling Stockholder is an affiliate or is controlled by our affiliates, or is now or was a director or officer, except William Pursley, who is our Chairman and Chief Executive Officer, and a director, Donald Fallon, who is our Senior
Vice President, Finance and Administration, Chief Financial Officer and
Secretary, and Norman Barton who is our Executive Vice President and Chief
Medical Officer. None of the Selling Stockholders has or had a material relationship with us or any of our predecessors or affiliates for the past three years except as described elsewhere in this prospectus, with respect to Xechem, and, except prior to acquisition by Xechem in December 2003, The Harbor Trust and the Michael G. Jesselson 12/18/80 Trust have provided material financial support of our operations through advances and indebtedness. In addition, Alfred
Stracher and Leo Kesner served as officers and directors until the acquisition by Xechem in December 2003. Harvey Kesner, a member of the law firm of Olshan
Grundman Frome Rosenzweig & Wolosky, our law firm, is trustee of the Kesner
Family Trust, a seller of stock to Xechem in December 2003, is trustee of the
Ceptor 2004 Delaware Trust, and exercises voting and dispositive control over
337,845 shares held by such trust, and was awarded 50,000 shares of restricted
Common Stock for services to the Company.

                            DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of Common Stock, par value $0.0001 per share, and 20,000,000 shares of Preferred Stock, par value $0.0001 per share, 1,000 shares of which have been designated Series A Preferred Stock. As of July 15, 2005, there were 9,142,944 shares of Common Stock, and 382.65 shares of Series A Preferred Stock issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of Common
Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of legally available funds. However, the current policy of the
Board is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock such as the Series A Preferred Stock. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

The following description of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Incorporation filed with the
Secretary of State of the State of Delaware on February 1, 2005 fixing the rights, powers and privileges of the Series A Preferred Stock.

Holders of Series A Preferred Stock will be entitled at any time to convert their shares of Series A Preferred Stock into Common Stock, without any further payment therefor. Each share of Series A Preferred Stock is initially convertible into 10,000 shares of Common Stock. The number of shares of Common
Stock issuable upon conversion of the Series A Preferred Stock is subject to adjustment upon the occurrence of certain events, including, among others, a stock split, reverse stock split or combination of our Common Stock, an issuance of Common Stock or other securities as a dividend or distribution on the Common

                                       54

Stock, a reclassification, exchange or substitution of the Common Stock, or our capital reorganization. Upon our merger or consolidation with or into another company, or any transfer, sale or lease by us of substantially all of our Common
Stock or assets, the Series A Preferred Stock will be treated as Common Stock for all purposes, including the determination of any assets, property or stock to which holders of the Series A Preferred Stock are entitled to receive, or into which the Series A Preferred Stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

Except as otherwise required by law, the holders of Series A Preferred Stock are entitled to vote their shares on an as-if-converted to Common Stock basis, and shall vote together with the holders of the Common Stock, and not as a separate class.

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of Series A Preferred Stock will be entitled to receive out of our assets available for distribution to our stockholders, before any distribution is made to holders of our Common Stock, liquidating distributions in an amount equal to $25,000 per share. After payment of the full amount of the liquidating distributions to which the holders of the Series A Preferred Stock are entitled, holders of the Series A Preferred Stock will receive liquidating distributions pro rata with holders of Common Stock, based on the number of shares of Common Stock into which the Series A Preferred Stock is convertible at the conversion rate then in effect.

The Series A Preferred Stock may not be redeemed.

Holders of Series A Preferred Stock will not be entitled to receive dividends.

Warrants

We have issued unit warrants to purchase up to an aggregate of 2,558,250 shares of Common Stock in connection with the Private Placement. Each unit warrant entitles the holder to purchase 5,000 shares of Common Stock at the exercise price of $2.50 per share and will expire three years after effectiveness of a registration statement covering shares of Common Stock underlying the warrants.

We have issued warrants to purchase up to an aggregate of 1,681,650 shares of
Common Stock to the Placement Agent and certain other parties in connection with the Private Placement. Each warrant entitles the holder to purchase the stated
number of shares of Common Stock at an exercise price of $1.25 per share and will expire five years (with respect to warrants to purchase 1,481,650 shares)
and three years (with respect to warrants to purchase 200,000 shares) after its issue date.

The warrants may not be redeemed by us at any time.

The warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events.

Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder.

Convertible Notes

We have issued convertible promissory notes in an aggregate principal amount outstanding as of July 15, 2005 of $901,728. These notes mature on July 3, 2006 and earn interest at a rate of 10% per year through December 8, 2005 and 12%
thereafter until maturity. The outstanding principal amount of these notes and accrued unpaid interest thereon may, at the option of the holder, be converted into shares of Common Stock at a conversion price of $0.75 per share.

                                       55

Lock-up Agreements

Our shares of Common Stock are subject to various lock-up agreements that provide restrictions on the future sale of Common Stock by certain holders.
Xechem, the parent of our company prior to the Merger and present owner of
500,000 shares of Common Stock, has agreed that it would only sell any such shares subject to the volume of restrictions of Rule 144, regardless of whether or not such volume limitations under Rule 144 are applicable at the time of such sale. Additionally, participants in the Founders' Plan may sell 10% of their shares on the six month anniversary following issuance, an additional 10% on the twelve month anniversary of the issuance, and the balance upon initiation of a
Phase III clinical trial for our "Myodur" technology for muscular dystrophy, unless accelerated by our Compensation Committee. All lock-up agreements expire
24 months after the closing of the Private Placement.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our by-laws are intended to strengthen our Board's position in the event of a hostile takeover attempt. These by-law provisions have the following effects:

o      they provide that only business brought before an annual meeting by our
       Board or by a stockholder who complies with the procedures set forth in the by-laws may be transacted at an annual meeting of stockholders; and

o      they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination"
includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

                              PLAN OF DISTRIBUTION

We are registering an aggregate of 14,301,428 shares of common stock covered by this prospectus on behalf of the Selling Stockholders. The Selling Stockholders and any of their donees, pledgees, assignees and successors-in-interest may, from time to time, offer and sell any and all of their shares of Common Stock on any stock exchange, market, or trading facility on which such shares are traded.
The Selling Stockholders will act independently of us and each other in making decisions with respect to the timing, manner and size of each such sale. Sales may be made at fixed or negotiated or market prices. The shares may be sold by way of any legally available means, including in one or more of the following transactions:

o      a block trade in which a broker-dealer engaged by a Selling Stockholder attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o      purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

o      ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; and

                                       56

o      privately negotiated transactions.

Transactions under this prospectus may or may not involve brokers or dealers.
The Selling Stockholders may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in selling shares. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated in connection with the sale. Broker-dealers or agents also may receive compensation in the form of discounts, concessions, or commissions from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the
Securities Act. If the Selling Stockholders are deemed to be underwriters, they may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and
Rule 10b-5 under the Exchange Act.

To the extent required, the number of shares to be sold, the name of the Selling
Stockholder, the purchase price, the name of any agent or broker and any applicable commissions, discounts or other compensation to such agents or brokers and other material facts with respect to a particular offering will be set forth in a prospectus supplement as required by the Rules and Regulations under the Securities Act.

The Selling Stockholders may also sell shares under Rule 144 under the
Securities Act if available, rather than pursuant to this prospectus.

In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with. The anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to sales of the shares offered by the Selling Stockholders.

We are required to pay all fees and expenses incident to the registration of the shares. Otherwise, all discounts, commissions or fees incurred in connection with the sale of Common Stock offered hereby will be paid by the Selling
Stockholders.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the
SEC. Our filings are available to the public at the SEC's web site at
http://www.sec.gov. You may also read and copy any document we file at the SEC's
Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Further
information on the Public Reference Room may be obtained by calling the SEC at
1-800-SEC-0330.

We have filed a registration statement on Form SB-2 with the SEC under the
Securities Act for the Common Stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the

                                       57

references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

                                 LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New
York.

                                     EXPERTS

The financial statements as of December 31, 2004 and 2003 and for the period from August 11, 1986 (inception) through December 31, 2004 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern) of
WithumSmith+Brown, P.C., independent registered public accounting firm, and the report of Marcum & Kliegman LLP, independent registered public accounting firm, given on the authority of said firms as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              CHANGES IN ACCOUNTANT

     On November 22, 2004, the Company replaced WithumSmith+Brown, P.C. as its independent registered public accounting firm and approved the appointment of
Marcum & Kliegman LLP as its independent registered public accounting firm for the fiscal year ended December 31, 2004.

     As of December 8, 2004, upon effectiveness of the Merger, we replaced
Daszkal Bolton LLP as our independent auditors and approved the appointment of
Marcum & Kliegman LLP as our independent registered public accounting firm to audit our financial statements. The reason for the replacement of Daszkal Bolton
LLP was primarily that, following the Merger, we continued the business of the
Company as our sole line of business. We believe that it was in our best interests to retain Marcum & Kliegman LLP, the independent registered public accounting firm at the time of the Merger, to continue to audit such business after the Merger. Marcum & Kliegman LLP is located at 655 Third Avenue, 16th
Floor, New York, New York 10017.

The reports of Daszkal Bolton LLP on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years, and the subsequent interim periods, prior to December 8, 2004, there were no disagreements with Daszkal Bolton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Daszkal Bolton LLP, would have caused it to make reference to the matter in connection with its reports. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-B.

                                       58

Appointment of Marcum & Kliegman LLP was recommended and approved by our Audit
Committee. During our two most recent fiscal years, and the subsequent interim periods, prior to December 8, 2004, we did not consult Marcum & Kliegman LLP regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or a reportable event as described in Item 304(a)(1)(v) of Regulation S-B.

                                       59

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                            PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM......................F-2

AUDITED FINANCIAL STATEMENTS:

BALANCE SHEETS AS OF DECEMBER 31, 2004 AND 2003..............................F-4

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
AND FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1986) TO DECEMBER 31, 2004.....F-5

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD FROM
INCEPTION (AUGUST 11, 1986) TO DECEMBER 31, 2004.............................F-6

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
AND FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1986) TO
DECEMBER 31, 2004............................................................F-8

NOTES TO FINANCIAL STATEMENTS........................................F-9 to F-26

UNAUDITED FINANCIAL STATEMENTS:

BALANCE SHEET AS OF MARCH 31, 2005..........................................F-27

STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2005
AND 2004 AND FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1986) TO
MARCH 31, 2005..............................................................F-28

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT FOR THE THREE MONTHS
ENDED MARCH 31, 2005........................................................F-29

STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2005
AND 2004 AND FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1986) TO
MARCH 31, 2005..............................................................F-30

NOTES TO FINANCIAL STATEMENTS.......................................F-32 to F-39

                                      F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
CepTor Corporation (A Development Stage Company):

We have  audited  the  accompanying  balance  sheet  of  CepTor  Corporation  (A
Development Stage Company) as of December 31, 2004 and the related statements of operations,  changes in  stockholders'  deficiency,  and cash flows for the year then  ended and for the period  from  August 11,  1986  (date of  inception)  to
December 31, 2004.  These  financial  statements are the  responsibility  of the
Company's  management.  Our  responsibility  is to  express  an opinion on these financial statements based on our audit.

The financial  statements  of the Company as of and for the year ended  December
31, 2003 and for the period from August 11, 1986 (date of inception) to December
31, 2003 were audited by another  independent  registered public accounting firm whose  report  dated July 26, 2004  expressed  an  unqualified  opinion on those statements and included an explanatory paragraph regarding the Company's ability to continue as a going  concern.  The financial  statements  for the period from
August 11, 1986 (date of  inception)  to December 31, 2003 reflect a net loss of
$911,586  of the  total  inception  to date net loss of  $16,395,591.  The other auditors'  report  has been  furnished  to us,  and our  opinion,  insofar as it related to the amounts  included for such prior  periods are based solely on the report of such other auditors.

We conducted  our audit in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements  are free of material  misstatement.  The Company is not  required to have,  nor were we engaged to perform,  an audit of its  internal  control  over financial reporting.  Our audit included  consideration of internal control over financial  reporting  as  a  basis  for  designing  audit  procedures  that  are appropriate  in the  circumstances,  but not for the  purpose of  expressing  an opinion on the  effectiveness  of the Company's  internal control over financial reporting.  Accordingly  we express  no such  opinion.  An audit  also  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in
the  financial   statements,   assessing  the  accounting  principles  used  and
significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in
all  material  respects,   the  financial  position  of  CepTor  Corporation  (A
Development  Stage  Company) as of  December  31,  2004,  and the results of its operations  and its cash flows for the year then  ended and for the period  from
August 11, 1986 (date of  inception)  to December  31, 2004 in  conformity  with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP
Marcum & Kliegman LLP
New York, New York
March 4, 2005,  except for the 6th  paragraph of Note 18 as to which the date is
April 13, 2005

                                       F-2

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,
CepTor Corporation (A Development Stage Company):

We have  audited  the  accompanying  balance  sheet  of  CepTor  Corporation  (A
Development  Stage Company) as of December 31, 2003, and the related  statements of operations,  stockholders'  deficiency and cash flows for the year then ended and for the period  from  August 11, 1986 (date of  inception)  to December  31,
2003.  These  financial  statements  are  the  responsibility  of the  Company's management.  Our  responsibility  is to express  an  opinion on these  financial statements based on our audit.

We conducted  our audit in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in
all  material  respects,   the  financial  position  of  CepTor  Corporation  (A
Development  Stage  Company) as of  December  31,  2003,  and the results of its operations and cash flows for the year then ended and for the period from August
11, 1986 (date of inception) to December 31, 2003 in conformity  with accounting principles generally accepted in the United States of America.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company will continue as a going concern.  As more fully  described in Note 2 to
the  December  31,  2003  financial   statements,   the  Company  has  sustained
reoccurring  operating  losses and has an accumulated  deficit of $915,846 as of
December 31, 2003. These conditions raise  substantial doubt about the Company's ability to continue  as a going  concern.  Management's  plans  regarding  those matters are also  described in Note 2. The  financial  statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WithumSmith+Brown, P.C.
WithumSmith+Brown, P.C.
New Brunswick, New Jersey
July  26,  2004,  except  for Note  14(g) to the  December  31,  2003  financial statements, which is dated December 8, 2004

                                       F-3

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                         DECEMBER 31,
                                                                    2004            2003
                                                               -------------    -------------

                             ASSETS
Current Assets:
  Cash and cash equivalents                                    $   1,331,513    $      68,374
  Prepaid expenses                                                   107,729           17,697
                                                               -------------    -------------
    Total current assets                                           1,439,242           86,071

Property and equipment, net                                           60,615              137
Security deposit                                                      18,511                -
                                                               -------------    -------------
TOTAL ASSETS                                                   $   1,518,368    $      86,208
                                                               =============    =============

            LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
  Accounts payable                                             $      58,266    $      35,517
  Accrued expenses                                                   315,237                -
  Common stock subject to repurchase under put right               1,637,325                -
                                                               -------------    -------------
    Total current liabilities                                      2,010,828           35,517

Convertible notes                                                     56,821                -
Long-term debt                                                             -          275,000
Due to Xechem International, Inc.                                          -           50,000
                                                               -------------    -------------

    TOTAL LIABILITIES                                              2,067,649          360,517
                                                               -------------    -------------
Commitments and contingencies

Stockholders' Deficiency:
  Preferred stock, $0.0001 par value;  authorized
    20,000,000 shares, issued and outstanding - 145.07
    shares  of  Series  A  Convertible  Preferred  Stock;
    liquidation preference - $3,626,750                            3,626,750                -
  Common stock, $0.0001; authorized 100,000,000 shares,
    issued and outstanding 10,539,161, net of 401,305
    shares subject to put right and 3,898,213
    shares at December 31, 2004 and 2003, respectively                 1,054              390
  Subscriptions receivable on common stock                              (303)               -
  Deferred compensation                                             (624,750)               -
  Additional paid-in capital                                      12,294,648          641,147
  Treasury stock, 145,070 shares, at cost                           (362,675)               -
  Deficit accumulated during the development stage               (15,484,005)        (915,846)
                                                               -------------    -------------
    Total stockholders' deficiency                                  (549,281)        (274,309)
                                                               -------------    -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                 $   1,518,368    $      86,208
                                                               =============    =============

                                       F-4

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS

                                                                                                 CUMULATIVE
                                                                                              AUGUST 11, 1986
                                                                  FOR THE YEARS ENDED            (DATE OF
                                                                      DECEMBER 31,             INCEPTION) TO
                                                              -----------------------------     DECEMBER 31,
                                                                  2004             2003             2004
                                                              ------------     ------------   ---------------

REVENUES:
   Other income                                               $          -     $         -      $     75,349

OPERATING EXPENSES:
   Research and development                                      1,988,269         (58,785)        2,576,006
   In-process research and development                           5,034,309               -         5,034,309
   General and administrative                                    1,209,486         (67,507)        1,376,408
   Stock-based compensation pursuant to spinoff agreement        2,082,500               -         2,082,500
   Stock-based compensation to nonemployees                      2,689,575          41,637         2,907,235
   Stock-based litigation settlement expenses                      422,000               -           422,000
   Non-cash interest expense                                     1,100,915               -         1,100,915
   Interest expense, net of interest income                         20,835          12,157            35,451
                                                              ------------      ----------      ------------
        Total operating expenses                                14,547,889         (72,498)       15,534,824
                                                              ------------      ----------      ------------

NET (LOSS) INCOME                                              (14,547,889)         72,498       (15,459,475)

   Preferred dividends                                            (936,116)              -          (936,116)
                                                              ------------      ----------      ------------
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS            $(15,484,005)     $   72,498      $(16,395,591)
                                                              ============      ==========      ============

Basic and diluted (loss) income per common share              $      (3.25)     $     0.02

Weighted-average common shares outstanding                       4,757,477       3,898,213

                                       F-5

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

                                  PREFERRED STOCK             COMMON STOCK
                              -----------------------   ------------------------ SUBSCRIPTION
                                SHARES       AMOUNT       SHARES        AMOUNT    RECEIVABLE
                              ---------------------------------------------------------------

BALANCE, AUGUST 11, 1986
  AND DECEMBER 31, 1986             -       $     -            -       $     -    $       -

  Issuance of common stock
    for cash, $0.0012                                    840,818            84
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1987          -             -      840,818            84            -

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1988          -             -      840,818            84            -

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1989          -             -      840,818            84            -

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1990          -             -      840,818            84            -

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1991          -             -      840,818            84            -

  Net loss

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1992          -             -      840,818            84            -

  Net loss
  Convertible notes                                      176,572            18
  Issuance of common stock in
    exchange for services
    rendered. $ 0.0142                                   176,572            18
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1993          -             -    1,193,962           120            -

  Net income

  Distribution to stockholders
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1994          -             -    1,193,962           120            -

  Net loss
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1995          -             -    1,193,962           120            -

  Net loss
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1996          -             -    1,193,962           120            -

  Net loss
  Issued pursuant to
    acquisition, $3.3501                                  59,700             6
  Issuance of common stock
    for cash, $3.3501                                     29,850             3
  Capital contribution
    by stockholder
  Expense pursuant to grant
    of stock option
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1997          -             -    1,283,512           129            -

  Net loss
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1998          -             -    1,283,512           129            -

  Net loss
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1999          -             -    1,283,512           129            -

  Net loss
  Issuance of common stock
    for cash, $3.1409                                     15,919             2
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 2000          -             -    1,299,431           131            -

  Net loss
  Issued pursuant to funding
    agreement, $0.0838                                 1,083,729           108
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 2001          -       $     -    2,383,160       $   239    $       -

                                                                          DEFICIT
                                                                        ACCUMULATED
                               DEFERRED   ADDITIONAL   TREASURY STOCK    DURING THE      TOTAL
                                COMPEN-    PAID-IN    ----------------- DEVELOPMENT   STOCKHOLDERS
                                SATION     CAPITAL    SHARES     AMOUNT    STAGE       DEFICIENCY
                              ----------------------------------------------------------------------

BALANCE, AUGUST 11, 1986
  AND DECEMBER 31, 1986        $      -    $      -        -   $      -  $       -      $       -

  Issuance of common stock
    for cash, $0.0012                           916                                         1,000
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1987            -         916        -          -          -          1,000

                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1988            -         916        -          -          -          1,000

                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1989            -         916        -          -          -          1,000

                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1990            -         916        -          -          -          1,000

                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1991            -         916        -          -          -          1,000

  Net loss                                                                  (8,006)        (8,006)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1992            -         916        -          -     (8,006)        (7,006)

  Net loss                                                                  (1,169)        (1,169)
  Convertible notes                               3                                            21
  Issuance of common stock in
    exchange for services
    rendered. $ 0.0142                        2,482                                         2,500
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1993            -       3,401        -          -     (9,175)        (5,654)

  Net income                                                                10,222         10,222

  Distribution to stockholders                                              (4,260)        (4,260)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1994            -       3,401        -          -     (3,213)           308

  Net loss                                                                  (1,342)        (1,342)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1995            -       3,401        -          -     (4,555)        (1,034)

  Net loss                                                                  (8,727)        (8,727)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1996            -       3,401        -          -    (13,282)        (9,761)

  Net loss                                                                  (3,975)        (3,975)
  Issued pursuant to
    acquisition, $3.3501                    199,994                                       200,000
  Issuance of common stock
    for cash, $3.3501                        99,997                                       100,000
  Capital contribution
    by stockholder                           50,000                                        50,000
  Expense pursuant to grant
    of stock option                          20,356                                        20,356
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1997            -     373,748        -          -    (17,257)       356,620

  Net loss                                                                 (21,102)       (21,102)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1998            -     373,748        -          -    (38,359)       335,518

  Net loss                                                                 (25,172)       (25,172)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1999            -     373,748        -          -    (63,531)       310,346

  Net loss                                                                 (36,256)       (36,256)
  Issuance of common stock
    for cash, $3.1409                        49,998                                        50,000
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 2000            -     423,746        -          -    (99,787)       324,090

  Net loss                                                                (233,958)      (233,958)
  Issued pursuant to funding
    agreement, $0.0838                       90,659                                        90,767
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 2001     $      -    $514,405        -     $    -  $(333,745)     $ 180,899

                                       F-6

                               CEPTOR CORPORATION
                          (A Development Stage Company)
          STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY (CONTINUED)

                                                         PREFERRED STOCK            COMMON STOCK                     DEFERRED
                                                     -----------------------   -----------------------  SUBSCRIPTION  COMPEN-
                                                       SHARES       AMOUNT       SHARES        AMOUNT    RECEIVABLE   SATION
                                                     --------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2001                                 -       $     -     2,383,160      $   239     $      -    $     -

  Net loss
  Issued pursuant to funding agreement, $0.0838                                1,515,053          151
                                                     -------     ---------    ----------        -----         ----  ---------
BALANCE, DECEMBER 31, 2002                                 -             -     3,898,213          390            -          -

  Net income
                                                     -------     ---------    ----------        -----         ----  ---------
BALANCE, DECEMBER 31, 2003                                 -             -     3,898,213          390            -          -

  Acquisition by Xechem International, Inc. and
    application of push-down accounting                                                -            -
  Option granted pursuant to spinoff agreement                                         -            -
  Common stock subject to repurchase under put right                            (401,305)         (40)
  Common stock issued May 2004, in connection
    with bridge loans ($1.31)                                                    451,597           45
  Common stock issued May 2004, to placement
    agent for bridge loans ($2.50)                                                36,000            4
  Common stock issued September 2004, net of
    offering expenses of $70,760 ($1.68)                                         554,413           55
  Common stock issued December 2004 to advisors
    for past services ($2.50)                                                    675,690           68
  Reclassification in December 2004 of advances
    from Xechem as contribution to capital
  Minority shareholders pursuant to recapitalization                           1,850,000          185
  Common stock issued December 2004 pursuant to
    exercise of options granted pursuant to
    spinoff agreement ($0.00001)                                               3,031,943          303         (303)
  Intrinsic value of beneficial conversion
    feature of replacement notes
  Common stock issued December 2004 in conversion
    of convertible note ($1.25)                                                  167,610           17
  Common stock issued December 2004 in connection
    with litigation settlement ($2.50)                                           125,000           12
  Warrants issued in connection with
    litigation settlement
  Common stock issued December 2004 pursuant to
    placement agent agreement ($2.50)                                            150,000           15
  Warrants issued to nonemployees for services
  Preferred stock and warrants issued pursuant to
    units sold December 2004 in a private placement
    ($25,000/Unit)                                    145.07    $3,626,750
  Acquisition December 2004 of treasury stock
    under put right ($2.50)
  Deemed dividend of beneficial conversion
    feature of units sold in private placement
  Stock option-based compensation for investor
    relation services rendered                                                                                     (1,198,500)
  Stock option-based compensation for research
    consulting services rendered                                                                                      (30,600)
  Amortization of deferred compensation                                                                               604,350
  Net loss
                                                      ------    ----------    ----------       ------        -----  ---------
BALANCE, DECEMBER 31, 2004                            145.07    $3,626,750    10,539,161       $1,054        $(303) $(624,750)
                                                      ======    ==========    ==========       ======        =====  =========

                                                                                        DEFICIT
                                                                                      ACCUMULATED
                                                        ADDITIONAL  TREASURY STOCK     DURING THE      TOTAL
                                                         PAID-IN   -----------------  DEVELOPMENT   STOCKHOLDERS
                                                         CAPITAL    SHARES   AMOUNT      STAGE       DEFICIENCY
                                                     -------------------------------------------------------------

BALANCE, DECEMBER 31, 2001                              $  514,405       -   $     -    $(333,745)   $   180,899

  Net loss                                                                               (654,599)      (654,599)
  Issued pursuant to funding agreement, $0.0838            126,742                                       126,893
                                                       ----------- ------- ---------  ------------   -----------
BALANCE, DECEMBER 31, 2002                                 641,147       -         -     (988,344)      (346,807)

  Net income                                                                               72,498         72,498
                                                       ----------- ------- ---------  ------------   -----------
BALANCE, DECEMBER 31, 2003                                 641,147       -         -     (915,846)      (274,309)

  Acquisition by Xechem International, Inc. and
    application of push-down accounting                  4,118,463                        915,846      5,034,309
  Option granted pursuant to spinoff agreement           2,082,500                                     2,082,500
  Common stock subject to repurchase under put right    (1,637,285)                                   (1,637,325)
  Common stock issued May 2004, in connection
    with bridge loans ($1.22)                              549,955                                       550,000
  Common stock issued May 2004, to placement
    agent for bridge loans ($2.50)                          89,996                                        90,000
  Common stock issued September 2004, net of
    offering expenses of $70,760 ($1.68)                   929,176                                       929,231
  Common stock issued December 2004 to advisors
    for past services ($2.50)                            1,689,157                                     1,689,225
  Reclassification in December 2004 of advances
    from Xechem as contribution to capital                 350,310                                       350,310
  Minority shareholders pursuant to recapitalization          (185)                                            -
  Common stock issued December 2004 pursuant to
    exercise of options granted pursuant to
    spinoff agreement ($0.00001)                                                                               -
  Intrinsic value of beneficial conversion
    feature of replacement notes                         1,111,240                                     1,111,240
  Common stock issued December 2004 in conversion
    of convertible note ($1.25)                            209,495                                       209,512
  Common stock issued December 2004 in connection
    with litigation settlement ($2.50)                     312,488                                       312,500
  Warrants issued in connection with
    litigation settlement                                  109,500                                       109,500
  Common stock issued December 2004 pursuant to
    placement agent agreement ($2.50)                          (15)                                            -
  Warrants issued to nonemployees for services             396,000                                       396,000
  Preferred stock and warrants issued pursuant to
    units sold December 2004 in a private placement
    ($25,000/Unit)                                        (822,510)                                    2,804,240
  Acquisition December 2004 of treasury stock
    under put right ($2.50)                                        145,070  (362,675)                   (362,675)
  Deemed dividend of beneficial conversion
    feature of units sold in private placement             936,116                        (936,116)            -
  Stock option-based compensation for investor
    relation services rendered                           1,198,500                                             -
  Stock option-based compensation for research
    consulting services rendered                            30,600                                             -
  Amortization of deferred compensation                                                                  604,350
  Net loss                                                                             (14,547,889)  (14,547,889)
                                                       ----------- ------- ---------  ------------   -----------
BALANCE, DECEMBER 31, 2004                             $12,294,648 145,070 $(362,675) $(15,484,005)  $  (549,281)
                                                       =========== ======= =========  ============   ===========

                                       F-6

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                                   CUMULATIVE
                                                                                                                AUGUST 11, 1986
                                                                                 FOR THE YEARS ENDED                (DATE OF
                                                                                     DECEMBER 31,                INCEPTION) TO
                                                                         -------------------------------------    DECEMBER 31,
                                                                                2004               2003               2004
                                                                         -----------------  ------------------  ------------------

CASH FLOWS USED IN OPERATING ACTIVITIES:
Net (loss) income                                                         $  (14,547,889)      $    72,498        $  (15,459,475)
Adjustments to reconcile net income (loss) to net cash
  used in operating activities:
    Depreciation and amortization                                                 11,046               273                13,283
    Write-off of in-process research and development                           5,034,309                 -             5,034,309
    Charge for stock option issued pursuant to
      spinoff agreement                                                        2,082,500                 -             2,082,500
    Stock-based compensation to nonemployees                                   2,689,575                 -             2,912,431
    Stock-based component of litigation settlement                               422,000                 -               422,000
    Non-cash interest expense                                                  1,100,915            41,637             1,318,575
    Changes in assets and liabilities:
      Prepaid expenses                                                           (90,032)           (6,476)             (107,729)
      Other assets                                                               (18,511)                -               (18,511)
      Accounts payable and accrued expenses                                      361,644          (220,998)              397,161
                                                                         -----------------  ------------------  ------------------
      Net cash used in operating activities                                   (2,954,443)         (113,066)           (3,405,456)
                                                                         -----------------  ------------------  ------------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment                                              (71,524)                -               (73,898)
                                                                         -----------------  ------------------  ------------------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Net proceeds from issuances of common stock                                      929,231                 -             1,130,252
Net proceeds from issuances of preferred stock                                 2,804,240                 -             2,804,240
Acquisition of treasury stock under put right                                   (362,675)                -              (362,675)
Distribution to shareholders                                                           -                 -                (4,260)
Capital contributed by Xechem International, Inc.                                300,310            50,000               350,310
Proceeds from issuance of bridge loans                                         1,100,000                 -             1,375,000
Debt issue costs                                                                (132,000)                -              (132,000)
Principal payments on bridge loans                                              (350,000)                -              (350,000)
                                                                         -----------------  ------------------  ------------------
      Net cash provided by financing activities                                4,289,106            50,000             4,810,867
                                                                         -----------------  ------------------  ------------------
      Net increase (decrease) in cash and cash equivalents                     1,263,139           (63,066)            1,331,513

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF PERIOD                              68,374           131,440                     -
                                                                         -----------------  ------------------  ------------------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD                            $    1,331,513       $    68,374        $    1,331,513
                                                                         =================  ==================  ==================

                                       F-7

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                 CUMULATIVE
                                                                                               AUGUST 11, 1986
                                                                 FOR THE YEARS ENDED               (DATE OF
                                                                     DECEMBER 31,               INCEPTION) TO
                                                           ---------------------------------     DECEMBER 31,
                                                                  2004            2003              2004
                                                           ----------------  ---------------  ----------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Issued 36,000 shares of common stock as
  debt issuance costs                                        $    90,000            -          $    90,000
Issued 451,597 shares of common stock to bridge
  loan investors and placement agent                             550,000            -              550,000
Issued 167,610 shares upon conversion of
  convertible notes                                              209,512            -              209,512
Deemed dividend of the beneficial conversion feature
  of units sold in private placement                             936,116            -              936,116
Issuance of convertible notes in exchange for bridge
  loans and long-term debt plus accrued interest               1,111,240            -            1,111,240
Obligation to repurchase 401,305 shares of common
  pursuant to put right                                        1,637,325            -            1,637,325
Cash paid during the year for:
  Interest                                                        16,773            -                    -

                                       F-8

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 1 - THE COMPANY

ORGANIZATION
The  financial  statements  presented  are  those  of  CepTor  Corporation  (the
"Company"), incorporated in August 1986 in the state of Delaware.

MERGER OF MEDALLION CREST MANAGEMENT,  INC. AND CEPTOR  CORPORATION As described
in  Note  13,   Medallion  Crest   Management,   Inc.,  a  Florida   corporation
("Medallion")  acquired  all of the common  stock of the  Company on December 8,
2004.  Medallion was an inactive  public shell at the time of  acquisition.  The
Company's  shareholders prior to the merger became the majority  shareholders of
Medallion  after the merger;  accordingly the transaction was accounted for as a recapitalization.  The accompanying financial statements have been retroactively restated to give effect to this transaction.

NATURE OF BUSINESS AND DEVELOPMENT STAGE OPERATIONS
CepTor  Corporation is a  biopharmaceutical  company engaged in the research and development of therapeutic  products for  neuromuscular,  neurodegenerative  and other  diseases with a focus on orphan  diseases  (defined as those which affect less than  200,000  people).  Since its  inception,  the Company has devoted its efforts and resources to the development of its receptor mediated drug-targeting platform for neuromuscular and  neurodegenerative  diseases,  and to raising the funds necessary to continue this research.

The Company is a development  stage  enterprise,  which has a limited history of operations and has not generated any material revenues since its inception.  The
Company  has  received  a  limited   amount  of  funding   through   grants  and
collaborative  research efforts in connection with developing its products.  The
Company does not have any products that are approved for commercial distribution at the present time. As a development stage  enterprise,  the Company is subject to all of the risks and uncertainties  that are associated with developing a new business.

NOTE 2 - LIQUIDITY AND FINANCIAL CONDITION (REVISED)

The  Company's  net  loss for the year  ended  December  31,  2004  amounted  to
$14,547,889,  which includes  $11,329,299 of non-cash special charges associated with the Company's acquisition by and subsequent spin-off from its former parent
Xechem  International,  Inc. ("Xechem"),  the issuance of stock and common stock purchase  warrants to  non-employees  for services and in  settlement of certain litigation and non-cash interest expense. The Company used net cash flows in its operating  activities of $2,954,443,  its development stage accumulated  deficit amounts to $15,484,005 and its working capital  deficiency  amounts to $571,586, which includes the obligation under the put right,  which during the year ending
December  31,  2005,  is  payable  only  out of  proceeds  from  any  subsequent financings,  as further  described  in Note 10. In  addition,  the  Company  was released  from  its  obligation  to use  3% of the  proceeds  from  its  private placement  for  investor  and  financial  relations  activities  unless  it  has liquidity  in excess  of that  required  to fund its  research  and  development activities. The Company expects to continue incurring losses for the foreseeable future due to the  inherent  uncertainty  that is related  to  establishing  the commercial  feasibility  of  pharmaceutical  products.  The Company will require substantial  additional  funding  to support  the  development  of its  proposed products and fund its  operations  while it continues its efforts to execute its business  plan  but  estimates  that  it has  sufficient  liquidity  to  sustain operations through December 31, 2005.

During the year ended  December 31, 2004,  the Company  received net proceeds of
$4,289,106 from financing  activities,  including (i) $2,804,240 (gross proceeds of $3,626,750 net of transactions  expenses amounting to $822,510) from the sale of preferred  stock and common stock  purchase  warrants  ("Units") in a private placement  transaction (see Note 16), (ii) $300,310 contributed by Xechem, (iii)
$968,000 (gross  proceeds of $1,100,000 from the issuances of Bridge Loans,  net of debt  issuance  costs of  $132,000,  (see Note 11) and (iv)  $929,231  (gross proceeds of $1,000,000 net of transactions  expenses  amounting to $70,769) in a sale of common stock to JCR  Pharmaceuticals  Co., Ltd. (see Note 12) concurrent with entering into an exclusive license agreement.  From the net proceeds of the sale of the Units,  the Company  repaid  $350,000 of principal on certain bridge loans pursuant to their terms and  repurchased  $362,675 of shares of its common stock held by Xechem pursuant to the terms of a redemption  obligation (see Note
5). Subsequent to December 31, 2004 and through February 11, 2005, the

                                       F-9

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 2 - LIQUIDITY AND FINANCIAL CONDITION (CONTINUED)

Company  received net proceeds of  approximately  $7,897,422  (gross proceeds of
$9,164,500 net of transactions  expenses  amounting to $1,267,078),  through the additional  sales of Units  described in Note 18. The Company is  continuing  to seek additional capital,  collaborative  partners,  joint ventures and strategic alliance  agreements  both  within the United  States and abroad in an effort to accelerate  the  development  of  its  proposed  products;  however,  there  are currently  no firm  commitments  in place for new  capital  nor has the  Company identified any prospective  joint venture partners or participants with which it would enter into a strategic alliance arrangement.

The Company's planned activities will require the use of additional  consultants and  contract  research  organizations  in support of its  clinical  development programs,  and additional  personnel,  including  management,  with expertise in areas  such as  preclinical  testing,  clinical  trial  design  and  management, regulatory  affairs,  manufacturing  and  marketing.  The  Company  has  been in discussions  with  several  contract  manufacturers  to provide the Company with sufficient clinical materials for both its pre-clinical  studies and to initiate its human clinical trials for its proposed product to treat muscular  dystrophy.
Based on these discussions,  the Company anticipates that it will likely need to raise additional capital to continue funding the development of its products.

Further,  if the Company receives regulatory approval for any of its products in the United  States or  elsewhere,  it will  incur  substantial  expenditures  to develop  manufacturing,  sales and marketing  capabilities and/or subcontract or joint venture these  activities with others.  There can be no assurance that the
Company  will ever  recognize  revenue  or  profit  from any such  products.  In
addition,   the  Company  may  encounter   unanticipated   problems,   including
developmental,  regulatory,  manufacturing  or marketing  difficulties,  some of which may be beyond its ability to resolve. The Company may lack the capacity to produce its  products  in-house and there can be no  assurances  that it will be able to locate or retain suitable contract manufacturers or be able to have them produce products at satisfactory prices.

There can be no assurance that management's plans to obtain additional financing to fund operations will be successful or that the successful  implementation  of the business plan will actually improve the Company's operating results.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The Company is a  development  stage  enterprise.  Accordingly,  the Company has included its  cumulative  statements  of  operations,  cash flows and  statement changes in  stockholders'  deficiency for the period of August 11, 1986 (date of inception)  to December  31, 2004 in  accordance  with  Statement  of  Financial
Accounting  Standards  ("SFAS") No. 7 "Accounting  and Reporting by  Development
Stage Enterprises".

The Company's net loss as reported in its statement of operations for the period of August 11,  1986 (date of  inception)  to December  31,  2004 is  $15,459,475 whereas the deficit  accumulated during its development stage as reported on its balance sheet at December 31, 2004 is $15,484,005. The difference is a result of the  acquisition of the Company by Xechem and the  restatement of its assets and liabilities to fair value, which resulted in the Company's  accumulated deficit, net of  distributions,  from  inception  through  December 31, 2003 (the date of merger for  financial  reporting  purposes)  being  reclassified  to  additional paid-in capital, net of a deemed dividend to the preferred shareholders.

CASH AND CASH EQUIVALENTS
The Company  considers  all highly liquid  investments  with a maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT
Property  and  equipment  is  recorded  at cost less  accumulated  depreciation.
Depreciation is provided on the  straight-line  method over the estimated useful lives of the assets, which is primarily five years. Leasehold improvements are

                                      F-10

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

amortized  over the terms of their  respective  leases or  service  lives of the improvements,  whichever  is  shorter  Gains and  losses on  depreciable  assets retired or sold are  recognized  in the  statement of  operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

DEBT ISSUE COSTS
Pursuant to the Bridge loans  entered  into during April 2004 and May 2004,  the
Company paid the placement agent $132,000 in commissions  and a  non-accountable expense  allowance  and  issued  36,000  shares of common  stock with a value of
$90,000,  which were  amortized  over the term of the Bridge Loans from May 2004 through October 2004 (see Note 11).

ACCOUNTING FOR STOCK BASED COMPENSATION
As permitted under SFAS No. 148 "Accounting for Stock-Based Compensation -
Transition and Disclosure," which amended SFAS No. 123 "Accounting for
Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based compensation arrangements as defined by Accounting Principles Board ("APB") Opinion No. 25
"Accounting for Stock Issued to Employees," and related interpretations including Financial Accounting Standards Board ("FASB") Interpretation No. 44
"Accounting for Certain Transactions Involving Stock Compensation," an
interpretation of APB No. 25.

The cost of stock based compensation awards issued to non-employees for services are  recorded  at  either  the  fair  value  of  the  services  rendered  or the instruments  issued in exchange  for such  services,  whichever  is more readily determinable,  using the  measurement  date  guidelines  enumerated  in Emerging
Issues Task Force Issue ("EITF") 96-18,  "Accounting for Equity Instruments That
Are  Issued to Other  Than  Employees  for  Acquiring,  or in  Conjunction  with
Selling, Goods or Services."

The following table  summarizes the pro forma  operating  results of the Company had compensation  expense for stock options granted to employees been determined in  accordance  with the fair market value based method  prescribed  by SFAS No.
123. The Company has presented the following disclosures in accordance with SFAS
No. 148.

                                                                      For the Year Ended December 31,
                                                                      -------------------------------
                                                                     2004                       2003
                                                                     ----                       ----

Net (loss) income available to common stockholders               $(15,484,005)              $      72,498
Adjust: Stock-based employee compensation
  determined under the fair value method                               (2,930)                          -
                                                                 ------------               -------------
    Pro forma net (loss) income                                  $(15,486,935)              $      72,498
                                                                 =============              =============
Net (loss) income per share available to common stockholders:
    Basic and diluted, as reported                                     $(3.25)                      $0.02
    Basic and diluted, pro forma                                        (3.26)                       0.02

The pro forma amounts that are disclosed in accordance with SFAS No. 123 reflect the portion of the estimated  fair value of awards that were earned for the year ended December 31, 2004.

                                      F-11

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTING  FOR  WARRANTS  ISSUED IN  CONNECTION  WITH SALE OF UNIT The  Company
accounts for the issuance of common stock purchase warrants issued in connection with  sales  of its  Units  in  accordance  with the  provisions  of EITF  00-19
"Accounting  for Derivative  Financial  Instruments  Indexed to, and Potentially
Settled in, a Company's Own Stock".  Based on the provisions of EITF 00-19,  the
Company classifies as equity any contracts that (i) require physical  settlement or  net-share  settlement  or (ii)  gives  the  company  a  choice  of  net-cash settlement  or settlement  in its own shares  (physical  settlement or net-share settlement).  The Company classifies as assets or liabilities any contracts that
(i) require net-cash settlement  (including a requirement to net cash settle the contract  if an event  occurs and if that event is  outside  the  control of the
Company)  or (ii) give the  counterparty  a choice  of  net-cash  settlement  or settlement in shares (physical settlement or net-share settlement).

RESEARCH AND DEVELOPMENT
Research and development costs are expensed as incurred.

NET INCOME (LOSS) PER SHARE
Net income  (loss) per share is  presented  under  SFAS No.  128  "Earnings  Per
Share."  Under SFAS No.  128,  basic net income  (loss) per share is computed by dividing net income  (loss) per share  available to common  stockholders  by the weighted average shares of common stock  outstanding for the period and excludes any  potential  dilution.  Diluted  earnings  per share  reflect  the  potential dilution  that would  occur upon the  exercise  or  conversion  of all  dilutive securities  into common stock.  The  computation  of loss per share for the year ended December 31, 2004 excludes  potentially  dilutive securities because their inclusion would be anti-dilutive.

Shares of common  stock  issuable  upon  conversion  or exercise of  potentially dilutive securities at December 31, 2004 are as follows:

           Series A Preferred Stock                      1,450,700
           Warrants                                      1,120,420
           Options                                         662,340
           Convertible Notes                               725,730
                                                         ---------
           TOTAL                                         3,959,190
                                                         =========

There were no potentially dilutive securities  outstanding during the year ended
December 31, 2003. As described  further in Note 18,  subsequent to December 31,
2004, the Company sold,  pursuant to the private placement described in Note 16,
an  additional  366.58  Units,   including  366.58  shares  of  preferred  stock
convertible  into an aggregate of 3,665,800 shares of common stock plus warrants issued to the investors in the private placement to purchase 1,832,900 shares of common  stock and warrants  issued to the  placement  agent to purchase  366,580 shares of common  stock.  In  addition,  as  described  further  in Note 18, the
Company revised  certain terms of its  Convertible  Notes which may result in an additional  678,297 shares of common stock to be issuable upon conversion of the
Convertible Notes, upon maturity.

USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally  accepted in the United States of America requires  management to make estimates  and  assumptions  that  affect  the  reported  amounts  of assets and liabilities  and disclosure of contingent  assets and liabilities at the date of the  financial  statements  and the  reported  amounts of revenues  and expenses during the reporting period. Actual results could differ from those estimates.

                                      F-12

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying  amounts  reported in the balance sheet for cash,  accounts payable and accrued expenses  approximate fair value based upon the short term nature of those  instruments.  The carrying amount of the convertible  notes  approximates their fair value as the  effective  rate of such  instruments,  which takes into consideration  the  allocation of proceeds  based on the relative fair values of the notes and equity instruments issued concurrently, are consistent with market rates for investments with similar levels of risk.

CONCENTRATION OF CREDIT RISK
The Company maintains cash balances, at times, with financial institutions in an amount  which is more than  amounts  insured by the  Federal  Deposit  Insurance
Corporation.  Management  monitors  the  soundness  of  these  institutions  and considers the Company's risk negligible.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In January 2003,  the  Financial  Accounting  Standards  Board  ("FASB")  issued
Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46").
This   interpretation   of  Accounting   Research   Bulletin   ("ARB")  No.  51,
"Consolidated   Financial  Statements,"  provides  guidance  for  identifying  a controlling  interest in a variable interest entity ("VIE") established by means other than voting  interest.  FIN 46 also required  consolidation of a VIE by an enterprise  that holds such  controlling  interest.  In December  2003, the FASB completed its deliberations  regarding the proposed  modifications to FIN 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities -
an  Interpretation of ARB 51" ("FIN No. 46 R"). The decisions reached included a deferral of the effective date and provisions  for additional  scope  exceptions for certain types of variable interests.  Application of FIN No. 46R is required in  financial  statements  of public  entities  that have  interests  in VIEs or potential  VIEs  commonly  referred to as  special-purpose  entities for periods ending after December 15, 2003.  Application  by public small business  issuers'
entities is required in all interim and annual financial  statements for periods ending after December 15, 2004.

The  adoption  of this  pronouncement  did not have an effect  on the  Company's financial statements.

In December 2004,  the FASB issued SFAS No. 123R,  "Share Based  Payment".  This statement is a revision of SFAS Statement No. 123,  "Accounting  for Stock-Based
Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to
Employees",  and its related  implementation  guidance.  SFAS 123R addresses all forms of share based  payment  ("SBP")  awards  including  shares  issued  under employee  stock  purchase  plans,  stock  options,  restricted  stock  and stock appreciation  rights.  Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date,  based on the estimated number of awards that are  expected  to vest and will result in a charge to  operations for stock-based compensation expense. SFAS 123R is effective for public entities that file as small business  issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

The  Company is  currently  in the  process of  evaluating  the effect  that the adoption of this pronouncement will have on its financial statements.

In  December  2004,  the FASB issued SFAS No.  153,  "Exchanges  of  Nonmonetary
Assets."  SFAS 153 amends APB  Opinion No. 29 to  eliminate  the  exception  for nonmonetary  exchanges  of  similar  productive  assets and  replaces  it with a general  exception  for  exchanges  of  nonmonetary  assets  that  do  not  have commercial  substance.  A nonmonetary  exchange has commercial  substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of SFAS 153 are effective for nonmonetary asset exchanges  occurring in fiscal periods  beginning  after June 15, 2005.  Earlier application is permitted for  nonmonetary  asset  exchanges  occurring in fiscal periods  beginning  after  December 16, 2004.  The  provisions of this Statement should be applied prospectively.

                                      F-13

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The  adoption  of this  pronouncement  did not have an effect  on the  Company's financial statements.

In EITF Issue No. 04-8, "The Effect of Contingently  Convertible  Instruments on
Diluted  Earnings  Per Share",  the EITF reached a consensus  that  contingently convertible  instruments,  such as contingently  convertible debt,  contingently convertible  preferred  stock,  and other such securities  should be included in diluted earnings per share (if dilutive)  regardless of whether the market price trigger has been met. The consensus is effective for  reporting  periods  ending after December 15, 2004.

The  Company's  adoption  of this  pronouncement  did not have an  effect on the
Company's financial statements.

NOTE 4 - ACQUISITION OF CEPTOR CORPORATION BY XECHEM INTERNATIONAL, INC.

On January 27, 2004, the former  shareholders of the Company  received shares of preferred stock of Xechem (convertible into 30,000,000 shares of common stock of
Xechem)  in  connection  with the  merger  of the  Company  into a  wholly-owned subsidiary of Xechem. For financial  reporting  purposes,  the effective date of the  merger was  designated  January 1, 2004.  The  results of  operations  from
January 1 to January 27, 2004 were not significant.  The merger was accomplished through  a  reverse  triangular  merger  whereby  Ceptor  Acquisition,  Inc.,  a wholly-owned  subsidiary of Xechem,  was merged into the Company and the Company was the surviving entity.

Effective upon the acquisition of the Company by Xechem,  the Company's  balance sheet was adjusted to record existing assets and liabilities to fair value. Fair value was  generally  assigned to these assets based on the net present value of the projected cash flows  expected to be generated by those assets.  Significant assumptions underlying these cash flows include our assessment of the timing and our ability to  successfully  complete the in-process  research and  development
("IPR&D")  projects,  and  interest  rates used to discount  these cash flows to their present value. In accordance with EITF Issue No. 99-12,  "Determination of the Measurement Date for the Market Price of an Acquirer's  Securities Issued in
a  Business   Combination,"  the  Company  determined  the  fair  value  of  the consideration  paid in the transaction was the average closing price of Xechem's common stock for a  reasonable  period of time before and after the terms of the acquisition  were agreed to and announced.  The fair value of the  consideration
determined  under  this  method  amounted  to  $4,760,000.   In  allocating  the
consideration  paid, the fair value of the recorded assets and liabilities  were determined  to equal the carrying  value with the excess  value  assigned to the
IPR&D which  represents  the value  assigned to the acquired  intangible  assets which  had not  reached  technological  feasibility  and for  which  there is no alternative use.

The Company recorded  approximately  $5,034,300 of IPR&D,  consisting of granted patents and pending patent  applications,  which has been expensed as in-process research and development costs. The following table summarizes the fair value of the assets acquired and liabilities assumed in the acquisition:

Consideration paid by Xechem to former
  stockholders of Ceptor Corporation                       $    4,760,000

Net Liabilities Assumed:
  Current liabilities                                             (35,000)
  Notes and advances payable                                     (325,000)
  Current and other assets                                         85,691
                                                           ---------------
                                                                 (274,309)
                                                           ---------------
Purchase price in excess of net liabilities
  assumed by Xechem - allocated to in-process
  research and development                                 $    5,034,309
                                                           ===============

                                      F-14

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 5 - SPINOFF OF CEPTOR CORPORATION BY XECHEM INTERNATIONAL, INC.

DESCRIPTION OF XECHEM SPINOFF AGREEMENT
Following the  acquisition  of the Company by Xechem,  the board of directors of
Xechem determined that Xechem lacked the resources to fully fund the development and regulatory approval of the Company's  technology.  As a result, the board of directors  of Xechem  determined  that it was in the best  interest  of Xechem's stockholders  to effect a spin-off of the Company  from  Xechem,  providing  the
Company  with an  independent  platform  to obtain  financing  and  develop  its technology.  As a result the Company, Xechem, and William Pursley,  Chairman and
CEO of the Company ("Mr.  Pursley"),  entered into an agreement  dated March 31,
2004, amended July 23, 2004 and November 17, 2004, (the "Spinoff Agreement"), to
provide for the  separation  of the Company from Xechem.  The Spinoff  Agreement provided for the Company's separation from Xechem under a transaction structured to include  (i) the  Company's  redemption  of a portion  of its shares  held by
Xechem out of the proceeds of future  financing under the Redemption  Obligation described below, (ii) the issuance and allocation of additional shares of common stock to Mr.  Pursley under the  Founders'  Plan  described  below and (iii) the
Company's  reverse merger into a public shell  described in Note 13. The Company also agreed to pay royalties on future  revenues and assume  certain  obligation for contingent  consideration  payable to the former stockholders of the Company
(who sold their shares to Xechem).

The Spinoff of the Company from Xechem concurrent with Mr. Pursley's exercise of his stock option and the Company's  reverse  merger into Medallion was completed on December 8, 2004.

REDEMPTION OBLIGATION
Under the terms of the  original  Spinoff  Agreement,  Xechem  was  entitled  to receive 25% of the proceeds of any offering of securities of the Company,  up to
$2,000,000.  Following discussion with prospective selling agents for a proposed private  placement of the Company's  securities,  Xechem agreed to accept 10% of the proceeds, up to $2,000,000, of any future financing in partial redemption of shares of the Company held by Xechem (see Note 10).

ALLOCATION OF STOCK UNDER FOUNDERS' PLAN
Pursuant to the Spinoff Agreement, Mr. Pursley was allocated,  initially through a 10-year  option  exercisable  at par value  ($0.0001 per share),  the right to designate  for  issuance  3,031,943  shares of the common  stock of the Company, equal to 43.75% of the fully diluted common stock  outstanding  (the  "Founders'
Shares")   assuming  the  issuance  of  all  of  the   Founders'   Shares.   The
aforementioned  right  of Mr.  Pursley  provided  him the  irrevocable  right to allocate  such award to certain other  employees  and persons  designated by Mr.
Pursley  having  importance  to  the  future  success  of  the  Company,   on  a
discretionary basis.

Pursuant  to the grant of the option to  purchase  the  3,031,943  shares of the
Company's  common stock at the nominal  exercise price of par value, the Company recorded compensation expense of $2,082,500  representing the intrinsic value of the  option  determined  by  applying  the  percent  that the  Founders'  Shares represent of the fully diluted shares outstanding, to the net assets acquired by
Xechem in its acquisition of the Company.

Mr.  Pursley  allocated  1,468,670  shares of the  option to ten other  persons, retaining  1,247,428 with the remaining 315,845 shares to be allocated to others in the future.  All shares were issued  concurrent  with the Company's  spin-off from Xechem and reverse  merger with  Medallion on December 9, 2004.  All of the
Founders' Shares  immediately upon issuance became fully voting, and are subject to the terms of the  Founders'  Plan,  as amended.  Pursuant to the terms of the
Founders' Plan,  restrictions  on holders of Founders'  Shares will lapse 10% on
the  six  month  anniversary  following  issuance,   10%  on  the  twelve  month
anniversary  following issuance,  and the balance upon initiation of a Phase III clinical  trial for the  Myodor  technology  for  muscular  dystrophy.  Upon the happening  of  certain  events  described  in the  Founders'  Plan,  such as the cessation of employment by a  participant  following an award,  shares issued or issuable to Founders'  Plan  participants  may revert to Mr.  Pursley and may be cancelled, forfeited,  re-designated or re-issued in his sole discretion subject to Board of Directors or Compensation Committee approvals.

FUTURE ROYALTY COMMITMENT
The Company  agreed to pay  royalties  to Xechem in an amount  equal to two (2%)
percent  of the  gross  revenues  received  by the  Company,  its  subsidiaries, affiliates and assigns, with respect to the sale of any products

                                      F-15

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 5 - SPINOFF OF CEPTOR BY CORPORATION XECHEM INTERNATIONAL, INC. (CONTINUED)

Incorporating any of the technology owned by the Company as of March 31, 2004 or the licensing of any of the Company's  intellectual property, or the sale of the licensing rights to any of the Company's intellectual property.

CONTINGENT CONSIDERATION
Pursuant to the terms of the  acquisition of CepTor by Xechem,  Xechem agreed to the future payment of additional  consideration  in shares of stock of Xechem to the original shareholders of the Company upon the earlier to occur of filing (i)
of a Phase II application for any drug in development  which relies, in whole or in part, on the technology or the efforts of its management, provided such Phase
II  application  is filed (or  substantial  steps  taken to be filed)  within 36 months of the date of the final  acquisition  or  merger;  (ii) of any Phase III application for such  technology or efforts  provided such Phase III application is filed (or  substantial  steps taken to filed) within 60 months of the date of acquisition or merger; and (iii) of any NDA filings made within 72 months of the date of the final  acquisition  or merger with Xechem.  In  connection  with the
Spinoff  Agreement,  substantially  all of the  obligations  for the issuance of shares as additional  consideration to the original  shareholders of the Company have been assumed by the Company,  and Xechem has been released  therefrom.  The
Company will be required to record compensation  expense based on the fair value of the shares on the date of  attainment  of any of the  aforementioned  events.
This compensation charge could be substantial.

NOTE 6 - PREPAID EXPENSES

Prepaid expenses  principally  consist of unamortized  premiums paid to carriers for insurance  policies including  approximately  $100,800 at December 31, 2004, specifically relating to directors and officers' liability insurance.

NOTE 7 - DEBT ISSUE COSTS

Debt issue costs of $222,000  include  $132,000 of fees paid in cash and $90,000 representing  the fair  value  of  36,000  shares  of  common  stock  issued  as compensation to the placement agent in the Bridge Loan transaction  described in
Note 11.  The debt  issues  costs  were  fully  amortized  during the year ended
December 31, 2004.

NOTE 8 - PROPERTY AND EQUIPMENT

Property and equipment, is as follows:

                                           At December 31,
                                           ---------------
                                        2004            2003
                                     ---------        --------
Office equipment                      $60,134         $     -
Lab equipment                             500           2,374
Leasehold improvements                 11,390               -
                                     ---------        --------
                                       72,024           2,374
Less-accumulated depreciation
  and amortization                     11,409           2,237
                                     ---------        --------
Total                                 $60,615         $   137
                                     =========        ========

For the years ended December 31, 2004 and 2003, depreciation expense was $11,046 and $273, respectively.

                                      F-16

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 9 - ACCRUED EXPENSES

Accrued expenses at December 31, 2004, are as follows:

    Legal fees incurred in connection with the              $     152,485
      private placement and related matters
    Financial investor relations fees                             108,803
    Clinical development expenses                                  26,811
    Research expenses                                              21,703
    Interest on convertible notes                                   5,435
                                                            --------------
    Total                                                   $     315,237
                                                            ==============

NOTE 10 - COMMON STOCK SUBJECT TO REPURCHASE UNDER REDEMPTION OBLIGATION

The Spinoff  Agreement,  as amended,  provides for the Company to redeem, out of the proceeds of future  financing  transactions,  an aggregate of  $2,000,000 of shares  of  common  stock  of  the  Company  held  by  Xechem  (the  "Redemption
Obligation"). Pursuant to the terms of the Redemption Obligation, the Company is obligated  to use the  first  25%  (adjusted  to 10% of the  proceeds  from  the
Company's private placement initiated in December 2004 and concluded in February
2005) of the gross proceeds received in such financing transactions to redeem an equivalent  number of shares of common stock held by Xechem,  that is derived by dividing  such proceeds by the price per share of common stock of the Company at which such financing transaction is consummated. At the end of two years, Xechem will have the right to put the  remaining  portion of the  shares  held for sale back to the Company to cover any deficiency.

During  December  2004,  the Company  redeemed  145,070 of its common shares for
$362,675,  which  represents 10% of the gross proceeds that the Company received from  the  sale  of  Units  in the  private  placement  transactions  that  were consummated  in December  2004. At December 31, 2004,  the remaining  Redemption
Obligation of $1,637,325 is estimated to redeem approximately  401,305 shares of the  Company's  common  stock  held by  Xechem,  based on the fair  value of the
Company's  common stock on December 31, 2004 of $4.08 per share.  In  accordance with EITF Issue No. 00-19,  "Accounting  for  Derivative  Financial  Instruments
Indexed  To,  Potentially  Settled  In, The  Company's  Own  Stock," the Company
classified  the remaining  Redemption  Obligation as a current  liability in the accompanying  balance  sheet,  since the Company  anticipates  repurchasing  the remaining  amount of  common  stock  from  Xechem  out of  proceeds  of  various financings anticipated over the next twelve months.

The  Company  accounted  for its  redemptions  of the  aforementioned  shares as treasury stock transactions, at cost.

Subsequent to December 31, 2004, pursuant to additional  financing  transactions under the private placement  completed in February 2005, the Company redeemed an additional  366,580  shares of common  stock of the  Company  held by Xechem for
$916,450,  which  represents 10% of the gross proceeds that the Company received from the sale of 366.58 Units (see Note 18).

NOTE 11 - BRIDGE LOANS AND LONG TERM DEBT

BRIDGE NOTES
Pursuant to the terms of the Spinoff Agreement and actions taken thereafter, the
Company entered into a selling  agreement dated April 23, 2004 providing for the private  placement of $1,100,000 of 8%  convertible  notes due on the earlier of
October 22, 2004 or the date of closing on the next  financing of  $1,000,000 or more by the  Company  (the  "Bridge  Loans"),  secured by certain  rights to put
Bridge Loans to Xechem for Xechem shares in certain circumstances. Purchasers of the Bridge  Loans  received  451,597  shares of common  stock of the  Company as additional  consideration.  The selling agent  received  36,000 shares of common stock  of  the  Company,  plus  commissions  in the  amount  of  $110,000  and a non-accountable  expense allowance in the amount of $22,000,  in connection with its services (see Note 7). The Bridge Loan offering was completed in May 2004.

                                      F-17

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 11 - BRIDGE LOANS AND LONG TERM DEBT (CONTINUED)

The Company  recorded a $550,000  discount,  representing  an  allocation of the proceeds of the Bridge  Loans based on the  relative  fair value of common stock and the Bridge  Loans  issued to the Bridge Loan  participants,  which was fully amortized over the six month period from May 2004 through October 2004 (the term of the Bridge Loans).  The  amortization of the discount is included in non-cash interest expense in the accompanying  statement of operations for the year ended
December 31, 2004.

The  Company  was not able to  repay  the  Bridge  Loans on  October  22,  2004, therefore pursuant to the terms of the Bridge Loans, the Bridge Loan holders had the right to convert  their notes into  shares of common  stock of Xechem at the lower of $0.07 per share or 75% of the market  price of the  previous  20 market days prior to  conversion,  a portion of which  would have been  required  to be issued by Xechem and the remainder from Mr. Pursley's  personal Xechem holdings.
As of December 8, 2004 the closing  price of Xechem  common stock  (XKEM.OB) was approximately $0.02 per share.

Pursuant to the  exchange  offer  described  in Note 13, the Company  offered to exchange  with the  holders  of the  outstanding  Bridge  Loans and other  debt, certain newly issued notes due December 8, 2005  convertible  into shares of the
Company's common stock, at $1.25 per share, to be issued in amounts equal to the outstanding  principal under the notes cancelled,  plus accrued interest through
December 9, 2004 (the "Convertible Notes").

On December 9, 2004, the remaining  balance of principal and accrued interest of the Bridge Loans were either repaid or exchanged for the  Convertible  Notes (as further described in Note 13), as follows:

                                                      Accrued
                                     Principal       Interest         Total
                                   ------------    ------------   --------------
Repaid in cash                     $    350,000     $    16,773   $     366,773
Exchanged for Convertible Notes         750,000          36,696         786,696
                                   ------------    ------------   --------------
                                   $  1,100,000     $    53,469   $   1,153,469
                                   ============    ============   ==============

The contractual  interest expense on the notes repaid, which amounted to $16,773 is included in interest  expense in the  accompanying  statements of operations.
The  contractual  interest  expense on the notes  exchanged for the  Convertible
Notes, prior to exchange, of $36,696 is included in non-cash interest expense in the accompanying statements of operations.

LONG TERM DEBT
During the year ended  December  31,  2004,  the Company  exchanged  $275,000 of principal on long term debt plus $49,544 of accrued interest through the date of exchange  (aggregate of $324,544) for Convertible Notes under the exchange offer described  in Note  13.  Contractual  interest  expense  on these  notes,  which amounted to $25,886 for the year ended December 31, 2004 is included in non-cash interest  expense and $12,870 for the year ended  December 31, 2003, is included in interest expense in the accompanying statements of operations.

NOTE 12 - LICENSE AGREEMENT WITH JCR PHARMACEUTICALS CO., LTD.

On September 15, 2004 the Company  entered into an exclusive  license  agreement with JCR  Pharmaceuticals  Co., Ltd. ("JCR") to manufacture and sell Myodur, the
Company's  proposed  product  for  muscular  dystrophy,  in certain  Pacific Rim countries consisting of Japan, South Korea, China, Taiwan, and Singapore.  Under
the terms of the JCR license,  the Company will receive  royalties in the amount of 25% of net sales (as  defined),  provided  that the sum of cost of goods sold plus royalty  payments  does not exceed 35% of net sales in total.  In addition,
JCR is obligated to make a $500,000 payment upon approval of an  Investigational
New Drug application  ("IND") in the United States for the Company's therapy for muscular dystrophy.

                                      F-18

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 12 - LICENSE AGREEMENT WITH JCR PHARMACEUTICALS CO., LTD. (CONTINUED)

Pursuant to the agreement,  JCR purchased  554,413 shares of common stock of the
Company for a payment of $1,000,000.  In addition, JCR has agreed to purchase an additional  $1,000,000  of common  stock of the Company at the then market price existing at the time of IND approval from the Food and Drug  Administration  for the Company's therapy for muscular dystrophy.

NOTE 13 - MERGER WITH MEDALLION CREST MANAGEMENT, INC. AND RELATED TRANSACTIONS

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION
On December 8, 2004, Medallion, CepTor Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Medallion ("Acquisition Corp."), and the Company,
entered  into an  Agreement  of Merger and Plan of  Reorganization  (the "Merger
Agreement").  Pursuant to the Merger Agreement,  on December 8, 2004 the Company
merged with  Acquisition  Corp.,  with the Company  surviving as a  wholly-owned subsidiary  of  Medallion  (the  "Merger").  Upon  effectiveness  of the Merger,
Medallion filed with the Florida  Department of State,  Articles of Amendment to
the Articles of  Incorporation  to change its name to CepTor  Corporation  ("New
CepTor"  and now the  Company),  and to  authorize  the  issuance of up to 1,000 shares of its Series A Convertible Preferred Stock (the "Preferred Stock").

Pursuant to the Merger,  Medallion acquired all of the outstanding capital stock of the Company in exchange for  5,278,068  shares of New CepTor's  common stock, par value  $0.0001  per share,  and  assumption  of certain  obligations  of the
Company.  As a result,  the Company's  former  stockholders  became the majority stockholders of New CepTor. The Merger was accounted for as a  recapitalization, since the former  stockholders  of the Company own a majority of the outstanding shares of New CepTor's common stock immediately following the Merger. New CepTor intends to carry on the Company's business as its sole line of business and will
remain  in  Hunt  Valley,   Maryland   and   continue  as  a   development-stage
bio-pharmaceutical  company focusing on therapeutic  products for neuromuscular, neurodegenerative diseases and other orphan diseases.

REINCORPORATION OF COMPANY
On December 9, 2004,  the Board of Directors of the Company  authorized a change of the state of  incorporation  to Delaware from Florida through a merger of the
New CepTor and the Company (its wholly-owned subsidiary). Approval of the change was  authorized by  shareholder  consent  during  January  2005.  Pursuant to an
Agreement dated November 15, 2004, Xechem, the single largest shareholder of New
CepTor,  agreed to vote for the change of the state of incorporation to Delaware in  connection  with the  spin-off  of its  majority  ownership  of the  Company pursuant to the Spinoff Agreement.  On January 31, 2005, the Company merged with
New Ceptor to change its  domicile to Delaware  from Florida and to collapse the parent-subsidiary relationship resulting from the Merger, with the Company being the surviving entity.

NOTE EXCHANGE  OFFER  Pursuant to an offer dated October 22, 2004 (the "Exchange
Offer") as amended  November 15,  2004,  made to the Bridge Loans and other debt holders of the Company,  New CepTor issued  $1,111,240 of its Convertible  Notes due December 8, 2005 which are  convertible  into shares of New CepTor's  common stock at $1.25 per share in amounts equal to the outstanding principal under the
notes  cancelled,   plus  accrued  interest  through  the  date  of  conversion.
(Subsequent to December 31, 2004, the maturity date was extended to July 3, 2006 and the conversion rate was amended to $0.75 per share, as further  described in
Note  18).  Since the fair  value of New  CepTor's  common  stock on the date of exchange was $2.50 per share, the Company recorded an original issuance discount equal to the  principal  balance of the notes,  which  represents  the intrinsic value  of  this  beneficial  conversion  feature.  The  intrinsic  value  of the beneficial  conversion  feature is being amortized to interest  expense over the term of the Convertible  Notes through  December 8, 2005.  During the year ended
December 31, 2004, the Company  amortized  $56,821 of the intrinsic value of the beneficial  conversion feature which is included in non-cash interest expense in the accompanying statement of operations.

                                      F-19

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 13 - MERGER WITH MEDALLION CREST MANAGEMENT, INC. AND RELATED TRANSACTIONS
          (CONTINUED)

Immediately following the completion of the note exchange, one of the holders of the Company's  convertible notes elected to convert their outstanding  principal of $209,512,  into 167,610 shares of common stock with a fair value of $419,024.
The excess of the fair value of shares  issued in exchange for such  Convertible
Notes,  which amounts to $209,512,  is included in non-cash  interest expense in the accompanying statement of operations for the year ended December 31, 2004.

Accordingly, the remaining principal balance of the Convertible Notes amounts to
$901,728,  before giving effect to the net unamortized  discount associated with the beneficial conversion feature.

ADOPTION OF STOCK PLANS
In connection with the Merger, New CepTor adopted the Company's  Founders' Stock
Plan and 2004  Incentive  Stock Plan. On December 9, 2004 the Company  issued to
Mr. Pursley and certain other  employees,  designated by Mr. Pursley,  3,031,943 shares of restricted common stock under the Founders' Stock Plan.

Under  the  2004  Incentive  Stock  Plan,  officers,  consultants,   third-party
collaborators,  and employees of the Company or its  subsidiaries may be granted rights in the form of options or shares of restricted  stock for up to a maximum of  2,773,820  shares of common  stock.  As of  December  31,  2004,  options to purchase  59,840  shares of common  stock of the Company have been granted to an employee  and  options  to  purchase  602,500  shares of common  stock have been granted to non-employees.  In addition, the Company has issued 800,690 shares of restricted stock to non-employees (see Note 17).

NOTE 14 - INCOME TAXES

As of December 31, 2004 the Company  estimates  that it has net  operating  loss carryforwards  of  approximately  $3,200,000  that will be  available  to offset future taxable income,  if any,  through 2024. The Company's  utilization of its net operating loss carryforwards could be subject to substantial  limitation due to the  "change of  ownership"  provisions  under  Section  382 of the  Internal
Revenue Code and similar state  provisions.  Such  limitation  may result in the expiration of the net operating loss  carryforwards  prior to their utilization.
The Company has  established  a 100%  valuation  allowance  for the deferred tax assets  arising from the net operating loss and other  temporary  differences as management  believes that it is more likely than not that their benefit will not be realized in the future.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENTS
The Company  entered into  employment  agreements with certain of its executives commencing March 31, 2004 and April 26, 2004 (the  "Executives"),  which provide each  Executive  with a base salary for an initial term of two years,  renewable annually  thereafter.  The  Company  is  obligated  to  pay,  in the  aggregate, approximately  $555,000,  $770,000 and $215,000 for the years ended December 31,
2004, 2005 and 2006, respectively. If Executive's employment with the Company is terminated  without  cause or good  reason,  as those  terms are  defined in the employment agreement, the Company is obligated to pay Executive his current base salary  and  his  benefits  for an  additional  twelve  months.  If  Executive's employment is terminated  due to total  disability,  the Company is obligated to continue  to pay his  current  base salary and his  benefits  for an  additional thirty-six months. If Executive's employment is terminated due to his death, the
Company  is  obligated  to  continue  to pay  his  current  base  salary  for an additional three months and continue to pay for his benefits for the next twelve months.  In addition,  the employment  agreement  contains  confidentiality  and covenant not to compete  provisions  for the period of his  employment  plus and additional twelve months.

LEASE ARRANGEMENT
Effective  March 17, 2004, the Company  entered into a sublease for 5,200 square feet of office space in Hunt Valley, Maryland that expires on December 31, 2006.
Minimum  lease  payments  under this  arrangement  will amount to  approximately
$76,000 during each of the years ending December 31, 2005 and 2006. In addition, the lease

                                      F-20

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 15 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

provides for the Company to reimburse the landlord for its pro rata share of the building  common area operating  expenses.  Rent expense under this  arrangement amounted to $62,400 for the year ended December 31, 2004.

DEFINED CONTRIBUTION PLAN
During the year ended  December  31,  2004,  the  Company  instituted  a defined contribution  plan under Section  401(k) of the Internal  Revenue Code. The plan provides for the Company to match its employee's  contributions  in an amount up to 4% of each eligible participant's  compensation.  The Company's contributions to the plan amounted to  approximately  $30,700 for the year ended  December 31,
2004, which are included the accompanying statement of operations.

CONSULTING AGREEMENTS
Pursuant to Xechem's acquisition of the Company,  Xechem entered into consulting agreements with its two founding  scientists (the  "Scientists") for a period of sixty  months.  In  consideration  for the services to be  rendered,  Xechem was obligated to pay a total of $276,000 to each Scientist, plus expenses as allowed for in the consulting agreements. Pursuant to the Spinoff Agreement, the Company entered into new consulting agreements to replace and supersede their agreements with Xechem. The consulting  agreements are non-cancelable for a period of sixty months, effective February 1, 2004 and provide for a monthly fee of $5,000 each, plus allowable expenses.

ROYALTY OBLIGATION
As  described  in Note 5, the Company is  obligated  to pay  royalties to Xechem equal to two (2%) percent of the gross revenues on certain future product sales, if any.

CONTINGENT CONSIDERATION
As  described  in  Note 5,  the  Company  assumed  Xechem's  obligation  to make additional payments of an indeterminable amount of shares of common stock to the
Company's former stockholders upon the attainment of certain product development milestones.

MANUFACTURING AND SUPPLY AGREEMENT
Pursuant  to a  manufacturing  arrangement  entered  into  during the year ended
December  31, 2004,  with Bachem AG (a contract  manufacturer  - "Bachem"),  the
Company has agreed to purchase its clinical  materials  through the end of 2005, from Bachem.  The  estimated  cost of producing  all of the  materials  that the
Company  will  require  under  this  contract   manufacturing   arrangement   is
approximately  $6,000,000.  During the year ended December 31, 2004, the Company made two  non-refundable  payments to Bachem in the  aggregate of  approximately
$811,300,  to fund the production of certain compounds for certain  pre-clinical studies that are required steps in the Company's drug  validation  process.  The
Company charged the aforementioned payments to research and development expenses in the  accompanying  statement of  operations  for the year ended  December 31,
2004.  The payment of additional  amounts to Bachem is contingent  upon Bachem's ability to supply the Company with certain levels of the required compounds.

SETTLEMENT OF LITIGATION
During  June 2004,  the  Company's  management  was  introduced  to a  financial intermediary,  as a means to locate a candidate for a public  transaction and to seek  funding.  The Company  executed a  "Non-Binding  Letter of Intent" for the purposes of structuring a potential  transaction.  In late  September  2004, the
Company advised the financial  intermediary  that it was not prepared to proceed with the proposed transaction.  The financial intermediary thereafter on October
8, 2004  commenced an action in the Northern  District of  California,  entitled
Bluewater Partners S.A. v. CepTor Corporation (Case No. C 04 4277 JCS) alleging, among other things, that the Company abandoned its

                                      F-21

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 15 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

obligations to close a transaction on the eve of a closing, that it had breached its agreements with Bluewater,  promissory estoppel,  breach of implied covenant of good faith and fair dealing,  Quantum Meruit, unjust enrichment;  and seeking declaratory  relief, and damages in the amount of $3.6 million.  On November 12,
2004,  the Company  and  Bluewater  entered  into a written  proposal  outlining material  terms for  permanent  dismissal of the action  providing,  among other things,  for  immediate  withdrawal,  without  prejudice,  of the  complaint  by
Bluewater,  exchanges of mutual releases,  receipt by Bluewater of 50,000 shares of unrestricted common stock of the Company,  from certain existing shareholders of the Company as an accommodation who were further compensated with warrants to purchase  50,000  shares of common  stock of the  Company  for $1.25 per  share,
125,000 shares of restricted common stock of the Company, and payment of $25,000 in full  settlement  of the action.  On November  12,  2004  Bluewater  filed an application withdrawing, without prejudice, their complaint against the Company.

NOTE 16 - EQUITY TRANSACTIONS

STOCK SPLIT
In April 2004, the Company's board of directors declared an 18,000-for-one stock split  (based upon the then  outstanding  shares of common stock of the Company, prior to the share exchange and merger with Medallion),  affected in the form of a stock dividend,  on the shares of the Company's common stock. Each shareholder of record  received  additional  shares of common stock for each share of common stock held  without the capital of the Company  being  increased or decreased by the  transfer  of  surplus  to capital  account  or the  transfer  of capital to surplus,  or  otherwise.  Stockholders'  equity  reflects  the  stock  split  by reclassifying  from  "Additional  paid-in  capital" to "Common  stock" an amount equal to the par value of the additional shares arising from the stock split. As the result of the stock split,  the pre-merger  shares held by Xechem  increased from 100 shares to 1,800,000 shares (3,898,213 shares on a post-Medallion merger basis) and the shares  held in reserve  for options to be granted to pursuant to the Founders' Plan, which upon exercise would be 1,400,000 shares  (3,031,943 on a post-Medallion merger basis).

In  conjunction   with  the  reverse  merger,   the  Company's   Certificate  of
Incorporation   was  amended  to  increase  the  authorized   capital  stock  to
120,000,000  shares,  and  100,000,000 was designated as shares of common stock,
$0.0001 par value per share and 20,000,000 shares of preferred stock.

COMMON STOCK ISSUED FOR CASH
As described in Note 12, the Company issued 554,413 shares of common stock to
JCR Pharmaceuticals Co., Ltd. for net proceeds of $929,231 (gross proceeds of
$1,000,000 less transaction expenses of $70,769).

COMMON STOCK ISSUED IN CONNECTION WITH BRIDGE LOANS
As described in Note 11, the Company  issued 451,597 shares of common stock with an  allocated  fair value of  $550,000  to the  holders of the Bridge  Loans and
36,000 shares of common stock with a fair of $90,000 to the  placement  agent in the Bridge Loan transaction.

COMMON STOCK AND WARRANTS  ISSUED IN SETTLEMENT OF LITIGATION The Company issued
125,000  shares of common  stock with a fair value of $312,500  and warrants for the  purchase of 50,000  shares of common stock with a fair value of $109,500 in connection with the settlement of litigation described in Note 15.

CONVERSION OF NOTES INTO COMMON STOCK
As described in Note 13 one of the holders of the  Company's  Convertible  Notes elected to convert their balance into 167,610 shares of common stock with a fair value of $419,024.

COMMON STOCK ISSUED UNDER FOUNDERS' PLAN
On December 9, 2004 the Company  issued to  employees  of the Company and others
3,031,943 shares of restricted  common stock under the Founders' Stock Plan (see
Note 5).

                                      F-22

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 16 - EQUITY TRANSACTIONS (CONTINUED)

COMMON STOCK ISSUED TO AGENT IN PRIVATE PLACEMENT TRANSACTION The Company issued
150,000  shares of common  stock to the  placement  agent in  private  placement transactions described below as partial payment for services rendered.

COMMON STOCK ISSUED TO AN ADVISOR FOR PAST SERVICES During November and December
2004, the Company  issued 675,690 shares of restricted  common stock with a fair value of  $1,689,225  to an advisor for  services  performed  during  2004.  The restrictions as to these shares lapse twelve months after the dates of issuance.

ISSUANCES OF WARRANTS
The Company  issued  three-year  warrants to purchase  200,000  shares of common stock to two advisors for past services  performed earlier in 2004 and, based on an option pricing model,  recorded the fair value of the warrants as stock-based compensation to nonemployees in the accompanying statement of operations, in the amount of $396,000 during the fourth quarter of 2004.

Pursuant  to  agreements  entered  into for the  purpose of  providing  investor relations  services to the Company,  the Company agreed to issue to its investor relations  firms,  five-year  options to purchase up to an  aggregate of 587,500 shares of common stock at an exercise price of $2.50 per share,  with piggy-back registration  rights.  Based on an option pricing model, the fair value of these options of $1,198,500 was recorded as deferred stock compensation expense at the date of award.  As these awards were for past and future  services,  the Company recognized  stock-related  compensation  expense of  $586,500  during the fourth quarter of 2004 and is included in stock-based  compensation to nonemployees for the year ended  December 31, 2004 in the  accompanying  statement of operations.
The  Company  will  amortize  the  remaining   balance  of  the  deferred  stock
compensation  expense of $612,000 through June 2006, the remaining period of the agreement.

In addition,  the Company  granted an option to purchase 15,000 shares of common stock to a research  consultant of the Company and,  based on an option  pricing model, recorded the fair value of the options as deferred stock compensation, in the amount of  $30,600.  The  Company  recognized  research  expense of $17,850, during the third and fourth  quarters  of 2004 and is  included  in  stock-based compensation  to  nonemployees  for the  year  ended  December  31,  2004 in the accompanying  statement of  operations.  The Company will amortize the remaining balance of the deferred stock compensation  expense of $12,750 through May 2005, the remaining period of the agreement.

PRIVATE PLACEMENT
Pursuant to a placement  agent  agreement  dated  October 22, 2004,  the Company agreed  to sell in a private  placement  up to 240  Units at  $25,000  per Unit, subject  to  increase  to  permit  sale of up to an  additional  36  Units  upon agreement of the Company and the placement  agent.  On January 13, 2005,  CepTor and the placement  agent amended the placement  agent  agreement to increase the private  placement to up to 480 Units,  subject to increase to permit sale of up to an  additional 72 Units,  provided that such increase  could be terminated at any time prior to closing by the Company. Under the terms of the placement agent agreement,  as amended,  the placement agent is entitled to a selling commission of 8%, plus a 2% non-accountable expense reimbursement payable from the proceeds of the private placement,  five-year warrants exercisable at $1.25 per share for an amount  equivalent  to 10% of the  shares of common  stock to which the Units would be convertible into, and up to 300,000 shares of common stock.

During  December  2004,  CepTor sold  145.07  Units to  investors  pursuant to a
Confidential   Private   Placement   Memorandum   dated   October  22,  2004  as
supplemented,  each  Unit  consisting  of one  share  of  Series  A  Convertible
Preferred  Stock,  and a  three-year  warrant to purchase up to 5,000  shares of common stock for $2.50 per share.  Each share of Series A Convertible  Preferred
Stock is convertible  into 10,000 shares of common stock.  During December 2004, the Company  received gross proceeds of $3,626,750  (net proceeds of $2,804,240, after the payment of commissions  and other expenses of the  transactions  which amounted to $822,510), from the sale of the Units.

                                      F-23

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 16 - EQUITY TRANSACTIONS (CONTINUED)

Holders  of Series A  Preferred  Stock will be  entitled  at any time to convert their shares of Series A Preferred Stock into common stock,  without any further payment  therefore.  Each  share  of  Series  A  Preferred  Stock  is  initially convertible  into 10,000 shares of common stock.  The number of shares of common stock  issuable upon  conversion  of the Series A Preferred  Stock is subject to adjustment upon the occurrence of certain  events,  including,  among others,  a stock split, reverse stock split or combination of our common stock, an issuance of common stock or other  securities as a dividend or distribution on the common stock, a reclassification,  exchange or substitution of the common stock, or our capital reorganization. Upon merger or consolidation of the Company with or into another company,  or any transfer,  sale or lease by us of substantially  all of the common stock or assets of the Company,  the Series A Preferred Stock will be treated as common stock for all  purposes,  including the  determination  of any assets,  property or stock to which holders of the Series A Preferred  Stock are entitled to receive, or into which the Series A Preferred Stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

Except as otherwise required by law, the holders of Series A Preferred Stock are entitled to vote their shares on an  as-if-converted  to common stock basis, and shall vote together with the holders of the common stock,  and not as a separate class.

In the  event  of our  voluntary  or  involuntary  liquidation,  dissolution  or winding-up,  holders of Series A Preferred Stock will be entitled to receive out of our  assets  available  for  distribution  to our  stockholders,  before  any distribution is made to holders of our common stock,  liquidating  distributions in an amount equal to $25,000 per share. After payment of the full amount of the liquidating  distributions  to which the holders of the Series A Preferred Stock are entitled,  holders of the Series A Preferred Stock will receive  liquidating distributions  pro rata with  holders  of common  stock,  based on the number of shares of common stock into which the Series A Preferred Stock is convertible at the conversion rate then in effect.

The Series A Preferred Stock may not be redeemed.

Holders of Series A Preferred  Stock will not be entitled to receive  dividends, if any.

The Company  issued  warrants to purchase  725,350  shares of common  stock as a component  of the Unit.  The Company  determined  that the  preferred  stock was issued with an effective  beneficial  conversion feature for which it recorded a deemed  dividend of $936,116  based upon an  allocation  of the  proceeds to the relative  fair  values of the  preferred  stock and the  warrants.  The  Company calculated the fair value of the warrants using an option pricing model.

Pursuant  to the  placement  agent  agreement,  the Company  issued  warrants to purchase up to an aggregate of 145,070  shares of Common Stock to the  placement agent in  connection  with the private  placement.  Each  warrant  entitles  the placement  agent to purchase  the stated  number of shares of common stock at an exercise  price of $1.25 per share and will  expire  five years  after its issue date.

The  warrants  may not be  redeemed  by us at any  time.  The  warrants  contain provisions  that  protect the holders  against  dilution  by  adjustment  of the purchase price in certain events,  such as stock  dividends,  stock splits,  and other similar events. Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder.

The Company  accounts for the issuance of common stock purchase  warrants issued in connection  with sales of its Units in accordance with the provisions of EITF
00-19  "Accounting  for  Derivative   Financial   Instruments  Indexed  to,  and
Potentially Settled in, a Company's Own Stock".  Based on the provisions of EITF
00-19, the Company  classifies as equity any contracts that (i) require physical settlement  or  net-share  settlement  or (ii)  gives  the  company  a choice of net-cash  settlement  or settlement  in its own shares  (physical  settlement or net-share  settlement).  The Company  classifies  as assets or  liabilities  any contracts that (i) require net-cash  settlement  (including a requirement to net cash  settle the  contract  if an event  occurs and if that event is outside the control  of the  Company)  or (ii) give the  counterparty  a choice of  net-cash
settlement   or  settlement   in  shares   (physical   settlement  or  net-share
settlement).

                                      F-24

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 16 - EQUITY TRANSACTIONS (CONTINUED)

The  Company  issued  the  aforementioned   warrants  with  registration  rights
agreements  which stipulate that the Company will file a registration  statement under the Securities Act on or before February 6, 2005. Substantially all of the
Company's  warrants are  exercisable by the holders at any time  irrespective of whether the registration statement has been declared effective. In addition, the
Company is not (and never is) precluded from  delivering  unregistered  stock to any warrant  holder who elects to exercise  their warrants in the event that the
Company's  registration statement with respect to the stock issuable pursuant to such warrants has not been declared effective.

The  Company's  registration  rights  agreements  generally  contain a provision requiring the Company to pay defined damages in the form of additional shares of common  stock of the  Company  if it has not  filed the  registration  statement before June 7, 2005.

Since the Company (i) is not precluded from issuing  unregistered  shares in the event of its failure to cause a registration statement to be declared effective,
(ii) is  permitted  to net share  settle its  warrants  by issuing  unregistered shares,  and (iii) has met all of the other  criteria for equity  classification under EITF 00-19, it has classified its warrants as equity instruments.

OPTIONS GRANTED PURSUANT TO 2004 INCENTIVE STOCK PLAN
The Company granted an option to purchase  approximately 60,000 shares of common stock to an employee.  Pursuant to the terms of the 2004  Incentive  Stock Plan, the options have an exercise price of $2.50 per share,  the fair market value on the date of grant and such options will vest over four years.

NOTE 17 - ADOPTION OF 2004 INCENTIVE STOCK PLAN

The 2004  Incentive  Stock Plan was first approved by the Board of Directors and the  stockholders  of the Company on May 31, 2004 and re-approved on December 8,
2004. The purpose of the 2004 Incentive Stock Plan is to provide an incentive to retain in the employ of and as directors,  officers,  consultants,  advisors and employees  of the  Company,  persons of training,  experience  and  ability,  to attract new  directors,  officers,  consultants,  advisors and  employees  whose services are considered  valuable,  to encourage the sense of proprietorship and to  stimulate  the active  interest of such  persons  into the  development  and financial  success of the  Company.  Under the 2004  Incentive  Stock Plan,  the
Company will be authorized to issue Incentive Stock options  intended to qualify under  Section 422 of the Code,  non-qualified  stock  options,  and  restricted stock.  The 2004 Incentive  Stock Plan is administered by the board of directors or the  Compensation  Committee.  As of December 31, 2004,  2,773,820  shares of common  stock of the Company  have been  reserved  for  issuance  under the 2004
Incentive  Stock Plan and options for the  purchase of 662,340  shares of common stock of the Company, of which all but approximately  60,000 are to nonemployees for services  rendered,  have been  recommended  to the Board of  Directors  for approval.  In addition  during the year ended  December  31,  2004,  the Company issued 800,690 shares of restricted  common stock of the Company pursuant to the
2004  Incentive  Stock Plan as payment for  services  rendered by  nonemployees.
Subsequent  to December 31, 2004,  the option awards and issuances of restricted common stock which had been  recommended  under the 2004 Incentive Stock Plan to various  consultants  and an employee were  approved by the  Company's  board of directors.

The  following  table  summarizes  the stock option  activity for the year ended
December 31, 2004 (there was no activity prior to January 1, 2004):

                                                            Weighted-Average
                                                Options      Exercise Price
                                               ----------    --------------
Outstanding - January 1, 2004                          -         $   -
Granted                                          662,340
Canceled                                               -
                                               ----------        -----
Outstanding - December 31, 2004                  662,340          2.50
                                               ==========
Options exercisable at December 31, 2004         295,000         $2.50

                                      F-25

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 17 - ADOPTION OF 2004 INCENTIVE STOCK PLAN (CONTINUED)

The following table  summarizes  additional  information  about  outstanding and exercisable stock options at December 31, 2004:

                                                 Weighted-Average
                                                 ----------------
                                         Remaining
                      Number             Contractual         Exercise           Number            Weighted-Average
Exercise Prices       Outstanding        Life                Price              Exercisable        Exercise Price
---------------       -----------        -----------         --------           -----------       ----------------

$0.00-$2.50           662,340            5.29 years          $2.50              295,000                 $2.50

All options  granted have exercise  prices equal to the fair market value on the date of grant.

The fair  value of stock  option  grants is  estimated  using the  Black-Scholes option-pricing model with the following assumptions:

                 Term (years)                     10
                 Volatility                       115%
                 Risk-free interest rate          3.32%
                 Dividend yield                   0

NOTE 18 - SUBSEQUENT EVENTS

PRIVATE PLACEMENT
Pursuant to the  private  placement  initiated  in  December  2004,  the Company received  additional  gross  proceeds of $9,164,500  (net proceeds of $7,897,422 after  deducting the expenses of the sale of the Units of  $1,267,078)  from the sale of 366.58 Units during  January and February  2005.  Each Unit consisted of one share of Series A Convertible  Preferred  Stock and a three-year  warrant to purchase up to 5,000  shares of common  stock at $2.50 per share.  If the 366.58
Units are converted into common stock of the Company by the holders, the Company will issue an  additional  3,665,800  shares of common  stock.  If the  warrants issued as a component  of the 366.58 Units are  exercised  by the  holders,  the
Company will  receive an  additional  $4,582,250  and will issue an aggregate of
1,832,900 shares of common stock.

Additionally,  the Company  issued  warrants to purchase up to an  aggregate  of
366,580  shares of common stock to the placement  agent in  connection  with the placement  agent  agreement.  Each  warrant  entitles the holder to purchase the stated number of shares of common stock at an exercise  price of $1.25 per share and will expire five years after its issue date.

Pursuant to the January 13, 2005 amendment to the placement agent agreement, the
Company  issued  warrants to purchase  up to 925,000  shares of common  stock to certain original shareholders of the Company prior to the merger with Medallion.
Each  warrant  entitles  the holder to purchase  the stated  number of shares of common stock at an exercise price of $1.25 per share and will expire three years after its issue date.

Subsequent to December 31, 2004, pursuant to additional  financing  transactions under the private placement  completed in February 2005, the Company redeemed an additional  366,580  shares of common  stock of the  Company  held by Xechem for
$916,450,  which  represents 10% of the gross proceeds that the Company received from the sale of 366.58 Units.

SETTLEMENT OF LEGAL FEES IN SHARES OF COMMON STOCK
Subsequent  to December 31, 2004,  the Company and its legal  counsel  agreed to settle a portion of its legal  fees  incurred  in  connection  with the  private placement  during  November and December  2004, in shares of common stock of the
Company.  The Company issued 23,000 shares of  unregistered  common stock with a fair value of $138,000 in settlement of $70,000 in legal fees.

AMENDED AND RESTATED CONVERTIBLE NOTES
Subsequent  to December  31,  2004,  the Company  revised  certain  terms of its
Convertible  Notes. The maturity date was extended to July 3, 2006 from December
8, 2005 in  exchange  for an  increase in the  interest  rate to 12%,  effective
December  9, 2005 and a change in the  conversion  price from $1.25 per share to
$0.75 per share.

                                      F-26

                                                         CEPTOR CORPORATION
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                           BALANCE SHEETS

                                                                                                  (unaudited)
                                                                                                 March 31, 2005    December 31, 2004
                                                                                                 --------------    -----------------

                                            ASSETS

Current Assets:
   Cash and cash equivalents                                                                       $  7,407,014        $  1,331,513
   Prepaid expenses                                                                                     152,574             107,729
                                                                                                   ------------        ------------
      Total current assets                                                                            7,559,588           1,439,242

Property and equipment, net                                                                              65,567              60,615
Security deposit                                                                                         18,511              18,511
                                                                                                   ------------        ------------
TOTAL ASSETS                                                                                       $  7,643,666        $  1,518,368
                                                                                                   ============        ============
                             LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY

Current Liabilities:
   Accounts payable                                                                                $    398,955        $     58,266
   Accrued expenses                                                                                     427,150             315,237
   Common stock subject to repurchase under variable shares put right                                   720,875           1,637,325
                                                                                                   ------------        ------------
      Total current liabilities                                                                       1,546,980           2,010,828

Convertible notes                                                                                       279,165              56,821
                                                                                                   ------------        ------------
TOTAL LIABILITIES                                                                                     1,826,145           2,067,649
                                                                                                   ------------        ------------
Commitments and contingencies

Stockholders' (Deficiency) Equity:
   Preferred stock, $0.0001 par value; authorized 20,000,000 shares, issued and outstanding - 467.65 and 145.07 shares of Series A Convertible Preferred
      Stock at March 31, 2005 and December 31, 2004, respectively; liquidation
      preference - $11,691,250 and $3,626,750, respectively                                          11,691,250           3,626,750
   Common stock, $0.0001; authorized 100,000,000 shares, issued and outstanding
      11,486,835, net of 179,322 shares subject to put right and 10,539,161, net of  401,305 shares subject to put right at March 31, 2005 and December 31,
      2004, respectively                                                                                  1,149               1,054
   Subscriptions receivable on common stock                                                                 (77)               (303)
   Deferred compensation                                                                             (1,205,186)           (624,750)
   Additional paid-in capital                                                                        23,554,121          12,294,648
   Treasury stock, 511,650 and 145,070 shares, at March 31, 2005 and December 31,
      2004, respectively, at cost                                                                    (1,279,125)           (362,675)
   Deficit accumulated during the development stage                                                 (26,944,611)        (15,484,005)
                                                                                                   ------------        ------------
      Total stockholders' (deficiency) equity                                                         5,817,521            (549,281)
                                                                                                   ------------        ------------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY                                            $  7,643,666        $  1,518,368
                                                                                                   ============        ============

(See Notes to Condensed Financial Statements)

                                      F-27

                                                 CEPTOR CORPORATION
                                            (A DEVELOPMENT STAGE COMPANY)
                                              STATEMENTS OF OPERATIONS
                                                     (Unaudited)

                                                                                                     CUMULATIVE
                                                                                                   AUGUST 11, 1986
                                                                                                      (DATE OF
                                                              THREE MONTHS ENDED MARCH 31,          INCEPTION) TO
                                                              ----------------------------            MARCH 31,
                                                                  2005               2004                2005
                                                              ----------         ----------         --------------

DEVELOPMENT STAGE REVENUES                                   $          -        $         -        $     75,349

OPERATING EXPENSES:
   Research and development                                       602,838             72,960           3,178,844
   In-process research and development                                  -          5,034,309           5,034,309
   General and administrative                                     600,650            114,101           1,977,058
   Stock-based compensation to employees and directors             67,595                  -              67,595
   Stock-based compensation pursuant to spinoff agreement               -          2,082,500           2,082,500
   Stock-based compensation to nonemployees                       799,175                  -           3,706,410
   Stock-based litigation settlement expenses                           -                  -             422,000
   Non-cash interest expense                                      222,344                  -           1,323,259
   Interest expense, net of interest income                         3,504              6,803              38,955
                                                             ------------        ------------        ------------
      Total operating expenses                                  2,296,106          7,310,673          17,830,930
                                                             ------------        ------------        ------------

NET LOSS                                                       (2,296,106)        (7,310,673)        (17,755,581)

   Preferred dividends                                         (9,164,500)                 -         (10,100,616)
                                                             ------------        ------------       -------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                    $(11,460,606)       $(7,310,673)       $(27,856,197)
                                                             ============        ============       =============

Basic and diluted loss per common share                      $      (1.02)       $     (1.88)

Weighted-average common shares outstanding                     11,216,448          3,898,213

(See Notes to Condensed Financial Statements)

                                                         F-28

                                                         CEPTOR CORPORATION
                                                    (A DEVELOPMENT STAGE COMPANY)
                                      STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY) EQUITY
                                                            (Unaudited)

                                                              PREFERRED STOCK            COMMON STOCK         SUBSCRIP-   DEFERRED
                                                            --------------------   -----------------------      TION       COMPEN-
                                                             SHARES      AMOUNT      SHARES        AMOUNT    RECEIVABLE    SATION
                                                            ---------   --------   ----------    ---------  ------------ -----------

BALANCE, JANUARY 1, 2005                                    145.07   $ 3,626,750   10,539,161   $    1,054   $    (303)  $ (624,750)

   Preferred stock and warrants issued pursuant to
      units sold on January 5, 2005 in a private
      placement ($25,000)                                    48.35     1,208,750
   Deemed dividend of beneficial conversion feature  of
      units sold January 5, 2005 in private placement
   Acquisition January 5, 2005 of treasury stock under
      put right ($2.50)
   Preferred stock and warrants issued pursuant to units
      sold on January 18, 2005 in a private placement
      ($25,000)                                              76.25     1,906,250
   Deemed dividend of beneficial conversion feature of
      units sold January 18, 2005 in private placement
   Acquisition January 18, 2005 of treasury stock under
      put right ($2.50)
   Common stock issued January 2005 in connection with
      payment of legal fees ($3.04)                                                    23,000            2
   Common stock issued January 2005 pursuant to amendment
      of placement agent agreement ($2.50)                                            150,000           15
   Common stock issued January 2005  to advisors for past
      services ($6.25)                                                                  7,500            1
   Preferred Stock and warrants issued pursuant to units
      sold February 3, 2005 in a private placement
      ($25,000)                                             224.48     5,612,000
   Deemed dividend of beneficial conversion feature of
      units sold February 3, 2005 in private placement
   Acquisition February 3, 2005 of treasury stock under
      put right ($2.50)
   Preferred stock and warrants issued pursuant to units
      sold on February 11, 2005 in a private placement
      ($25,000)                                              17.50       437,500
   Deemed dividend of beneficial conversion feature of
      units sold February 11, 2005 in private placement
   Acquisition February 11, 2005 of treasury stock under
      put right ($2.50)

                                                                F-29

                                                                                                    DEFICIT
                                                                                                  ACCUMULATED        TOTAL
                                                           ADDITIONAL       TREASURY STOCK        DURING THE     STOCKHOLDERS'
                                                            PAID-IN      --------------------     DEVELOPMENT    (DEFICIENCY)
                                                            CAPITAL       SHARES      AMOUNT         STAGE          EQUITY
                                                         ------------- ----------- ------------ --------------- ----------------
BALANCE, JANUARY 1, 2005                                 $ 12,294,648    145,070   $ (362,675)   $(15,484,005)  $   (549,281)

   Preferred stock and warrants issued pursuant to
      units sold on January 5, 2005 in a private
      placement ($25,000)                                    (159,359)                                             1,049,391
   Deemed dividend of beneficial conversion feature  of
      units sold January 5, 2005 in private placement       1,208,750                              (1,208,750)             -
   Acquisition January 5, 2005 of treasury stock under
      put right ($2.50)                                                   48,350     (120,875)                      (120,875)
   Preferred stock and warrants issued pursuant to units
      sold on January 18, 2005 in a private placement
      ($25,000)                                              (252,624)                                             1,653,626
   Deemed dividend of beneficial conversion feature of
      units sold January 18, 2005 in private placement      1,906,250                              (1,906,250)             -
   Acquisition January 18, 2005 of treasury stock under
      put right ($2.50)                                                   76,250     (190,625)                      (190,625)
   Common stock issued January 2005 in connection with
      payment of legal fees ($3.04)                            69,998                                                 70,000
   Common stock issued January 2005 pursuant to amendment
      of placement agent agreement ($2.50)                        (15)                                                     -
   Common stock issued January 2005  to advisors for past
      services ($6.25)                                         46,874                                                 46,875
   Preferred Stock and warrants issued pursuant to units
      sold February 3, 2005 in a private placement
      ($25,000)                                              (851,447)                                             4,760,553
   Deemed dividend of beneficial conversion feature of
      units sold February 3, 2005 in private placement      5,612,000                              (5,612,000)             -
   Acquisition February 3, 2005 of treasury stock under
      put right ($2.50)                                                  224,480     (561,200)                      (561,200)
   Preferred stock and warrants issued pursuant to units
      sold on February 11, 2005 in a private placement
      ($25,000)                                              (181,408)                                               256,092
   Deemed dividend of beneficial conversion feature of
      units sold February 11, 2005 in private placement       437,500                                (437,500)
   Acquisition February 11, 2005 of treasury stock under
      put right ($2.50)                                                   17,500      (43,750)                       (43,750)

                                                                  F-29

                                                         CEPTOR CORPORATION
                                                    (A DEVELOPMENT STAGE COMPANY)
                                 STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY) EQUITY (CONTINUED)
                                                            (Unaudited)

                                                              PREFERRED STOCK            COMMON STOCK         SUBSCRIP-   DEFERRED
                                                            --------------------   -----------------------      TION       COMPEN-
                                                             SHARES      AMOUNT      SHARES        AMOUNT    RECEIVABLE    SATION
                                                            ---------   --------   ----------   ---------  ------------  -----------
   Common stock issued February 2005 pursuant
      to cashless exercise of option ($3.05)                                          100,191          10
   Common stock issued March 2005 upon
      conversion of preferred shares ($2.50)                 (44.00)   (1,100,000)    440,000          44
   Reverse common stock subject to repurchase
      under variable shares put right at December
      31, 2005                                                                        401,305          40
   Common stock subject to repurchase under
      variable shares put right at March 31, 2005                                    (179,322)        (18)
   Payments received for common stock issued
      December 2004 pursuant to exercise of
      options granted under spinoff agreement                                                                     226
   Common stock issued March 2005 pursuant to
      exercise of warrants ($1.25)                                                      5,000           1
   Stock option-based compensation for investor
      relation services rendered                                                                                           (439,900)
   Stock option-based compensation for
      employees and directors                                                                                              (362,831)
   Fair value adjustment of stock options previously
      granted to non-employees                                                                                             (597,600)
   Amortization of deferred compensation                                                                                    819,895
   Net loss

                                                            --------- ----------   ----------   ---------  ------------ ------------
BALANCE, MARCH 31, 2005                                      467.65   $11,691,250  11,486,835   $   1,149  $      (77)  $(1,205,186)
                                                            ========= ==========   ==========   =========  ============ ============

(See Notes to Condensed Financial Statements)

                                                                  F-29

                                                                                                    DEFICIT
                                                                                                  ACCUMULATED        TOTAL
                                                           ADDITIONAL       TREASURY STOCK        DURING THE     STOCKHOLDERS'
                                                            PAID-IN      --------------------     DEVELOPMENT    (DEFICIENCY)
                                                            CAPITAL       SHARES      AMOUNT         STAGE          EQUITY
                                                         ------------- ----------- ------------ --------------- ---------------

   Common stock issued February 2005 pursuant
      to cashless exercise of option ($3.05)                      (10)                                                     -
   Common stock issued March 2005 upon
      conversion of preferred shares ($2.50)                1,099,956                                                      -
   Reverse common stock subject to repurchase
      under variable shares put right at December
      31, 2005                                              1,637,285                                              1,637,325
   Common stock subject to repurchase under
      variable shares put right at March 31, 2005            (720,857)                                              (720,875)
   Payments received for common stock issued
      December 2004 pursuant to exercise of
      options granted under spinoff agreement                                                                            226
   Common stock issued March 2005 pursuant to
      exercise of warrants ($1.25)                              6,249                                                  6,250
   Stock option-based compensation for investor
      relation services rendered                              439,900                                                      -
   Stock option-based compensation for
      employees and directors                                 362,831                                                      -
   Fair value adjustment of stock options previously
      granted to non-employees                                597,600                                                      -
   Amortization of deferred compensation                                                                             819,895
   Net loss                                                                                        (2,296,106)    (2,296,106)

                                                          ------------   ------- -------------  --------------   ------------
BALANCE, MARCH 31, 2005                                   $23,554,121    511,650 $ (1,279,125)  $ (26,944,611)   $ 5,817,521
                                                          ============   ======= =============  ==============   ============

(See Notes to Condensed Financial Statements)

                                                                  F-29

                                                        CEPTOR CORPORATION
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                     STATEMENTS OF CASH FLOWS
                                                            (Unaudited)

                                                                                                                   CUMULATIVE
                                                                                                                 AUGUST 11, 1986
                                                                                                                    (DATE OF
                                                                                 THREE MONTHS ENDED MARCH 31,      INCEPTION)TO
                                                                                 ----------------------------        March 31,
                                                                                    2005            2004               2005
                                                                                 ------------    ------------    ---------------
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net loss                                                                         $(2,296,106)    $(7,310,673)     $(17,755,581)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
    Depreciation and amortization                                                      4,097             667            17,380
    Write-off of in-process research and development                                       -       5,034,309         5,034,309
    Charge for stock option issued pursuant to spinoff agreement                           -       2,082,500         2,082,500
    Stock-based compensation to employees and directors                               67,595               -            67,595
    Stock-based compensation to nonemployees                                         799,175               -         3,711,606
    Stock-based component of litigation settlement                                         -               -           422,000
    Non-cash interest expense                                                        222,344               -         1,540,919
    Changes in assets and liabilities:
       Paid expenses                                                                 (44,845)         (5,478)         (152,574)
       Other assets                                                                        -         (18,511)          (18,511)
       Accounts payable and accrued expenses                                         522,602          63,899           919,763
                                                                                 -----------     -----------      ------------
       Net cash used in operating activities                                        (725,138)       (153,287)       (4,130,594)
                                                                                 -----------     -----------      ------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment                                                   (9,049)        (31,253)          (82,947)
                                                                                 -----------     -----------      ------------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from issuances of common stock                                                6,250               -         1,136,502
Collection of subscriptions receivable                                                   226               -               226
Net proceeds from issuances of preferred stock                                     7,719,662               -        10,523,902
Acquisition of treasury stock under put right                                       (916,450)              -        (1,279,125)
Distribution to shareholders                                                               -               -            (4,260)
Capital contributed by Xechem International, Inc.                                          -         300,310           350,310
Proceeds from issuance of bridge loans                                                     -               -         1,375,000
Debt issue costs                                                                           -               -          (132,000)
Principal payments on bridge loans                                                         -               -          (350,000)
                                                                                 -----------     -----------      ------------
       Net cash provided by financing activities                                   6,809,688         300,310        11,620,555
                                                                                 -----------     -----------      ------------
Net increase in cash and cash equivalents                                          6,075,501         115,770         7,407,014

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF PERIOD                               1,331,513          68,374
                                                                                 -----------     -----------      ------------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD                                   $ 7,407,014     $   184,144      $  7,407,014
                                                                                 ===========     ===========      ============

(See Notes to Condensed Financial Statements)

                                                                F-30

                                                                                                                   CUMULATIVE
                                                                                                                 AUGUST 11, 1986
                                                                                                                    (DATE OF
                                                                                 THREE MONTHS ENDED MARCH 31,      INCEPTION)TO
                                                                                 ----------------------------        MARCH 31,
                                                                                    2005            2004               2005
                                                                                 ------------    ------------    ---------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Deemed dividend of the beneficial conversion feature of
      units sold in private placement                                            $ 9,164,500     $         -      $ 10,100,616
    Issuance of 440,000 shares of common stock upon
      conversion of preferred shares                                               1,100,000               -         1,100,000
    Remaining obligation to repurchase 179,322 shares of
      common pursuant to put right                                                   720,875               -           720,875
    Issuance of 23,000 shares of common stock in payment of
      accrued legal fees                                                              70,000               -            70,000
    Issuance of 36,000 shares of common stock as debt
      issuance costs                                                                       -               -            90,000
    Issuance of 451,597 shares of common stock to bridge
      loan investors and placement agent                                                   -               -           550,000
    Issuance of 167,610 shares upon conversion of convertible
      notes                                                                                -               -           209,512
    Issuance of convertible notes in exchange for bridge loans
      and long-term debt plus accrued interest                                             -               -         1,111,240

(See Notes to Condensed Financial Statements)

                                      F-31

NOTE 1 - THE COMPANY

ORGANIZATION
The  financial  statements  presented  are  those  of  CepTor  Corporation  (the
"Company"),  incorporated  in  August  1986 in the  state  of  Delaware.  CepTor
Corporation  is  a  biopharmaceutical   company  engaged  in  the  research  and
development of therapeutic  products for  neuromuscular,  neurodegenerative  and other  diseases with a focus on orphan  diseases  (defined as those which affect less than  200,000  people).  Since its  inception,  the Company has devoted its efforts and resources to the development of its receptor mediated drug-targeting platform for neuromuscular and  neurodegenerative  diseases,  and to raising the funds necessary to continue this research.

The Company is a development  stage  enterprise  which has a limited  history of operations and has not generated any material revenues since its inception.  The
Company  has  received  a  limited   amount  of  funding   through   grants  and
collaborative  research efforts in connection with developing its products.  The
Company does not have any products that are approved for commercial distribution at the present time. As a development stage  enterprise,  the Company is subject to all of the risks and uncertainties  that are associated with developing a new business.

MERGER OF XECHEM INTERNATIONAL, INC. AND CEPTOR CORPORATION
On January 27, 2004, the former  shareholders of the Company  received shares of preferred stock of Xechem International,  Inc. ("Xechem") in connection with the merger of the Company into a  wholly-owned  subsidiary of Xechem.  For financial reporting  purposes,  the effective date of the merger was designated January 1,
2004.  The  results of  operations  from  January 1 to January 27, 2004 were not significant.  The merger was accomplished  through a reverse  triangular  merger whereby  Ceptor  Acquisition,  Inc., a  wholly-owned  subsidiary of Xechem,  was merged into the Company and the Company was the surviving entity.

Following the  acquisition  of the Company by Xechem,  the board of directors of
Xechem determined that Xechem lacked the resources to fully fund the development and regulatory approval of the Company's  technology.  As a result, the board of directors  of Xechem  determined  that it was in the best  interest  of Xechem's stockholders  to effect a spin-off of the Company  from  Xechem,  providing  the
Company  with an  independent  platform  to obtain  financing  and  develop  its technology.  As a result the Company, Xechem, and William Pursley,  Chairman and
CEO of the Company, entered into an agreement dated March 31, 2004, amended July
23, 2004 and November 17, 2004,  (the "Spinoff  Agreement"),  to provide for the separation of the Company from Xechem.  The Spinoff  Agreement  provided for the
Company's  separation from Xechem under a transaction  structured to include (i)
the  Company's  redemption  of a portion of its shares held by Xechem out of the proceeds of future  financing under the Redemption  Obligation  described below,
(ii) the issuance and  allocation  of  additional  shares of common stock to Mr.
Pursley under the Founders' Plan described below and (iii) the Company's reverse merger into a public shell.  The spin-off of the Company from Xechem  concurrent with Mr. Pursley's exercise of his stock option and the Company's reverse merger into Medallion was completed on December 8, 2004.

MERGER OF MEDALLION CREST MANAGEMENT, INC. AND CEPTOR CORPORATION
Medallion Crest Management,  Inc., a Florida corporation  ("Medallion") acquired all of the common  stock of the Company on December  8, 2004.  Medallion  was an
inactive  public shell at the time of  acquisition.  The Company's  shareholders prior to the merger  became the majority  shareholders  of  Medallion  after the merger; accordingly the transaction was accounted for as a recapitalization. The accompanying  financial  statements  preceding the date of the acquisition  have been retroactively restated to give effect to this transaction.

NOTE 2 - LIQUIDITY AND FINANCIAL CONDITION (REVISED)

The Company's net loss for the three-month  period ended March 31, 2005 amounted to $2,296,106,  which includes $1,089,114 of non-cash special charges associated with the Company's  issuance of stock-based  compensation and non-cash  interest expense.  The  Company  used  net  cash  flows in its  operating  activities  of
$725,138.  The  Company's  development  stage  accumulated  deficit  amounts  to
$26,944,611 at March 31, 2005. The Company expects to continue  incurring losses for the foreseeable  future due to the inherent  uncertainty  that is related to establishing the commercial feasibility of pharmaceutical  products. The Company will require  substantial  additional  funding to support the development of its proposed  products and fund its  operations  while it  continues  its efforts to execute its business plan. The Company estimates that it currently does not have sufficient liquidity to sustain planned operations through December 31, 2005.

The Company's  working  capital at March 31, 2005 amounts to  $6,012,608,  which includes the obligation  under the variable  shares put right,  which is payable only out of proceeds from any  subsequent  financings,  as further  described in
Note 6. During the three-month period ended March 31, 2005, the Company received net proceeds of $6,809,688 from financing  activities,  including (i) $7,719,662
(gross  proceeds  of  $9,164,500  net  of  transaction   expenses  amounting  to
$1,444,838) from the sale of preferred stock and common stock purchase  warrants
("Units") in a private placement  transaction (see Note 9), (ii) $6,250 from the exercise of warrants,  and (iii) $226 from subscriptions  receivable pursuant to the restricted shares issued under the Company's  Founders' Plan during December
2004.  From the net proceeds of the sale of the Units,  the Company  repurchased
$916,450  of shares of its common  stock,  par value  $.0001 per share,  held by
Xechem  pursuant  to the terms of a  redemption  obligation  (see  Note 6).  The
Company is continuing  to seek  additional  capital  through  equity  offerings, collaborative  partnerships,  joint ventures and strategic alliances both within the United States and abroad in an effort to accelerate  the  development of its proposed  products.  There are  currently no firm  commitments  in place for new capital nor has the Company identified any prospective joint venture partners or participants  with  which  it  could  enter  into  any  new  strategic  alliance arrangement.

For the foreseeable  future, the Company's primary efforts will be on moving its lead product,  Myodur,  into phase I/II clinical trials for Duchenne's  muscular dystrophy.  The Company plans to use its available capital resources to continue the pre-clinical  development of its technologies,  which primarily includes the manufacture of Myodur,  conducting  pre-clinical  tests and toxicology  studies, compiling,  drafting and  submitting  an  investigational  new drug  application
("IND") for Myodur,  and initiating phase I/II human clinical trials, if allowed by the Food and Drug Administration ("FDA"). As resources allow, the Company may

                                      F-32

also fund other working capital needs. The Company presently expects to file its
IND for Myodur in 2005, and initiate human clinical trials for Myodur during the quarter ending March 31, 2006.

The Company  expects to incur  significant  expenditures  during the next twelve months  for the cost to  manufacture  the  Company's  product  Myodur for use in clinical and other  testing.  The Company does not have,  and does not intend to establish, its own manufacturing facilities to produce its product candidates in the near or mid-term.  The Company plans to outsource the  manufacturing  of its proposed products to contract  manufacturers.  Following placement of an initial purchase order for its proposed  product in 2004,  the Company  learned that the quantity  and  delivery  time of  clinical  materials  required  would cause the manufacturing costs of its proposed product to exceed its initial estimates.  As a result of discussions with its contract manufacturer which occurred during the latter part of the first quarter of 2005 and which continued subsequent to March
31, 2005, the Company has increased its anticipated  capital  requirements  that will need to be devoted to manufacturing of its proposed  product.  On April 18,
2005, the Company  entered into an exclusive  manufacture  and supply  agreement with Bachem AG ("Bachem") whereby Bachem is entitled to receive royalty payments in the amount of the lesser of 5% of "net sales" (as  defined in the  agreement)
or $10 million,  $15 million or $25 million in the first,  second and third (and thereafter) years of the agreement, respectively.

Further,  if the Company receives regulatory approval for any of its products in the United  States or  elsewhere,  it will  incur  substantial  expenditures  to develop  manufacturing,  sales, and marketing capabilities and/or to subcontract or joint venture these  activities  with others.  There can be no assurance that the Company will ever  recognize  revenue or profit from any such  products.  In
addition,   the  Company  may  encounter   unanticipated   problems,   including
developmental,  regulatory,  manufacturing,  or marketing difficulties,  some of which may be beyond its ability to resolve. The Company may lack the capacity to produce its  products  in-house and there can be no  assurances  that it will be able to locate or retain suitable contract manufacturers or be able to have them produce products at satisfactory prices.

As  described  in Note  10,  the  Company  entered  into a  Securities  Purchase
Agreement  with  Xechem  on June  17,  2005  pursuant  to which  it  elected  to repurchase 2,886,563 shares of common stock from Xechem, for a purchase price of
$2,309,250  effectively reducing the total outstanding shares of common stock of the Company.  Xechem retained  500,000 shares of common stock of the Company but agreed that it would only sell such shares subject to the volume restrictions of
Rule 144, regardless of whether or not such volume limitations are applicable at
the  time  of  such  sale.  Additionally,   the  Securities  Purchase  Agreement
terminated the Spinoff Agreement.

Due to the substantial amounts that the Company has expended for the manufacture of its proposed product and the repurchase of shares of its common stock on June
17, 2005 from Xechem,  the Company has  determined  that its  available  capital resources  are not  sufficient  to sustain its planned  operations  which raises substantial  doubt  about the  ability  of the  Company to  continue  as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

There can be no assurance that management's plans to obtain additional financing to fund operations will be successful or that the successful  implementation  of the business plan will actually improve the Company's operating results.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The Company is a  development  stage  enterprise.  Accordingly,  the Company has included its  cumulative  statements of operations and cash flows for the period of August 11,  1986 (date of  inception)  to March 31, 2005 in  accordance  with
Statement of Financial  Accounting  Standards  ("SFAS")  No. 7  "Accounting  and
Reporting by Development Stage Enterprises."

The  Company's  net loss  available  to common  shareholders  as reported in its statement of operations for the period of August 11, 1986 (date of inception) to
March 31,  2005 is  $27,856,197  whereas  the  deficit  accumulated  during  its development  stage  as  reported  on its  balance  sheet at  March  31,  2005 is
$26,944,611.  The  difference is a result of the  acquisition  of the Company by
Xechem and the  restatement of its assets and  liabilities to fair value,  which resulted  in the  Company's  accumulated  deficit,  net of  distributions,  from inception through December 31, 2003 (the date of merger for financial  reporting purposes) being  reclassified  to additional  paid-in  capital,  net of a deemed dividend to the preferred shareholders.

ACCOUNTING FOR STOCK BASED COMPENSATION
As permitted  under SFAS No. 148  "Accounting  for  Stock-Based  Compensation  -
Transition  and  Disclosure,"   which  amended  SFAS  No.  123  "Accounting  for
Stock-Based  Compensation,"  the Company has elected to use the intrinsic  value method of accounting for its stock-based compensation arrangements as defined by
Accounting  Principles Board ("APB") Opinion No. 25 "Accounting for Stock Issued
to  Employees,"  and  related  interpretations  including  Financial  Accounting
Standards  Board  ("FASB")   Interpretation   No.  44  "Accounting  for  Certain
Transactions Involving Stock Compensation," an interpretation of APB No. 25.

                                      F-33

The cost of stock-based compensation awards issued to non-employees for services are  recorded  at  either  the fair  value of the  services  rendered  or of the instruments  issued in exchange  for such  services,  whichever  is more readily determinable,  using the  measurement  date  guidelines  enumerated  in Emerging
Issues Task Force ("EITF") Issue No. 96-18,  "Accounting for Equity  Instruments
That Are Issued to Other Than  Employees for Acquiring,  or in Conjunction  with
Selling, Goods or Services."

The following table  summarizes the pro forma  operating  results of the Company had compensation  expense for stock options granted to employees been determined in  accordance  with the fair market value based method  prescribed  by SFAS No.
123. The Company has presented the following disclosures in accordance with SFAS
No. 148.

                                                             For the Three-Month Period Ended
                                                             --------------------------------
                                                                        March 31,
                                                                        ---------
                                                                  2005             2004
                                                                  ----             ----

Net loss available to common stockholders                    $(11,460,606)   $  (7,310,673)
Adjust: Stock-based employee compensation
         determined under the fair value method                   (11,143)      (5,497,358)

                                                             ------------    -------------
            Pro forma net loss                               $(11,471,749)   $ (12,808,031)
                                                             ============    =============

Net loss per share available to common stockholders:
            Basic and diluted, as reported                   $      (1.02)   $       (1.88)
            Basic and diluted, pro forma                            (1.02)           (3.29)

The pro forma amounts that are disclosed in accordance with SFAS No. 123 reflect the  portion  of the  estimated  fair value of awards  that were  earned for the three-month period ended March 31, 2005.

ACCOUNTING FOR WARRANTS ISSUED IN CONNECTION WITH SALE OF UNITS
The Company  accounts for the issuance of common stock purchase  warrants issued in connection  with sales of its Units in accordance with the provisions of EITF
Issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and
Potentially  Settled in, a Company's Own Stock." Based on the provisions of EITF
Issue No. 00-19, the Company classifies as equity any contracts that (i) require physical  settlement or net-share  settlement or (ii) gives the company a choice of net-cash  settlement or settlement in its own shares (physical  settlement or net-share  settlement).  The Company  classifies  as assets or  liabilities  any contracts  that (i) require  net-cash  settlement  (including a  requirement  to net-cash settle the contract if an event occurs and if that event is outside the control  of the  Company)  or (ii) give the  counterparty  a choice of  net-cash
settlement   or  settlement   in  shares   (physical   settlement  or  net-share
settlement).

NET (LOSS) PER SHARE
Net loss per share is presented  under SFAS No. 128  "Earnings Per Share." Under
SFAS No. 128,  basic net loss per share is  computed  by  dividing  net loss per share available to common  stockholders by the weighted average shares of common stock  outstanding for the period and excludes any potential  dilution.  Diluted earnings  per share  reflect the  potential  dilution  that would occur upon the exercise  or  conversion  of all  dilutive  securities  into common  stock.  The computation  of loss per share for the  three-month  period ended March 31, 2005 excludes  potentially  dilutive  securities  because  their  inclusion  would be anti-dilutive.

Shares of common stock  issuable upon the  conversion or exercise of potentially dilutive securities at March 31, 2005 are as follows:

       Series A Preferred Stock             4,676,500
       Warrants                             4,239,900
       Options                                607,695
       Convertible Notes                      743,517
                                           ----------
       TOTAL                               10,267,612
                                           ==========

                                      F-34

There were no potentially dilutive securities outstanding during the three-month period ended March 31, 2004.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In January  2003,  the FASB  issued  Interpretation  No. 46,  "Consolidation  of
Variable  Interest  Entities"  ("FIN 46").  This  interpretation  of  Accounting
Research Bulletin ("ARB") No. 51, "Consolidated  Financial Statements," provides guidance for  identifying a controlling  interest in a variable  interest entity
("VIE")  established by means other than voting  interest.  FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In
December  2003,  the FASB  completed  its  deliberations  regarding the proposed modifications to FIN 46 and issued Interpretation Number 46R,  "Consolidation of
Variable  Interest  Entities - an  Interpretation  of ARB 51" ("FIN  46R").  The
decisions  reached  included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN 46R is required in  financial  statements  of public  entities  that have interests  in VIEs or potential  VIEs  commonly  referred to as  special-purpose entities for periods ending after December 15, 2003. Application by public small business  issuers'  entities is  required  in all  interim and annual  financial statements for periods ending after December 15, 2004.

The  adoption  of this  pronouncement  did not have an effect  on the  Company's financial statements.

In December  2004,  the FASB issued SFAS No. 123R,  "Share Based  Payment." This statement is a revision of SFAS Statement No. 123,  "Accounting  for Stock-Based
Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to
Employees," and its related implementation guidance. SFAS No. 123R addresses all forms of share based  payment  ("SBP")  awards  including  shares  issued  under employee  stock  purchase  plans,  stock  options,  restricted  stock  and stock appreciation  rights. Under SFAS No. 123R, SBP awards result in a cost that will be  measured at fair value on the awards'  grant  date,  based on the  estimated number  of  awards  that are  expected  to vest and will  result  in a charge to operations for stock-based  compensation expense. SFAS No. 123R is effective for public  entities that file as small business  issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

The  Company is  currently  in the  process of  evaluating  the effect  that the adoption of this pronouncement will have on its financial statements.

In  December  2004,  the FASB issued SFAS No.  153,  "Exchanges  of  Nonmonetary
Assets."  SFAS No. 153 amends APB Opinion No. 29 to eliminate  the exception for nonmonetary  exchanges  of  similar  productive  assets and  replaces  it with a general  exception  for  exchanges  of  nonmonetary  assets  that  do  not  have commercial  substance.  A nonmonetary  exchange has commercial  substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The  provisions of SFAS No. 153 are effective for  nonmonetary asset  exchanges  occurring  in fiscal  periods  beginning  after June 15, 2005.
Earlier  application is permitted for nonmonetary  asset exchanges  occurring in fiscal periods beginning after December 16, 2004. The provisions of SFAS No. 153 should be applied prospectively.

The  adoption  of this  pronouncement  did not have an effect  on the  Company's financial statements.

In EITF Issue No. 04-8, "The Effect of Contingently  Convertible  Instruments on
Diluted  Earnings  Per Share," the EITF  reached a consensus  that  contingently convertible  instruments,  such as contingently  convertible debt,  contingently convertible  preferred  stock,  and other such securities  should be included in diluted earnings per share (if dilutive)  regardless of whether the market price trigger has been met. The consensus is effective for  reporting  periods  ending after December 15, 2004.

The  Company's  adoption  of this  pronouncement  did not have an  effect on the
Company's financial statements.

NOTE 4 - PREPAID EXPENSES

Prepaid expenses  principally  consist of unamortized  premiums paid to carriers for  insurance  policies  including  approximately  $73,000  at March 31,  2005, specifically relating to directors and officers' liability insurance.

                                      F-35

NOTE 5 - ACCRUED EXPENSES

Accrued expenses at March 31, 2005, are as follows:

        Financial investor relations fees                 $  377,778
        Research expenses                                     21,703
        Interest on convertible notes                         27,669
                                                          ----------
        Total                                             $  427,150
                                                          ==========

In  connection  with the sale of Units in a private  placement,  pursuant to the placement agent agreement, the Company had agreed to spend up to 3% of the gross proceeds  from  its  private  placement  on  financial  and  investor  relations activities,  all of which was accrued and charged to additional  paid-in capital upon each closing of the private placement.

NOTE 6 - COMMON STOCK SUBJECT TO REPURCHASE UNDER REDEMPTION OBLIGATION

On January 27, 2004, the former  shareholders of the Company  received shares of preferred  stock of Xechem in  connection  with the merger of the Company into a wholly-owned  subsidiary of Xechem.  Following the acquisition of the Company by
Xechem,  the board of  directors  of Xechem  determined  that Xechem  lacked the resources to fully fund the development and regulatory  approval  process of the
Company's  technology.  As a result, the board of directors of Xechem determined that it was in the best interest of Xechem's  stockholders  to effect a spin-off of the Company from Xechem,  providing the Company with an independent  platform to obtain  financing  and  develop its  technology.  As a result,  the  Company,
Xechem,  and William Pursley,  Chairman and CEO of the Company,  entered into an agreement  dated March 31, 2004, as amended July 23, 2004 and November 17, 2004,
(the  "Spinoff  Agreement"),  to provide for the  separation of the Company from
Xechem.

The Spinoff  Agreement,  as amended,  provides for the Company to redeem, out of the proceeds of future  financing  transactions,  an aggregate of  $2,000,000 of shares  of  common  stock  of  the  Company  held  by  Xechem  (the  "Redemption
Obligation"). Pursuant to the terms of the Redemption Obligation, the Company is obligated  to use the  first  25%  (adjusted  to 10% of the  proceeds  from  the
Company's private placement initiated in December 2004 and concluded in February
2005) of the gross proceeds received in such financing transactions to redeem an equivalent  number of shares of common stock held by Xechem,  that is derived by dividing  such proceeds by the price per share of common stock of the Company at which such  financing  transaction  is  consummated.  If there is any  remaining
Redemption  Obligation on March 31, 2006,  Xechem will have the right to put the remaining  portion of the shares  held for sale back to the Company at $2.50 per share to cover any deficiency.

Through March 31, 2005, the Company  redeemed 511,650 shares of its common stock for  $1,279,125,  which  represents  10% of the gross  proceeds that the Company received from the sale of Units in the private placement  transactions that were initiated in December  2004 and  completed in February  2005. At March 31, 2005,
the  remaining  Redemption   Obligation  of  $720,875  is  estimated  to  redeem
approximately 179,322 shares of the Company's common stock held by Xechem, based on the fair value of the  Company's  common stock on March 31, 2005 of $4.02 per share.  In accordance  with EITF Issue No.  00-19,  "Accounting  for  Derivative
Financial  Instruments  Indexed To, and Potentially  Settled In, a Company's Own
Stock," the Company classified the remaining Redemption  Obligation as a current liability  in the  accompanying  balance  sheet,  since the Company  anticipates repurchasing the remaining amount of common stock from Xechem out of proceeds of various financings anticipated during the next twelve months.

The  Company  accounted  for its  redemptions  of the  aforementioned  shares as treasury stock transactions, at cost.

NOTE 7 - CONVERTIBLE NOTES

Pursuant to an offer dated October 22, 2004 as amended  November 15, 2004,  made to the debt  holders  of the  Company,  the  Company  issued  $1,111,240  of its

                                      F-36

convertible  notes due December 8, 2005 which are convertible into shares of the
Company's  common stock at $1.25 per share in amounts  equal to the  outstanding principal under the notes  cancelled,  plus accrued  interest at 10% through the date of  conversion  (the  "Convertible  Notes").  Since  the fair  value of the
Company's  common stock on the date of exchange was $2.50 per share, the Company recorded an original  issuance  discount  equal to the principal  balance of the notes,  which  represents  the  intrinsic  value of this  beneficial  conversion feature.  The  intrinsic  value of the  beneficial  conversion  feature is being amortized as interest  expense over the term of the  Convertible  Notes  through
December  8, 2005.  During the  three-month  period  ended March 31,  2005,  the
Company amortized  $222,344 of the intrinsic value of the beneficial  conversion feature  which is  included  in non-cash  interest  expense in the  accompanying statement of operations.

Subsequent  to March 31, 2005,  the Company  renegotiated  certain  terms of the
Convertible  Notes to extend the maturity  date until July 3, 2006.  In exchange the Company  increased the contractual  interest rate on the Convertible  Notes, effective on the original  maturity  date  (December 8, 2005) to 12% and reduced the conversion  rate to $0.75 from $1.25 per share.  In addition,  the Company's right to call the Convertible Notes was eliminated.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

MANUFACTURING AND SUPPLY AGREEMENT
The Company  agreed to purchase its clinical  materials  from Bachem through the end of 2005 pursuant to a manufacturing arrangement entered into during the year ended  December 31,  2004,  and an exclusive  manufacture  and supply  agreement entered into April 18, 2005. The Company intends to use these clinical materials to conduct  pre-clinical  studies,  toxicology  tests and initial human clinical trials during the next twelve months. The estimated cost of producing all of the materials  that the  Company  will  require  under the  manufacture  and  supply agreement is approximately $6,000,000. The agreement also provides for Bachem to receive  royalty  payments  in the amount of the lesser of 5% of "net sales" (as defined in the  agreement)  or $10 million,  $15 million or $25 million,  in the first,  second and third (and thereafter) years of the agreement,  respectively.
During  2004,  the  Company  made two  non-refundable  payments to Bachem in the aggregate of approximately $811,300, to fund the production of certain compounds for initial  pre-clinical and toxicology  studies that are required steps in the
Company's  drug  validation  process.  The Company  charged  the  aforementioned payments to research and development expenses during the year ended December 31,
2004.

NOTE 9 - EQUITY TRANSACTIONS

During the  three-month  period ended March 31, 2005, the Company has issued the following unregistered securities.

PRIVATE PLACEMENT
On January 5, 2005 and January 18, 2005 the Company  held  closings  pursuant to the terms of a Confidential Private Placement Memorandum dated October 22, 2004, as supplemented  November 16, 2004 and received gross proceeds of $1,208,750 and
$1,906,250,  respectively,  from the sale of 48.35 and 76.25 Units to 75, and 34 investors,  respectively.  On January 31, 2005 and  February 3, 2005 the Company
held  additional  closings under the Private  Placement and sold an aggregate of
224.48 Units to 86 investors and received gross  proceeds of $5,612,000,  and on
February 11, 2005 sold 17.50 Units to 4 investors and received gross proceeds of
$437,500.  Each Unit  consists  of one share of Series A  Preferred  Stock and a three-year  warrant to purchase common stock, par value $0.0001 per share of the

                                      F-37

Company  ("Common  Stock") at $2.50 per share.  Each share of Series A Preferred
Stock is  convertible  into  10,000  shares  of Common  Stock  and each  warrant entitles the holder to purchase 5,000 shares of Common Stock.

The Company issued  warrants to purchase  1,832,900  shares of common stock as a component of the Unit. The Company determined that the 366.58 shares of Series A
Preferred  Stock issued during the quarter ended March 31, 2005, was issued with an  effective  beneficial  conversion  feature  for  which  it  recorded  deemed dividends of $9,164,500 based upon an allocation of the proceeds to the relative fair  values of the  Series A  Preferred  Stock and the  warrants.  The  Company calculated the fair value of the warrants using an option pricing model.

Pursuant to the placement agent agreement,  the Company issued 150,000 shares of common stock and  warrants to purchase up to an  aggregate of 366,580  shares of common stock to the  placement  agent in connection  with the private  placement transactions  closed  during the quarter  ended  March 31,  2005.  Each  warrant entitles the  placement  agent  purchase  the stated  number of shares of common stock at an  exercise  price of $1.25 per share and will expire five years after its issue date.

The Company  accounts for the issuance of common stock purchase  warrants issued in connection  with sales of its Units in accordance with the provisions of EITF
Issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and
Potentially Settled in, a Company's Own Stock".

The Company issued the  aforementioned  warrants with registration  rights which provide, among other things, that the Company will file a registration statement under the  Securities  Act on or  before a date  which is sixty  days  after the closing time. In the event that such  registration  statement is not filed on or before a date that is 180 days after the closing  time,  the Company is required to issue additional  shares of common stock at the rate of 2% per month for each month  the  registration  statement  is  not  filed.  Substantially  all  of the
Company's  warrants are  exercisable by the holders at any time  irrespective of whether the registration statement has been declared effective. In addition, the
Company is not (and never is) precluded from  delivering  unregistered  stock to any warrant  holder who elects to exercise  their warrants in the event that the
Company's  registration statement with respect to the stock issuable pursuant to such warrants has not been declared effective.

Since the Company (i) is not precluded from issuing  unregistered  shares in the event of its failure to cause a registration statement to be declared effective,
(ii) is  permitted  to net share  settle its  warrants  by issuing  unregistered shares,  and (iii) has met all of the other  criteria for equity  classification
under  EITF  Issue  No.  00-19,   it  has  classified  its  warrants  as  equity
instruments.

COMMON STOCK ISSUED UPON CONVERSION OF SERIES A PREFERRED STOCK
During the quarter  ended March 31,  2005,  440,000  shares of common stock were issued upon conversion of 44 shares of Series A Preferred Stock.

ISSUANCES OF WARRANTS
On March 16,  2005,  as a result of an  amendment  to the private  placement  to increase the maximum  offering  amount to $12.0 million from $6.0  million,  the
Company granted the original  shareholders of Medallion Crest  Management,  Inc.
five-year  warrants  to  purchase  925,000  shares of common  stock at $1.25 per share.

OPTIONS GRANTED  PURSUANT TO 2004 INCENTIVE STOCK PLAN
During  November 2004, the Company  granted an option to an employee to purchase shares  of  common  stock  in an  amount  equal  to  1/2%  of its  common  stocK outstanding upon the closing of the Company's private placement. Pursuant to the terms of the 2004  Incentive  Stock Plan under which these options were granted, the options have an exercise price of $2.50 per share,  the fair market value on the date of grant and such options vest over four years.  Upon completion of the
Company's  private  placement on February 11, 2005, the Company  determined that
78,195 shares of common stock were subject to this option. The Company accounted for this option using  variable plan  accounting  in accordance  with APB No. 25 since the number of shares of common stock  subject to this option was not known at the date of grant. Accordingly, the Company recorded deferred compensation of
$293,231  for the excess of the fair value of the common stock over the exercise price of which $30,545 was amortized through March 31, 2005.

                                      F-38

On  February  10,  2005,  the  Company  issued a  fully-vested,  non-forfeitable five-year  warrant to purchase  37,500  shares of its common  stock at $6.50 per share for 12,500  shares,  $8.00 per share for 12,500 shares and $9.50 per share for 12,500 shares,  to an investor  relations firm for services  provided during the first  quarter of 2005.  The  Company's  common stock must trade at or above
$8.00 per share for ten  consecutive  days in order for the  holder to  exercise their right to purchase the shares underlying the warrant.  In addition,  if the
Company's  common stock  trades at less than $0.67 per share,  the holder of the warrants may request a buyout of the warrant for a $10,000 payment.  The Company recorded a $172,750 charge to operations for the fair value of these warrants.

On February 11, 2005, the Company issued an option to purchase  12,000 shares of its common  stock for $6.25 per share to one of its  directors  pursuant  to its
2004 Incentive  Stock Plan. The right to exercise this option vests as to 25% on the six-month  anniversary  of award,  as to 25% on the one-year  anniversary of award and as to 25% on each of the  two-year  and  three-year  anniversaries  of award.  The Company  recorded a $5,800  charge to  operations  for the intrinsic value of these warrants.

On March 7, 2005,  the Company  issued a three-year  warrant to purchase  50,000 shares of its common stock at $4.75 per share to a financial  relations firm for services  provided during March 2005. The Company  recorded a $205,500 charge to operations for the fair value of this warrant.

On March 7, 2005,  we issued a three-year  warrant to purchase  15,000 shares of its common stock at $5.00 per share to a financial  relations  firm for services provided to us during  March  2005.  The  Company  recorded a $61,650  charge to operations for the fair value of this warrant.

COMMON STOCK ISSUED UPON  CASHLESS  EXERCISE OF WARRANTS
On February 15, 2005, a warrant holder exercised their right to purchase 187,500 shares of the  Company's  common  stock at $3.05 per  share  through a  cashless exercise  whereby in exchange  for the exercise  price of $571,875,  the Company withheld from issuing  87,309  shares of common stock  issuable upon exercise of this  warrant  based upon a fair market  value of $6.55 per share on the date of exercise.  Consequently, the Company, issued 100,191 shares of common stock in a net share settlement to the warrant holder.

COMMON STOCK ISSUED IN PAYMENT OF LEGAL FEES
On January 10, 2005,  as payment for $70,000 of certain legal fees in connection with its private placement,  the Company issued 23,000 shares of common stock to its law firm.

COMMON  STOCK  ISSUED TO ADVISORS  FOR PAST  SERVICES
On February 11, 2005 the Company issued 2,500 shares of restricted  common stock to a former  director and 5,000 shares of restricted  common stock to a director of the Company as  compensation  for past  services to the Company.  The Company recorded  a  $46,875  charge  to  operations  for the  intrinsic  value of these restricted  shares of common stock. The  restrictions  lapse six months from the date of issuance.

NOTE 10 - SUBSEQUENT EVENTS

CONTINGENT CONSIDERATION
Pursuant to the terms of the acquisition of the Company by Xechem, Xechem agreed to the future payment of additional  consideration  in shares of stock of Xechem to the  original  shareholders  of the Company  upon the  attainment  of certain defined  development  milestones.  In  connection  with the  Spinoff  Agreement, substantially  all of the  obligations  for the issuance of shares as additional consideration  to the original  shareholders of the Company have been assumed by the Company, and Xechem has been released therefrom.

Subsequent to March 31, 2005, the Company obtained from substantially all of the original  shareholders  a waiver of their rights with respect to the  contingent consideration  and release of the Company from its obligations  thereunder.  The
Company  agreed to the  issuance of up to 100,000  shares of its common stock to certain original shareholders in connection with their releases.

AMENDED AND RESTATED CONVERTIBLE NOTES
Subsequent  to  March  31,  2005,  the  Company  revised  certain  terms  of its
Convertible  Notes. The maturity date was extended to July 3, 2006 from December
8, 2005 in  exchange  for an  increase in the  interest  rate to 12%,  effective
December  9, 2005 and a change in the  conversion  price from $1.25 per share to
$0.75 per share.

COMMON STOCK ISSUED UPON CONVERSION OF SERIES A PREFERRED STOCK
Subsequent  to March 31, 2005,  the Company  issued  1,440,000  shares of common stock upon conversion of 144 shares of Series A Preferred Stock.

COMMON STOCK  REPURCHASED  UNDER SHARE PURCHASE  AGREEMENT
On June 17, 2005, the Company entered into a Securities  Purchase Agreement with
Xechem pursuant to which the Company elected to repurchase  2,886,563  shares of common stock from Xechem,  for a purchase  price of  $2,309,250.  As  additional consideration,  William  Pursley,  the  Company's  Chairman and Chief  Executive
Officer,  agreed to surrendered  options to purchase 43,000,000 shares of common stock of Xechem.  Xechem retained  500,000 shares of common stock of the Company but  agreed  that  it  would  only  sell  such  shares  subject  to  the  volume restrictions of Rule 144,  regardless of whether or not such volume  limitations are applicable at the time of such sale.  Additionally,  the Securities Purchase
Agreement terminated the Spinoff Agreement.

The  Company  accounted  for its  redemptions  of the  aforementioned  shares as treasury  stock  transactions,  at cost.  Effective  June 17, 2005,  the Company retired all shares of common stock it held in treasury.

IMPAIRMENT OF LIQUIDITY AND FINANCIAL CONDITION
Following  placement of an initial  purchase  order for its proposed  product in
2004,  the Company  learned  that the  quantity  and  delivery  time of clinical materials  required would cause the manufacturing  costs of its proposed product to exceed its initial  estimates.  As a result of discussions  with its contract manufacturer  which occurred during the latter part of the first quarter of 2005 and continued with further discussions subsequent to March 31, 2005, the Company has increased its anticipated capital  requirements that will need to be devoted to manufacturing of its proposed product.

Due to the significant increase in planned expenditures for the manufacturing of its  proposed  product  and the  repurchase  of shares of its common  stock from
Xechem,  the Company has determined that its available capital resources are not sufficient  to sustain its planned  operations  which raises  substantial  doubt about the ability of the Company to  continue as a going  concern.  See Note 2 -
Liquidity and Financial Condition (Revised).

                                      F-39

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees)
actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the
Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any shareholders' or directors' resolution or by contract. We also have director and officer indemnification agreements with each of our executive officers and directors which provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any "claim" (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Item 25.  Other Expenses of Issuance and Distribution

The expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee                            $13,806.34
Accounting Fees and Expenses                      5,000
Legal Fees and Expenses                          75,000
Printing Fees and Expenses                        1,000

Total                                           $94,806.34

Item 26.  Recent Sales of Unregistered Securities

During the last three years, we have issued the following unregistered securities. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and

                                      II-1

we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.

On August 25, 2004, we granted an option to purchase 15,000 shares of Common
Stock at $2.50 per share to a research consultant of our company. Shares subject to the option vest as to 25% on the date of grant and 25% each three months thereafter.

On December 2, 2004, we granted an option to purchase an aggregate of 400,000 shares of Common Stock at $2.50 per share to a consulting firm for financial public relation services. Shares subject to the option vest as to 25% on the grant date and 25% on each six months thereafter.

On January 25, 2005, we issued 23,000 shares of Common Stock to our law firm as compensation for past services.

On December 9, 2004 we sold an aggregate of 103.62 Units to approximately 42 accredited investors and received gross proceeds of $2,590,500, before payment of commissions and expenses, pursuant to the terms of a Confidential Private
Placement Memorandum dated October 22, 2004, as supplemented November 16, 2004 in the Private Placement. Each Unit consists of one share of Series A Preferred
Stock and a three-year warrant to purchase our common stock, par value $0.0001 per share ("Common Stock") at $2.50 per share. Each share of Series A Preferred
Stock is convertible into 10,000 shares of Common Stock and each warrant entitles the holder to purchase 5,000 shares of Common Stock.

On December 27, 2004, January 5, 2005 and January 18, 2005 we held additional closings under the Private Placement and received gross proceeds of $1,036,250,
$1,208,750 and $1,906,250, from the sale of an additional 41.45, 48.35, and
76.25 Units to 73, 75, and 34 investors, respectively. On January 31, 2005 and
February 3, 2005 we sold an aggregate of 224.48 Units to 86 investors and received gross proceeds of $5,612,000, and on February 11, 2005 we sold 17.50
Units to 4 investors and received gross proceeds of $437,500 and terminated the
Private Placement, realizing total gross proceeds from the Private Placement of
$12,791,250.

On December 8, 2004 we issued 5,278,068 shares of Common Stock to Xechem and other shareholders pursuant to the Merger.

On December 9, 2004, we issued an aggregate of 3,031, 943 shares of Common
Stock, at par value, to be designated to participants in the Founders' Plan.

On December 9, 2004, we issued 167,610 shares of Common Stock to a Replacement
Note holder which converted its Replacement Note.

On December 9, 2004, we issued 150,000 shares of Common Stock and on January 31,
2005, we issued 150,000 shares of Common Stock to the Placement Agent under the
Placement Agent Agreement. Pursuant to the Placement Agent Agreement, we issued warrants to purchase 511,650 shares of Common Stock to the Placement Agent.

On December 9, 2004, we issued three-year warrants to purchase an aggregate of
200,000 shares of Common Stock at $1.25 per share to two entities which assisted us in the Private Placement.

On December 9, 2004, we issued 125,000 shares of Common Stock to an unaffiliated entity in settlement of a lawsuit.

                                      II-2

On December 9, 2004 we issued 337,845 shares of Common Stock to a financial advisor for services provided to us during 2004.

On December 9, 2004 we issued five-year warrants to purchase an aggregate of
50,000 shares of Common Stock to four entities.

On February 10, 2005, we issued a five-year warrant to purchase 37,500 shares of
Common Stock at $6.50 per share 12,500 shares, $8.00 per share for 12,500 shares and $9.50 per share for 12,500 shares, to an investor relations firm for services provided during the first quarter of 2005. Our Common Stock must trade at or above $8.00 per share for ten consecutive days in order for the holder to exercise their right to purchase the shares underlying the warrant. In addition, if our Common Stock trades at less than $0.67 per share, the holder of the warrants may request a buyout of the warrant for a $10,000 payment.

Concurrent with the final close of the Private Placement on February 11, 2005, we were able to calculate the number of shares of Common Stock subject to the option previously granted to an employee upon hire during November 2004, of
78,195 shares of Common Stock. Pursuant to the terms of the 2004 Incentive Stock
Plan, the options have an exercise price of $2.50 per share, the fair market value on the date of grant and such options will vest over four years.

On February 11, 2005, we issued an option to purchase 12,000 shares of Common
Stock for $6.25 per share to one of our directors pursuant to our 2004 Incentive
Stock Plan. The right to exercise this option vests as to 25% on the six-month anniversary of award, as to 25% on the one-year anniversary of award and as to
25% on each of the two-year and three-year anniversaries of award.

On February 11, 2005, we issued 2,500 shares of restricted Common Stock to a former director and 5,000 shares of restricted Common Stock to a director of our company as compensation for past services. The restrictions lapse six months after issuance of the shares of Common Stock.

On February 11, 2005, we issued 50,000 shares of restricted Common Stock (from the 3,031,943 shares designated on December 9, 2004) to a member of our law firm as compensation for past services. The restrictions lapse as to 5,000 shares on each of August 11, 2005 and December 11, 2005 and as to the remaining 40,000 shares upon our IND Phase III filing with the FDA for Myodur.

On February 15, 2005, a warrant holder exercised its right to purchase 187,500 shares of Common Stock at $3.05 per share through a cashless exercise whereby in exchange for the exercise price of $571,875, we cancelled 87,309 shares of
Common Stock with a value of $6.55 per share on date of exercise, resulting in us issuing 100,191 shares of Common Stock.

On March 7, 2005, we issued a three-year warrant to purchase 50,000 shares of our Common Stock at $4.75 per share to a financial relations firm for services provided to us during March 2005.

On March 7, 2005, we issued a three-year warrant to purchase 15,000 shares of our Common Stock at $5.00 per share to a financial relations firm for services provided to us during March 2005.

On March 16, 2005, as a result of the amendment of our Private Placement to increase the total amount to be raised from $6.0 million to $12.0 million, we granted the original shareholders of Medallion five-year warrants to purchase, in the aggregate, 925,000 shares of Common Stock at $1.25 per share.

Pursuant to the Exchange Offer, an aggregate of 238,000 shares of Common Stock originally issued in connection with the Bridge Loans were converted into a total of 487,597 shares of Common Stock upon the effectiveness of the Merger. In

                                      II-3

April 2005, the Replacement Notes were amended to extend the maturity date to
July 3, 2006 from December 8, 2005, to increase the interest rate to 12%, effective December 9, 2005, and to change the conversion price from $1.25 to
$0.75 per share.

Item 27.  Exhibits.

Exhibit
Number            Description
------            -----------

1.1               Placement Agent Agreement, dated as of October 22, 2004,
                  between us, the Company and the Brookshire Securities
                  Corporation (incorporated herein by reference to Exhibit 1.1 to our Current Report on Form 8-K, filed on December 14, 2004
                  ("2004 8-K"))

1.2               Amendment No. 1 to Placement Agent Agreement, dated as of
                  January 13, 2005, between us and Brookshire Securities
                  Corporation (incorporated herein by reference to Exhibit 1.2 to our Current Report on Form 8-K, dated January 31, 2005
                  ("January 2005 8-K"))

2.1               Certificate of Ownership and Merger of CepTor Corporation into
                  CepTor Research and Development Company (incorporated by
                  reference herein to Exhibit 2.1 to the January 2005 8-K)

3.1               Amended and Restated Certificate of Incorporation, dated
                  January 27, 2005 (incorporated by reference herein to Exhibit
                  3.1 to the January 2005 8-K)

3.2               Certificate of Correction to Amended and Restated Certificate
                  of Incorporation, filed February 4, 2005 (incorporated by
                  reference herein to Exhibit 3.2 of the Registration Statement on Form SB-2 dated February 11, 2005 ("Form SB-2"))

3.3               Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 to the January 2005 8-K)

4.1               CepTor Agreement, dated March 31, 2004, by and among William
                  Pursley, Xechem and the Company (incorporated herein by
                  reference to Exhibit 4.1 to the 2004 Form 8-K).

4.2               First Amendment to CepTor Agreement effective April 23, 2004 by and among William Pursley, the Company and Xechem
                  (incorporated herein by reference to Exhibit 4.2 to the 2004
                  8-K)

4.3               Second Amendment to CepTor Agreement, dated December 9, 2004, by and among William Pursley, the Company and Xechem
                  (incorporated by reference to Exhibit 4.3 to the 2004 8-K)

4.4               Form of Unit Warrant (incorporated by reference herein to
                  Exhibit 4.4 to the Form SB-2)

4.5               Form of Convertible Promissory Note (incorporated by reference herein to Exhibit 4.5 to the Form SB-2)

4.6               Form of Subscription Agreement (incorporated by reference
                  herein to Exhibit 4.6 to the Form SB-2)

                                      II-4

Exhibit
Number            Description
------            -----------

4.7               Securities Purchase Agreement, dated June 17, 2005 by and
                  between CepTor Corporation, Xechem International, Inc. and
                  William Pursley (incorporated herein by reference to Exhibit
                  99.01 to our Current Report on Form 8-K, filed on June 20,
                  2005)

5*                Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

10.1              Employment Agreement, dated March 31, 2004, with William H.
                  Pursley (incorporated by reference herein to Exhibit 10.1 to the Form SB-2)

10.2              Employment Agreement, dated April 26, 2004, with Norman A.
                  Barton, M.D., Ph.D. (incorporated by reference herein to
                  Exhibit 10.2 to the Form SB-2)

10.3              Employment Agreement, dated March 31, 2004, with Donald W.
                  Fallon (incorporated by reference herein to Exhibit 10.3 to the Form SB-2)

10.5              Founders' Plan (incorporated by reference herein to Exhibit
                  10.5 to the Form SB-2)

10.6              2004 Incentive Plan (incorporated by reference herein to
                  Exhibit 10.6 to the Form SB-2)

10.7              Sublease Agreement, dated March 4, 2004, by and between CepTor
                  Corporation and Millennium Inorganic Chemicals, Inc.
                  (incorporated by reference herein to Exhibit 10.7 to the Form
                  SB-2)

10.8              Exclusive License Agreement, dated September 15, 2004, with
                  JCR Pharmaceuticals Company, Ltd. (incorporated by reference herein to Exhibit 10.8 to the Form SB-2)

10.9              Indemnification Agreement, dated June 1, 2004, with William
                  Pursley (incorporated by reference herein to Exhibit 10.9 to the Form SB-2)

10.10             Indemnification Agreement, dated June 1, 2004, with Norman W.
                  Barton (incorporated by reference herein to Exhibit 10.10 to the Form SB-2)

10.11             Indemnification Agreement, dated June 1, 2004, with Donald W.
                  Fallon (incorporated by reference herein to Exhibit 10.11 to the Form SB-2)

10.12             Indemnification Agreement, dated June 1, 2004, with Leonard
                  Mudry (incorporated by reference herein to Exhibit 10.12 to the Form SB-2)

23.1*             Consent of WithumSmith+Brown, P.C.

23.2*             Consent of Marcum & Kliegman LLP

23.3*             Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP
                  (included in Exhibit 5)

24*               Power of Attorney (included on signature page)

------------------
*filed herewith

                                      II-5

Item 28.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the
Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, the Registrant will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the
Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Securities Act and will be governed by the final adjudication of such issue.

                                      II-6

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration
Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on July 21,
2005.

                                  CEPTOR CORPORATION

                                  By: /s/ William H. Pursley
                                      ------------------------------------------
                                      Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints William H. Pursley and
Donald W. Fallon his true and lawful attorney-in-fact and agent, with full power of substitution and reconstitution, for him and in his name, place, and stead, in any and all capacities, to sign and file Registration Statement(s) and any and all pre-or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and
Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Signatures                       Title                              Date
     ----------                       -----                              ----

/s/ William H. Pursley          Chairman, Chief Executive Officer     July 21, 2005
-------------------------       and Director (principal executive
William H. Pursley              officer)

/s/ Donald W. Fallon            Senior Vice President, Finance and    July 21, 2005
-------------------------       Administration, Chief Financial
Donald W. Fallon                Officer and Secretary (principal
                                financial officer)

/s/ Leonard A. Mudry
------------------------        Director                              July 21, 2005
Leonard A. Mudry

                                 EXHIBIT INDEX

Exhibit
Number            Description
------            -----------

1.1               Placement Agent Agreement, dated as of October 22, 2004,
                  between us, the Company and the Brookshire Securities
                  Corporation (incorporated herein by reference to Exhibit 1.1 to our Current Report on Form 8-K, filed on December 14, 2004
                  ("2004 8-K"))

1.2               Amendment No. 1 to Placement Agent Agreement, dated as of
                  January 13, 2005, between us and Brookshire Securities
                  Corporation (incorporated herein by reference to Exhibit 1.2 to our Current Report on Form 8-K, dated January 31, 2005
                  ("January 2005 8-K"))

2.1               Certificate of Ownership and Merger of CepTor Corporation into
                  CepTor Research and Development Company (incorporated by
                  reference herein to Exhibit 2.1 to the January 2005 8-K)

3.1               Amended and Restated Certificate of Incorporation, dated
                  January 27, 2005 (incorporated by reference herein to Exhibit
                  3.1 to the January 2005 8-K)

3.2               Certificate of Correction to Amended and Restated Certificate
                  of Incorporation, filed February 4, 2005 (incorporated by
                  reference herein to Exhibit 3.2 of the Registration Statement on Form SB-2 dated February 11, 2005 ("Form SB-2"))

3.3               Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 to the January 2005 8-K)

4.1               CepTor Agreement, dated March 31, 2004, by and among William
                  Pursley, Xechem and the Company (incorporated herein by
                  reference to Exhibit 4.1 to the 2004 Form 8-K).

4.2               First Amendment to CepTor Agreement effective April 23, 2004 by and among William Pursley, the Company and Xechem
                  (incorporated herein by reference to Exhibit 4.2 to the 2004
                  8-K)

4.3               Second Amendment to CepTor Agreement, dated December 9, 2004, by and among William Pursley, the Company and Xechem
                  (incorporated by reference to Exhibit 4.3 to the 2004 8-K)

4.4               Form of Unit Warrant (incorporated by reference herein to
                  Exhibit 4.4 to the Form SB-2)

4.5               Form of Convertible Promissory Note (incorporated by reference herein to Exhibit 4.5 to the Form SB-2)

4.6               Form of Subscription Agreement (incorporated by reference
                  herein to Exhibit 4.6 to the Form SB-2)

Exhibit
Number            Description
------            -----------

4.7               Securities Purchase Agreement, dated June 17, 2005 by and
                  between CepTor Corporation, Xechem International, Inc. and
                  William Pursley (incorporated herein by reference to Exhibit
                  99.01 to our Current Report on Form 8-K, filed on June 20,
                  2005)

5*                Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

10.1              Employment Agreement, dated March 31, 2004, with William H.
                  Pursley (incorporated by reference herein to Exhibit 10.1 to the Form SB-2)

10.2              Employment Agreement, dated April 26, 2004, with Norman A.
                  Barton, M.D., Ph.D. (incorporated by reference herein to
                  Exhibit 10.2 to the Form SB-2)

10.3              Employment Agreement, dated March 31, 2004, with Donald W.
                  Fallon (incorporated by reference herein to Exhibit 10.3 to the Form SB-2)

10.5              Founders' Plan (incorporated by reference herein to Exhibit
                  10.5 to the Form SB-2)

10.6              2004 Incentive Plan (incorporated by reference herein to
                  Exhibit 10.6 to the Form SB-2)

10.7              Sublease Agreement, dated March 4, 2004, by and between CepTor
                  Corporation and Millennium Inorganic Chemicals, Inc.
                  (incorporated by reference herein to Exhibit 10.7 to the Form
                  SB-2)

10.8              Exclusive License Agreement, dated September 15, 2004, with
                  JCR Pharmaceuticals Company, Ltd. (incorporated by reference herein to Exhibit 10.8 to the Form SB-2)

10.9              Indemnification Agreement, dated June 1, 2004, with William
                  Pursley (incorporated by reference herein to Exhibit 10.9 to the Form SB-2)

10.10             Indemnification Agreement, dated June 1, 2004, with Norman W.
                  Barton (incorporated by reference herein to Exhibit 10.10 to the Form SB-2)

10.11             Indemnification Agreement, dated June 1, 2004, with Donald W.
                  Fallon (incorporated by reference herein to Exhibit 10.11 to the Form SB-2)

10.12             Indemnification Agreement, dated June 1, 2004, with Leonard
                  Mudry (incorporated by reference herein to Exhibit 10.12 to the Form SB-2)

23.1*             Consent of WithumSmith+Brown, P.C.

23.2*             Consent of Marcum & Kliegman LLP

23.3*             Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP
                  (included in Exhibit 5)

24*               Power of Attorney (included on signature page)

------------------
*filed herewith